                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec.240.14a-12

                    KING POWER INTERNATIONAL GROUP CO., LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies: 2,302,000

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $1.534. The filing fee of $706.25 represents 1/50th of 1% of the product of (a) $1.534, which is the cash amount per Common Share of the Registrant to be received by the shareholders who are entitled to receive such cash amount in the merger proposal to which this Proxy Statement relates, and (b) 2,302,000 Common Shares, which is the number of Common Shares held by shareholders who are entitled to exchange such Common Shares for the cash amount in the merger proposal to which this Proxy Statement relates.

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: $3,531,268

        ------------------------------------------------------------------------

     (5)  Total fee paid: $706.25

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    KING POWER INTERNATIONAL GROUP CO., LTD.
                             27TH FLOOR, SIAM TOWER
                           989 RAMA I ROAD, PATUMWAN
                             BANGKOK 10330 THAILAND

To Our Shareholders:

     You are invited to attend the Special Meeting of Shareholders (the "Special Meeting") of King Power International Group Co., Ltd., a Nevada corporation ("King Power" or the "Company"), to be held in the conference room on the 27th Floor at the Company's office in Siam Tower, at 989 Rama I Road, Patumwan,
Bangkok, Thailand on           ,           , 2001, beginning at 10:00 a.m.,
local time. The accompanying Proxy Statement and form of proxy are first being
sent to shareholders on or about           , 2001.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (including the supplement thereto) (the "Plan of Merger"), dated as of October 29, 2001, by and between King Power and KP (Thailand) Company Limited, a Nevada corporation ("Newco"). The Plan of Merger provides for the merger (the "Merger") of King Power with and into Newco, with Newco as the corporation surviving the Merger (the "Surviving Corporation"). Newco was formed by Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn, Niphon Raksriaksorn (these shareholders are hereinafter collectively referred to as the "Controlling Shareholders") and other shareholders of King Power listed in Appendix A of the accompanying Proxy Statement (collectively, including the Controlling Shareholders, the "Majority Shareholders") for the purpose of acquiring King Power in the Merger.

     Collectively, the Majority Shareholders currently hold approximately 88.6% of the issued and outstanding common shares, par value US$0.001 per share, of King Power (the "Common Shares"), representing approximately 88.6% of the voting power of the shareholders of King Power. The Majority Shareholders are expected to vote for the Merger in order to collectively hold all of the equity interests in the Surviving Corporation. Immediately prior to the consummation of the Merger, the Majority Shareholders will collectively hold all of the issued and outstanding shares of Newco, in the same proportions, in relation to each other, as they presently hold in King Power, as reflected in Appendix A of the accompanying Proxy Statement. Immediately following the consummation of the Merger, the Majority Shareholders will continue to collectively hold all of the issued and outstanding shares of the Surviving Corporation in the same proportions as they held in Newco immediately prior to the consummation of the Merger.

     As a result of the Merger, each Common Share that is not held by Newco or the Majority Shareholders (a "Non-affiliated Share") will be converted into the right to receive US$1.534 in cash, without interest (the "Merger Consideration"), as more fully described in the accompanying Proxy Statement. The Merger Consideration represents a 12.38% premium over the US$1.365 average closing price for the Common Shares on the American Stock Exchange during the 30 trading days preceding October 11, 2001, which was the day the Board of Directors of King Power (the "Board of Directors") approved the Plan of Merger. On October 10, 2001, which was the day before the Board of Directors approved the Plan of Merger, the closing price of the Common Shares was US$1.12 per share.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     CLSA Equity Capital Markets Limited, which was retained by King Power as its financial advisor in connection with the proposed Merger, has also provided an opinion to the Board of Directors, dated October 11, 2001, that, as of such date and based upon and subject to various considerations and assumptions, the Merger Consideration in the amount of US$1.534 per Common Share is fair to the holders of Non-affiliated Shares from a financial point of view (the "Fairness Opinion"). A copy of the Fairness Opinion is attached to the accompanying Proxy Statement as Appendix B.

     A special committee of the Board of Directors consisting of three members of the Board of Directors who are not affiliated or associated with the Majority Shareholders or employed by King Power or its affiliates, and acting in the interest of holders of the Non-affiliated Shares (the "Special Committee"), reviewed the terms of the Merger and the Merger Consideration, with the assistance of its own financial advisor. The Special Committee recommended that the Board of Directors and shareholders of King Power approve the terms of the Merger and that the Board of Directors adopt the Plan of Merger, and the Board of Directors has approved the terms of the Merger and adopted the Plan of Merger. The total consideration payable to the holders of Non-affiliated Shares in the Merger is US$3,531,268. A copy of the Plan of Merger is attached to the accompanying Proxy Statement as Appendix C. Consummation of the Merger is subject to certain conditions, including, without limitation, the approval of the Plan of Merger by holders of at least a majority of the outstanding Common Shares.

     You are being asked to consider and vote upon the proposal to approve the Plan of Merger because the affirmative vote of the holders of a majority of the
Common Shares issued and outstanding at the close of business on           ,
2001 (the "Record Date") approving the Plan of Merger is required for the effectiveness of the Plan of Merger and the consummation of the Merger provided for in the Plan of Merger. Only holders of record of Common Shares at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. As the Majority Shareholders collectively hold approximately 88.6% of the issued and outstanding Common Shares and are expected to vote for approval of the Plan of Merger, such approval is assured if the Majority Shareholders so vote to approve the Plan of Merger. The Plan of Merger does not require any separate approval of the holders of Non-affiliated Shares acting as such.

     Based on the recommendation of the Special Committee and various other considerations set forth in the accompanying Proxy Statement, the Board of Directors believes that the terms and provisions of the Plan of Merger and the Merger are procedurally and financially fair to, and in the best interests of, King Power and its shareholders, including holders of Non-affiliated Shares. Accordingly, the Special Committee and the Board of Directors recommend that you vote "FOR" approval of the Plan of Merger. In considering the recommendation of the Board of Directors with respect to the Merger, shareholders should be aware that certain officers and directors of King Power may have certain interests that are in addition to, or different from, the interests of the holders of the Non-affiliated Shares, and these interests are described in the accompanying Proxy Statement.

     To assist in ensuring that sufficient space is available to accommodate all attendees at the Special Meeting, you are requested to provide advance notice if you intend to attend the Special Meeting in person to King Power International Group Co., Ltd., 27th Floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330, Thailand, Attention: Kanokwan Suntaranond, telephone number (662) 658-0099 and fax number (662) 658-0082. International collect calls for this purpose will be accepted. Advance notice is not required for attendance, and all shareholders are invited to attend the Special Meeting whether or not they provide such advance notice.

     DO NOT FORWARD ANY SHARE CERTIFICATES AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS REGARDING EXCHANGING YOUR COMMON SHARES FOR THE MERGER CONSIDERATION AFTER THE SPECIAL MEETING.

                                         Sincerely,

                                         VICHAI RAKSRIAKSORN
                                         Group Chairman and Chief Executive
                                         Officer

                    KING POWER INTERNATIONAL GROUP CO., LTD.
                             27TH FLOOR, SIAM TOWER
                           989 RAMA I ROAD, PATUMWAN
                             BANGKOK 10330 THAILAND

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            ------------------------

     Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of King Power International Group Co., Ltd., a Nevada corporation ("King Power" or the "Company"), will be held in the conference room on the 27th Floor at the Company's office in Siam Tower, at 989 Rama I Road, Patumwan,
Bangkok, Thailand on           ,           , 2001, beginning at 10:00 a.m.,
local time, for the following purposes:

     1. To approve the Agreement and Plan of Merger (including the supplement thereto) (the "Plan of Merger"), dated as of October 29, 2001, by and between King Power and KP (Thailand) Company Limited, a Nevada corporation ("Newco"). The Plan of Merger provides for the merger (the "Merger") of King Power with and into Newco, with Newco as the corporation surviving the Merger. As a result of the Merger, each common share of King Power (except those held by the shareholders of King Power listed in Appendix A of the Proxy Statement or Newco) will be converted into the right to receive US$1.534 in cash, without interest, as more fully described in the accompanying Proxy Statement.

     Shareholders of record at the close of business on           , 2001 are
entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. The stock transfer books of the Company will remain open. The Company's by-laws require that the holders of a majority of the outstanding shares of the Company entitled to vote be present or represented by proxy at the Special Meeting in order to constitute a quorum for the transaction of business.

     You are invited to attend the Special Meeting in person, but in any event you are urged to mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be voted in accordance with your wishes. Any proxy given by a shareholder may be revoked by that shareholder in writing at any time prior to the voting of the proxy.

     To assist in ensuring that sufficient space is available to accommodate all attendees at the Special Meeting, you are requested to provide advance notice if you intend to attend the Special Meeting in person to King Power International Group Co., Ltd., 27th Floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330, Thailand, Attention: Kanokwan Suntaranond, telephone number (662) 658-0099 and fax number (662) 658-0082. International collect calls for this purpose will be accepted. Advance notice is not required for attendance, and all shareholders are invited to attend the Special Meeting whether or not they provide such advance notice.

                                         By Order of the Board of Directors,

                                         VIRATANA SUNTARANOND
                                         Secretary

          , 2001

     A RETURN OF A BLANK EXECUTED PROXY WILL BE DEEMED A VOTE IN FAVOR OF THE MERGER DESCRIBED IN THIS PROXY STATEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY.

                    KING POWER INTERNATIONAL GROUP CO., LTD.
                             27TH FLOOR, SIAM TOWER
                           989 RAMA I ROAD, PATUMWAN
                             BANGKOK 10330 THAILAND

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished by King Power International Group Co., Ltd., a Nevada corporation ("King Power" or the "Company"), to holders of the issued and outstanding common shares, par value US$0.001 per share, of King Power (the "Common Shares") in connection with the solicitation by the Board of Directors of King Power (the "Board of Directors" or the "Board") of proxies to be used at a Special Meeting of Shareholders (the "Special Meeting") of King Power to be held in the conference room on the 27th Floor at the Company's office in Siam Tower, at 989 Rama I Road, Patumwan, Bangkok, Thailand on
               ,           , 2001, beginning at 10:00 a.m., local time. This
Proxy Statement and accompanying form of proxy are first being sent to
shareholders on or about           , 2001.

     The purpose of the Special Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger (including the supplement thereto) (the "Plan of Merger"), dated as of October 29, 2001, by and between King Power and KP (Thailand) Company Limited, a Nevada corporation ("Newco"). The Plan of Merger provides for the merger (the "Merger") of King Power with and into Newco, with Newco as the corporation surviving the Merger (the "Surviving Corporation"). Newco was formed by Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn, Niphon Raksriaksorn (these shareholders are hereinafter collectively referred to as the "Controlling Shareholders") and other shareholders of King Power listed in Appendix A of this Proxy Statement (collectively, including the Controlling Shareholders, the "Majority Shareholders") for the purpose of acquiring King Power in the Merger.

     Collectively, the Majority Shareholders currently hold approximately 88.6% of the issued and outstanding Common Shares, representing approximately 88.6% of the voting power of the shareholders of King Power. The Majority Shareholders are expected to vote for the Merger in order to collectively hold all of the equity interests in the Surviving Corporation. Immediately prior to the consummation of the Merger, the Majority Shareholders will collectively hold all of the issued and outstanding shares of Newco in the same proportions, in relation to each other, as they presently hold in King Power, as reflected in Appendix A of this Proxy Statement. Immediately following the consummation of the Merger, the Majority Shareholders will continue to collectively hold all of the issued and outstanding shares of the Surviving Corporation in the same proportions as they held in Newco immediately prior to the consummation of the Merger.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     As a result of the Merger, each Common Share that is not held by Newco or the Majority Shareholders (a "Non-affiliated Share") will be converted into the right to receive US$1.534 in cash, without interest (the "Merger Consideration"). The Merger Consideration represents a 12.38% premium over the US$1.365 average closing price for the Common Shares on the American Stock Exchange during the 30 trading days preceding October 11, 2001, which was the day the Board of Directors approved the Plan of Merger. On October 10, 2001, which was the day before the Board of Directors approved the Plan of Merger, the closing price of the Common Shares was US$1.12 per share.

     CLSA Equity Capital Markets Limited ("CLSA"), which was retained by King Power as its financial advisor in connection with the proposed Merger, has also provided an opinion to the Board of Directors, dated October 11, 2001, that, as of such date and based upon and subject to various considerations and assumptions, the Merger Consideration in the amount of US$1.534 per Common Share is fair to the holders of Non-affiliated Shares from a financial point of view (the "Fairness Opinion"). A copy of the Fairness Opinion is attached to this Proxy Statement as Appendix B.

     A special committee of the Board of Directors consisting of three members of the Board of Directors who are not affiliated or associated with the Majority Shareholders or employed by King Power or its affiliates, and acting in the interest of holders of the Non-affiliated Shares (the "Special Committee"), reviewed the terms of the Merger and the Merger Consideration, with the assistance of its own financial advisor. The Special Committee recommended that the Board of Directors and shareholders of King Power approve the terms of the Merger and that the Board of Directors adopt the Plan of Merger, and the Board of Directors has approved the terms of the Merger and adopted the Plan of Merger. The total consideration payable to the holders of Non-affiliated Shares in the Merger is US$3,531,268. A copy of the Plan of Merger is attached to this Proxy Statement as Appendix C. Consummation of the Merger is subject to certain conditions, including, without limitation, the approval of the Plan of Merger by holders of at least a majority of the outstanding Common Shares.

     You are being asked to consider and vote upon the proposal to approve the Plan of Merger because the affirmative vote of the holders of a majority of the
Common Shares outstanding at the close of business on           , 2001 (the
"Record Date") approving the Plan of Merger is required for the effectiveness of the Plan of Merger and the consummation of the Merger provided for in the Plan of Merger. At the close of business on the Record Date, there were 20,250,000 Common Shares issued and outstanding. Only holders of record of Common Shares at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each holder of record of Common Shares on the Record Date is entitled to one vote for each Common Share then held on each matter submitted to a vote of shareholders. As the Majority Shareholders collectively hold approximately 88.6% of the outstanding Common Shares and are expected to vote for approval of the Plan of Merger, such approval is assured if the Majority Shareholders so vote to approve the Plan of Merger. The Plan of Merger does not require any separate approval of the holders of Non-affiliated Shares acting as such.

     Based on the recommendation of the Special Committee and various other considerations set forth under "Special Factors Regarding the Merger -- The Board of Directors", the Board of Directors believes that the terms and provisions of the Plan of Merger and the Merger are procedurally and financially fair to, and in the best interests of, King Power and its shareholders, including holders of Non-affiliated Shares. Accordingly, the Special Committee and the Board of Directors recommend that you vote "FOR" approval of the Plan of Merger. In considering the recommendation of the Board of Directors with respect to the Merger, shareholders should be aware that certain officers and directors of King Power may have certain interests that are in addition to, or different from, the interests of the holders of the Non-affiliated Shares. See "Special Factors Regarding the Merger -- Interests of Certain Persons in the Merger".

     Failure to return a properly executed proxy or to vote at the Special Meeting or, with respect to Common Shares held of record by a broker or other nominee, to provide such broker or nominee with voting instructions

(resulting in a "broker non-vote"), will have the same effect as a vote against the Merger. If the proxy in the accompanying form is returned properly executed and is not revoked, the Common Shares represented by the proxy will be voted in accordance with the instructions thereon. If no instructions are given on a proxy that has been properly executed and returned and has not been revoked, the Common Shares represented by the proxy will be voted for the Plan of Merger. Any holder of Common Shares who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing and delivering a proxy bearing a later date; or (iii) appearing at the Special Meeting and giving written notice of revocation.

     DO NOT FORWARD ANY SHARE CERTIFICATES AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS REGARDING EXCHANGING YOUR COMMON SHARES FOR THE MERGER CONSIDERATION AFTER THE SPECIAL MEETING.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     This Proxy Statement contains an extensive discussion of the proposed Merger of King Power and Newco. We urge you to read this Proxy Statement and the appendices hereto in their entirety.

Q:  WITH WHOM IS KING POWER MERGING?

A: King Power is merging with and into a recently formed Nevada corporation called KP (Thailand) Company Limited, referred to in this Proxy Statement as Newco. Newco will be the Surviving Corporation. Newco was formed by the Majority Shareholders (listed in Appendix A) for the purpose of acquiring King Power in the Merger, and will continue to be owned by the Majority Shareholders following consummation of the Merger. Immediately prior to the consummation of the Merger, the Majority Shareholders will collectively hold all of the issued and outstanding shares of Newco, in the same proportions, in relation to each other, as they presently hold in King Power, as reflected in Appendix A of this Proxy Statement. Immediately following the consummation of the Merger, the Majority Shareholders will continue to collectively hold all of the issued and outstanding shares of the Surviving Corporation in the same proportions as they held in Newco immediately prior to the consummation of the Merger.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: Holders of Common Shares, other than the Common Shares held by Newco or the Majority Shareholders, immediately prior to consummation of the Merger will receive the Merger Consideration in the amount of US$1.534 in cash for each Common Share they hold. A Special Committee consisting of three members of the Board of Directors who are not affiliated or associated with the Majority Shareholders or employed by King Power or its affiliates, and acting in the interest of the holders of Non-affiliated Shares, reviewed the terms of the Plan of Merger and the Merger Consideration, with the assistance of its own financial advisor. The Special Committee recommended that the Board of Directors and the shareholders of King Power approve the terms of the Merger and that the Board of Directors adopt the Plan of Merger, and the Board of Directors has approved the terms of the Merger and adopted the Plan of Merger.

Q:  WILL KING POWER BE A PUBLIC COMPANY AFTER THE MERGER?

A: No. As a result of the Merger, King Power will cease to exist and Newco, as the corporation surviving the Merger, will be privately held. Upon consummation of the Merger, there will be no public market for the Common Shares. In addition, registration of the Common Shares will be terminated and King Power will no longer be required to file periodic reports with the SEC.

Q: WHY HAS THE BOARD OF DIRECTORS APPROVED THE TERMS OF THE MERGER AND ADOPTED THE PLAN OF MERGER?

A: Your Board of Directors determined that, based upon the recommendation of the Special Committee and various other considerations set forth under "Special Factors Regarding the Merger -- The Board of Directors" on pages 25 to 28 of this Proxy Statement, the terms and provisions of the Plan of Merger and the Merger itself are procedurally and financially fair to, and in the best interests of, King Power and its shareholders, including the holders of Non-affiliated Shares. To review the background and reasons for the Merger in greater detail, see "Special Factors Regarding the Merger -- Background of the Merger" on pages 15 to 22 of this Proxy Statement.

Q:  WHAT ARE THE RISKS AND DETRIMENTS ASSOCIATED WITH THE MERGER?

A: The detriments of the Merger to holders of the Non-affiliated Shares are that such holders will receive cash consideration as part of the Merger and will not have the opportunity to maintain their equity interests in, or participate in any future appreciation of the equity interests in, the Surviving Corporation. Although holders of the Non-affiliated Shares are entitled to vote on the Merger, they may, effectively, not be afforded any real opportunity to decide on the Merger. This is because the Majority Shareholders collectively hold approximately 88.6% of the issued and outstanding Common Shares and are expected to vote for the approval of the Plan of Merger, thus assuring the approval of the Plan of Merger at the Special Meeting if they so vote to approve the Merger. Under Nevada law, the holders of the Non-affiliated Shares also do not have dissenters' rights. While the Merger was reviewed by a Special Committee of the Board of Directors and the Board of Directors obtained the Fairness Opinion from CLSA as to the fairness of the Merger Consideration to the holders of Non-affiliated Shares from a financial point of view, the holders of the Non-affiliated Shares did not have a representative appointed to negotiate on their behalf, and King Power, upon considering various factors, including, without limitation, the fact that the Controlling Shareholders have indicated that they are not interested in selling their Common Shares, did not seek any alternative transactions with unaffiliated parties. In addition, certain officers and directors of King Power have actual or potential conflicts of interest because they are also Majority Shareholders and/or are affiliated with the Majority Shareholders. See "Special Factors Regarding the Merger -- Interests of Certain Persons in the Merger" on page 38 of this Proxy Statement.

Q:  SHOULD I FORWARD MY SHARE CERTIFICATES NOW?

A: No, do not forward any share certificates at this time. We will send you written instructions regarding exchanging your Common Shares for the Merger Consideration after the Special Meeting. You must follow those instructions and return your share certificates accordingly.

Q:  WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE MERGER TO ME?

A: If you are a United States holder of Common Shares, the receipt by you of the Merger Consideration in the Merger will be a taxable transaction for United States federal income tax purposes. In general, you will recognize capital gain or loss equal to the difference between the amount of cash you receive in the Merger and your adjusted tax basis in the Common Shares. If you are a United States holder of Common Shares and do not receive any Merger Consideration in the Merger, you would not, in general, be subject to United States federal income tax as a result of the Merger. To review the federal income tax consequences in greater detail, see "Special Factors Regarding the Merger -- Material Federal Income Tax Consequences of the Merger" on pages 31 to 32 of this Proxy Statement. We urge you to consult your own tax advisor regarding your particular tax consequences.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the Merger or would like additional copies of this Proxy Statement, please contact Kanokwan Suntaranond, at telephone number (662) 658-0099, fax number (662) 658-0082, or 27th Floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok, Thailand, or at email address: ntara@mozart.inet.co.th.

                               TABLE OF CONTENTS

Summary.....................................................    8
Market Data.................................................   13
Selected Consolidated Financial Data........................   14
General.....................................................   15
Special Factors Regarding the Merger........................   15
  Closing...................................................   15
  Background of the Merger..................................   15
  The Special Committee.....................................   22
  The Board of Directors....................................   25
  The Controlling Shareholders' Purpose and Reasons for the    28
     Merger.................................................
  Valuation Reports and Opinion of the Financial Advisor....   29
  Finansa's Valuation Report................................   36
  Interests of Certain Persons in the Merger................   38
  Certain Effects of the Merger.............................   39
  Material Federal Income Tax Consequences of the Merger....   40
  Accounting Treatment......................................   41
  Financing of the Merger...................................   41
  Regulatory Matters........................................   41
The Plan of Merger..........................................   42
  The Merger and Consideration to be Paid in the Merger.....   42
  The Exchange Fund; Payment for Common Shares..............   42
  Transfers of King Power Common Shares.....................   43
  Amendment.................................................   43
  Applicable Law............................................   43
Estimated Fees And Expenses.................................   43
No Dissenters' Rights.......................................   44
Acquisitions of Controlling Interest........................   44
Combinations with Interested Shareholders...................   45
Certain Information Regarding King Power....................   45
Recent Developments of King Power...........................   46
Certain Information Regarding Newco.........................   46
Certain Information Regarding the Majority Shareholders.....   47
Directors and Executive Officers............................   48
Security Ownership of Certain Beneficial Owners and            50
  Management................................................
Certain Relationships and Related Transactions..............   51
Common Share Purchase Information...........................   53
Independent Accountants.....................................   53
Shareholder Proposals.......................................   53

Available Information..........................................................................................         53
Cautionary Statement Concerning Forward-Looking Information....................................................         54
Appendix A -- The Majority Shareholders........................................................................        A-1
Appendix B -- Fairness Opinion.................................................................................        B-1
Appendix C -- Agreement and Plan of Merger (including Supplement thereto)......................................        C-1
Appendix D -- Annual Report on Form 10-K of King Power for the Year ended December 31, 2000....................        D-1
Appendix E -- Quarterly Report on Form 10-Q of King Power for the Quarter ended June 30, 2001..................        E-1

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO FULLY UNDERSTAND THE MERGER, YOU SHOULD CAREFULLY READ THE ENTIRE PROXY STATEMENT AND THE ATTACHED APPENDICES.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The Special Meeting will be held in the conference room on the 27th Floor at the Company's office in Siam Tower, at 989 Rama I Road, Patumwan, Bangkok,
Thailand on           ,           , 2001, beginning at 10:00 a.m., local time.

PURPOSE OF THE SPECIAL MEETING

     The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Plan of Merger, by and between King Power and Newco. A copy of the Plan of Merger is attached to this Proxy Statement as Appendix C.

THE PLAN OF MERGER

     The Plan of Merger provides for the Merger of King Power with and into Newco, with Newco remaining after the Merger as the Surviving Corporation. Newco was formed by the Majority Shareholders for the purpose of acquiring King Power in the Merger. In connection with the Merger, the Common Shares of King Power, including the Non-affiliated Shares, will be cancelled, and holders of Non-affiliated Shares will be entitled to receive the Merger Consideration in the amount of US$1.534 for each Common Share they held immediately prior to consummation of the Merger. As a result, the Majority Shareholders will, immediately after consummation of the Merger, hold all of the issued and outstanding shares of the Surviving Corporation and, therefore, all of the assets and liabilities previously belonging to King Power immediately prior to consummation of the Merger and the cancellation of the Common Shares.

RECORD DATE AND QUORUM

     The close of business on           , 2001 is the Record Date for the
determination of holders of Common Shares entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each holder of record of Common Shares on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. The Company's by-laws require that the holders of a majority of the outstanding shares of the Company entitled to vote be present or represented by proxy at the Special Meeting in order to constitute a quorum for the transaction of business.

VOTE REQUIRED AND REVOCATION OF PROXIES

     The affirmative vote of the holders of a majority of the Common Shares issued and outstanding at the close of business on the Record Date is required for approving the Plan of Merger. The Majority Shareholders collectively hold approximately 88.6% of the outstanding Common Shares and are expected to vote for the approval of the Plan of Merger, thus assuring the approval of the Plan of Merger at the Special Meeting if they so vote to approve the Merger.

     Any holder of Common Shares who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing and delivering a proxy bearing a later date; or (iii) appearing at the Special Meeting and giving written notice of revocation.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND APPROVAL OF THE BOARD OF DIRECTORS

     In a meeting of the Board of Directors held on September 11, 2001, the Board of Directors noted that Vichai Raksriaksorn, Viratana Suntaranond and Aimon Raksriaksorn, who are among the Controlling Shareholders and therefore interested in the Merger proposed by the Controlling Shareholders, are also members of the Board of Directors. To address any actual or potential conflicts of interest arising, the Board of Directors appointed a Special Committee consisting of directors Dharmnoon Prachuabmoh, Chulchit Bunyaketu and Preeyaporn Thavornun, who were and are not (i) officers or employees of King Power or any of its affiliates; (ii) officers or employees of Newco or any of its affiliates; or (iii) associates or affiliates of the Majority Shareholders. The Board authorized and empowered the Special Committee, acting in the interest of holders of the Non-affiliated Shares, to review the terms of the Merger and make a recommendation to the full Board of Directors and King Power's shareholders. The Special Committee was also authorized to consider whether it might be necessary to negotiate the terms of the Merger with the Majority Shareholders, and, if it considered negotiations to be necessary, to engage in such negotiations. For a discussion of the qualifications of the members of the Special Committee, see "Special Factors Regarding the Merger -- Background of the Merger", "Directors and Executive Officers" and "Certain Relationships and Related Transactions".

     In a meeting of the Special Committee held on October 3, 2001, and based on a consideration of various factors, the Special Committee unanimously (i) recommended the terms of the Plan of Merger as they relate to the holders of Non-affiliated Shares; (ii) determined that the Merger Consideration in the amount of US$1.534 per Common Share, without interest, and the terms of the Plan of Merger are fair to, and in the best interests of, the holders of Non-affiliated Shares; and (iii) recommended that the Board of Directors and the shareholders of King Power approve the terms of the Merger and that the Board of Directors adopt the Plan of Merger. The recommendations and determination of the Special Committee were made subject to the condition that CLSA issue its Fairness Opinion that the Merger Consideration in the amount of US$1.534 is fair to the holders of Non-affiliated Shares from a financial point of view. For a discussion of various factors considered by the Special Committee, see "Special Factors Regarding the Merger -- The Special Committee".

     On October 11, 2001, the Board of Directors received the Fairness Opinion of CLSA dated as of that date. The Fairness Opinion indicated that, as of such date and based upon and subject to various considerations and assumptions, the Merger Consideration in the amount of US$1.534 per Common Share is fair to the holders of Non-affiliated Shares from a financial point of view. On that day, after reviewing the Fairness Opinion, the Special Committee reaffirmed its recommendations and determination made on October 3, 2001, and again recommended that the Board of Directors and the shareholders of King Power approve the terms of the Merger and that the Board of Directors adopt the Plan of Merger. Based on a consideration of various factors, including the Fairness Opinion and the Special Committee's recommendation, the Board of Directors then unanimously (i) determined that the Merger Consideration in the amount of US$1.534 per Common Share and the terms of the Plan of Merger are fair to, and in the best interests of, King Power and its shareholders, including holders of Non-affiliated Shares, from both a procedural and financial point of view; (ii) adopted the Plan of Merger and directed that the Plan of Merger be submitted to a vote of the shareholders of King Power entitled to vote thereon; and (iii) recommended that the shareholders of King Power approve the Plan of Merger. For a discussion of various factors considered by the Board of Directors, see "Special Factors Regarding the Merger -- The Board of Directors".

THE CONTROLLING SHAREHOLDERS' PURPOSE AND REASONS FOR THE MERGER

     The Controlling Shareholders' purpose and reasons for engaging in the transactions contemplated by the Plan of Merger are to acquire, together with the other Majority Shareholders, 100% ownership of the Surviving Corporation, to create a liquidity event that will allow the holders of the Non-affiliated Shares to realize the value of their shares, and to enhance King Power's shareholder value by reducing administrative, legal, accounting and other costs. The Majority Shareholders consist of certain relatives and associates of the Controlling Shareholders, certain relatives and associates of the other Majority Shareholders, and certain employees of the King Power Group.

     The Controlling Shareholders believe that King Power's shareholders do not derive the benefits typically received by shareholders of publicly traded companies because (i) King Power has not attracted the attention of stock analysts; (ii) there is a very limited market for the Common Shares; and (iii) the Common Shares' relatively small public float and illiquid market limit shareholders' ability to realize the value of their Common Shares. The Controlling Shareholders believe that the Merger will benefit holders of the Non-affiliated Shares by creating a liquidity event that will allow the holders of the Non-affiliated Shares to realize the value of their shares.

     The Controlling Shareholders believe that King Power does not receive any significant benefit from its status as a public company listed on the American Stock Exchange as it has not accessed the United States public capital markets for the past four years and does not anticipate doing so in the foreseeable future. The costs of complying with the reporting requirements of a public company listed on the American Stock Exchange also constitute a significant administrative expense of King Power. The Controlling Shareholders believe that on a long-term basis, the savings from eliminating these and similar costs will outweigh the estimated direct costs of completing the transactions contemplated by the Plan of Merger. See "Special Factors Regarding the Merger -- The Controlling Shareholders' Purpose and Reasons for the Merger" and "Estimated Fees and Expenses".

FAIRNESS OPINION

     In its capacity as financial advisor to King Power in connection with the Merger, CLSA rendered to the Board of Directors its Fairness Opinion, dated October 11, 2001, which was the day the Board of Directors approved the Plan of Merger, that, as of such date and based upon and subject to various considerations and assumptions, the Merger Consideration in the amount of US$1.534 per Common Share is fair to the holders of Non-affiliated Shares from a financial point of view.

     CLSA has no obligation to update the Fairness Opinion. A copy of the Fairness Opinion is attached as Appendix B to this Proxy Statement. Shareholders are urged to read the Fairness Opinion carefully and in its entirety. CLSA's Fairness Opinion is intended solely for the benefit and use of King Power (including the management and directors of King Power) in considering the proposed Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger. See "Special Factors Regarding the Merger -- Valuation Reports and Opinion of the Financial Advisor".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Newco was formed by the Controlling Shareholders, namely, Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn, Niphon Raksriaksorn, and the other Majority Shareholders for the purpose of acquiring King Power in the Merger. Vichai Raksriaksorn is the Chairman of King Power and its three subsidiaries, King Power Tax Free Co., Ltd. ("KPT"), King Power Duty Free Co., Ltd. ("KPD") and King Power International (Thailand) Co., Ltd. ("KPG Thailand") (collectively, the "King Power Group"), and the Chief Executive Officer and a director of King Power. Viratana Suntaranond is the Group Chief Financial Officer, Secretary,

Treasurer and a director of King Power. Aimon Raksriaksorn is the Group Deputy Managing Director and a director of King Power. Vichai Raksriaksorn's wife (Aimon Raksriaksorn), nephew (Niphon Raksriaksorn) and other relatives and affiliates are also among the Majority Shareholders. Viratana Suntaranond's wife (Umaratana Suntaranond), four children and affiliates are among the Majority Shareholders.

     Immediately prior to the consummation of the Merger, the Majority Shareholders will collectively hold all of the issued and outstanding shares of Newco, in the same proportions, in relation to each other, as they presently hold in King Power, as reflected in Appendix A of this Proxy Statement. Immediately following the consummation of the Merger, the Majority Shareholders will continue to collectively hold all of the issued and outstanding shares of the Surviving Corporation in the same proportions as they held in Newco immediately prior to the consummation of the Merger.

     The Special Committee and the Board of Directors were aware of these potential or actual conflicts of interest and considered such interests in recommending and approving the Merger. See "Special Factors Regarding the Merger -- Interests of Certain Persons in the Merger".

FINANCING OF THE MERGER

     Newco expects to pay the Merger Consideration in the aggregate amount of US$3,531,268 to the holders of Non-affiliated Shares promptly following the consummation of the Merger. The parties estimate that King Power will pay a total of US$795,706 in expenses and costs relating to the Merger. Newco will not have any substantial assets prior to the consummation of the Merger, and will rely on KPD's and KPT's cash on hand and in bank accounts to finance the payment of the Merger Consideration and the expenses associated with the Merger. These funds may be loaned by KPD or KPT to Newco, either directly or indirectly through one or more of the Controlling Shareholders, or paid as a dividend to Newco. As of September 30, 2001, KPD and KPT had fixed deposits and cash on hand and in bank accounts in an aggregate amount of approximately Baht 506.5 million.

REGULATORY MATTERS

     King Power does not believe that any material federal or state regulatory approvals or requirements are required to be obtained or complied with in connection with the Merger, except for (i) the requirements of the Nevada Revised Statutes (the "NRS") in connection with shareholder approvals and the filing of articles of merger with the Nevada Secretary of State, and (ii) the requirements of the federal or state securities laws. See "Special Factors Regarding the Merger -- Regulatory Matters".

ACCOUNTING TREATMENT

     The Merger will be accounted for as the acquisition of a minority interest by Newco, using the purchase method of accounting in accordance with generally accepted accounting principles.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     For United States federal income tax purposes, a United States holder of Common Shares who exchanges such shares solely for the Merger Consideration in the Merger generally will recognize capital gain or loss in an amount equal to the cash received reduced by the holder's tax basis in the Common Shares surrendered. United States holders of Common Shares who do not receive any Merger Consideration in the Merger generally will not be subject to United States federal income tax as a result of the Merger. Each holder of Common Shares should consult such holder's own tax advisor as to the specific tax consequences of the Merger to such holder, including the application and effect of federal, state, local and other tax laws and the possible effect of changes in such tax laws. See "Special Factors Regarding the Merger -- Material Federal Income Tax Consequences of the Merger".

THE PARTIES

     King Power is a Nevada corporation with its principal executive office located at 27th floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330 Thailand. Its telephone number is (662) 658-0020. It operates its current businesses through two divisions: the Tax Free Division, which is operated through KPT, and the Duty Free Division, which is operated through KPD. KPT is engaged in selling various souvenirs and consumer products in the international and domestic terminals of all of the major airports in Thailand to international and local travelers, and holds a non-exclusive operating license granted by the Airport Authority of Thailand (the "AAT") for shops of this nature. KPT is the largest of several operators active in the airport tax free business in Thailand. KPD is engaged in selling duty free merchandise to the travelling public under the supervision of Thai customs in duty free shops located in the international terminals of all of the major airports in Thailand, and holds a non-exclusive license to operate duty free shops granted by the AAT for shops of this nature. KPD is one of two significant operators active in the airport duty free business in Thailand, and is expected to be sole operator active in the airport duty free business in Thailand from January 1, 2002 for a period of approximately two years.

     King Power was incorporated under the laws of the State of Nevada in 1985. Until June 12, 1997, King Power was inactive. On June 12, 1997, King Power engaged in a reverse merger transaction with the shareholders of KPT (then known as J.M.T. Group Company Limited) and KPD (then known as J.M.T. Duty Free Company Limited), whereby an aggregate 18,800,000 shares of restricted, unregistered common Shares was exchanged for 99.94% of the issued and outstanding shares of KPT and 94.95% of the issued and outstanding shares of KPD. See "Certain Information Regarding King Power".

     Newco was organized by the Majority Shareholders on October 19, 2001 to merge with King Power pursuant to the Plan of Merger. Newco has not conducted any activities unrelated to the Merger since its organization. Immediately prior to the consummation of the Merger, the Majority Shareholders will collectively hold all of the issued and outstanding shares of Newco, in the same proportions, in relation to each other, as they presently hold in King Power, as reflected in Appendix A of this Proxy Statement. Immediately following the consummation of the Merger, the Majority Shareholders will continue to collectively hold all of the issued and outstanding shares of the Surviving Corporation in the same proportions as they held in Newco immediately prior to the consummation of the Merger. The principal executive office of Newco is located at the 27th floor of the Siam Tower, at 989 Rama I Road, Patumwan, Bangkok 10330 Thailand. Its telephone number is (662) 658-0020. See "Certain Information Regarding Newco".

NO DISSENTERS' RIGHTS

     Shareholders do not have dissenters' rights in connection with the Merger under Nevada law. Consequently, if the Merger is consummated, their Common Shares will be cancelled and they will be required to accept the Merger Consideration. See "No Dissenters' Rights".

                                  MARKET DATA

MARKET

     King Power's Common Shares have traded on the American Stock Exchange under the ticker symbol KPG since July 30, 1997. The Common Shares were generally not heavily traded during 1998, 1999, 2000 or 2001. The following table sets forth the high and low closing quotations for the Common Shares during the third and fourth quarters of 1997, each of the four quarters of 1998, 1999 and 2000, and for the first, second and third quarters of 2001 and the fourth quarter of 2001 through October 10, 2001.

                                  2001                  2000            1999            1998               1997
                        -------------------------   -------------   -------------   -------------   -------------------
                           HIGH           LOW       HIGH     LOW    HIGH     LOW    HIGH     LOW      HIGH       LOW
                        -----------   -----------   -----   -----   -----   -----   -----   -----   --------   --------
First quarter.........     $1.34         $0.87      $1.50   $1.06   $2.88   $2.12   $7.37   $1.50     $   --     $   --
Second Quarter........     $2.15         $0.90      $1.37   $1.06   $2.18   $1.25   $6.31   $3.43     $   --     $   --
Third Quarter.........     $1.90         $1.26      $1.75   $1.00   $2.00   $1.06   $4.50   $1.88     $16.62     $13.12
                                                                                                      (after     (after
                                                                                                    July 29)   July 29)
Fourth Quarter........     $1.26         $1.12      $1.18   $0.68   $1.56   $0.93   $4.50   $1.75     $13.12     $ 2.25
                           (through      (through
                        October 10)   October 10)

HOLDERS

     As of the close of business on           , 2001, there were    shareholders
of record of King Power's Common Shares. In addition, there were approximately shareholders whose shares were held in names of nominees.

CASH DIVIDENDS

     King Power has not paid any cash dividends since the listing of its Common Shares on the American Stock Exchange.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected financial information presented below as of and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been derived from King Power's audited consolidated financial statements. The selected financial information presented below as of and for the six months ended June 30, 2001 and 2000 has been derived from King Power's unaudited consolidated financial statements. Such financial statements are unaudited, but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. This information set forth below does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, King Power's annual and quarterly reports filed with the SEC, including the financial statements and related notes, including the reports on Form 10-K and 10-Q attached as Appendix D and Appendix E, respectively, to this Proxy Statement.

                                               SIX MONTHS ENDED
                                                   JUNE 30,                  YEAR ENDED DECEMBER 31,
                                               -----------------   -------------------------------------------
                                                2001      2000      2000      1999     1998     1997     1996
                                               -------   -------   -------   ------   ------   ------   ------
                                                      (US$ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                  (UNAUDITED)
Consolidated statement of income data:
Sales revenue................................  57,934    52,650    108,914   89,483   91,125   95,997   41,869
Gross profit.................................  18,878    16,237     34,214   23,859   27,051   23,154    7,383
Operating expenses...........................  14,774    10,130     23,357   20,753   31,931   14,621    6,273
                                               ------    ------    -------   ------   ------   ------   ------
Operating income (loss)......................   4,104     6,107     10,857    3,106   (4,880)   8,533    1,110
Operating income (expenses), net.............     795      (411)      (952)     197      541   (1,846)     493
Income (loss) before minority interest and
  income tax.................................   4,105     5,696      9,905    3,303   (4,339)   6,687    1,603
Net income (loss)............................   2,587     3,809      6,485    2,413   (4,287)   7,935    1,643
                                               ======    ======    =======   ======   ======   ======   ======
Net income (loss) per share:
  Basic......................................    0.13      0.19       0.32     0.12    (0.21)    0.40     0.09
  Diluted....................................                           --       --       --       --       --
Weighted average share outstanding:
  Basic......................................  20,250    20,250     20,250   20,250   20,250   19,779   18,800
  Diluted....................................      --        --         --       --       --       --       --
Consolidated balance sheet data:
  Working capital............................  14,603    10,220     11,996    6,225    2,793       17   (7,351)
  Total assets...............................  52,415    44,065     47,691   42,213   48,076   35,078   23,742
  Total long-term debt.......................     153       215        178      254      403      227       55
  Stockholders' equity.......................  17,421    14,303     15,600   11,065    8,751    9,764    3,927

                                    GENERAL

     This Proxy Statement is being furnished by King Power in connection with the Merger of King Power with and into Newco pursuant to the Plan of Merger. As a result of the Merger, Newco will be the Surviving Corporation and each Non-affiliated Share will be converted into the right to receive the Merger Consideration, and the equity interest and rights and obligations with respect to each Non-affiliated Share will be terminated.

     No person has been authorized to give any information or to make any representations with respect to the Merger or the Plan of Merger, other than those contained in this Proxy Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by King Power, Newco or the Majority Shareholders.

                      SPECIAL FACTORS REGARDING THE MERGER

CLOSING

     The consummation of the Merger in accordance with the Plan of Merger is expected to take place at the offices of King Power at the 27th floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok, Thailand, on or about
               , 2001.

BACKGROUND OF THE MERGER

     Since early 1999, when Thailand and other countries in Asia affected by the Asian economic crisis began to show initial signs of recovery from the crisis, the Controlling Shareholders have had concerns that King Power was not receiving any significant benefit from its status as a public company listed on the American Stock Exchange, and that the costs and administrative burdens of remaining a public company outweighed any benefits it received. In addition, the Controlling Shareholders believe that King Power's shareholders do not derive the benefits typically received by shareholders of publicly traded companies because (i) King Power has not attracted the attention of stock analysts; (ii) there is a very limited market for the Common Shares; and (iii) the Common Shares' relatively small public float and illiquid market limit shareholders' ability to realize the value of their Common Shares. After discussing these concerns on several occasions among themselves and with advisors to the company, the Controlling Shareholders determined that a "going private" transaction, in which King Power would cease to have a class of securities listed on the American Stock Exchange or held by members of the public and registered with the SEC, would be the most feasible among the various alternatives considered for addressing these concerns.

     In October 2000, the Controlling Shareholders requested that King Power's management engage Thai and United States legal counsel to discuss further the feasibility of a "going private" transaction and the various transaction structures that could be utilized to effect a "going private" transaction. Following discussions with Thai and United States legal counsel, King Power's management concluded that the cash merger structure now embodied in the Plan of Merger would be the most desirable to all parties because it would facilitate the acquisition of all the remaining Common Shares in a single step, with minimum transaction costs and without material disruption to King Power's operations. Under this transaction structure, King Power would merge with and into Newco, a new company which would be formed by the Majority Shareholders to facilitate the Merger, and Newco would remain after the Merger as the Surviving Corporation. In connection with the Merger, the Common Shares of King Power, including the Non-affiliated Shares, would be cancelled, and holders of Non-affiliated Shares would be entitled to receive cash for each Common Share they held immediately prior to consummation of the Merger. As a result, the Majority Shareholders would, immediately after consummation of the Merger, hold all of the issued and outstanding shares of the Surviving Corporation and, therefore, all of the assets and liabilities previously belonging to King Power immediately prior to consummation of the Merger and the cancellation of the Common Shares.

     In early 2001, King Power began investigating the financial feasibility of the proposed Merger transaction by retaining CLSA as its financial advisor. In selecting CLSA, the management of King Power based its choice on (i) the quality of CLSA's written material; (ii) CLSA's reputation and experience, both in Thailand and internationally; (iii) the sensitivity of representatives of CLSA to the need to determine both a fair price and adhere to impartial and lawful procedures; and (iv) CLSA's fee structure. King Power initially tasked CLSA to undertake a preliminary valuation of the Common Shares using whatever methodologies would be appropriate and in accordance with best international practice (the "Preliminary Valuation Report"). CLSA indicated that, for purposes of the Preliminary Valuation Report, it would value the Common Shares on the basis of valuations given by financial markets to the shares of comparable public companies, using various financial metrics derived from the reported financial statements of King Power and the comparable public companies. For purposes of the Preliminary Valuation Report, CLSA undertook a limited due diligence review of King Power's financial statements and other filings with the SEC following King Power's engagement of CLSA as its financial advisor. The limited due diligence review also included several meetings with management in which various factors and assumptions relating to the future business and financial performance of King Power were discussed.

     On March 12, 2001, CLSA completed and delivered to King Power its Preliminary Valuation Report for the Common Shares, which set out a range of valuations for the Common Shares derived from an analysis of valuations given by the financial markets to comparable public companies and based on various factors and assumptions. At the request of the Controlling Shareholders, the management of King Power provided a copy of the Preliminary Valuation Report to the Controlling Shareholders, who, after considering management's proposed transaction structure and the range of preliminary valuations set out in the Preliminary Valuation Report, determined that a "going private" transaction taking the form of the cash merger structure now embodied in the Plan of Merger would likely be financially feasible. Accordingly, the Controlling Shareholders requested that King Power's management work with Thai and United States legal counsel previously retained by King Power and with CLSA to complete any steps which should be taken so as to be in a position to propose the Merger in the form set out in the Plan of Merger to King Power's Board of Directors for its consideration and approval.

     On April 11, 2001, management of King Power instructed Thai and United States legal counsel to advise and assist King Power in identifying the steps legally required to implement the Merger as described in this Proxy Statement, and in preparing to seek the consideration and approval of the Merger in the form set out in the Plan of Merger by King Power's Board of Directors. At the same time, management also tasked CLSA with preparing a more thorough valuation of the Common Shares utilizing whatever methodologies would be appropriate and in accordance with best international practice, as input for the Controlling Shareholders and the Board of Directors in considering further the Merger and the Plan of Merger. CLSA was of the view that a valuation of the Common Shares using a discounted cash flow ("DCF") methodology (the "Preliminary DCF Analysis") would be the most appropriate methodology. The DCF methodology is discussed below and in "-- Valuation Reports and Opinion of the Financial Advisor".

     During the period from April 11, 2001 through late August 2001, both Thai and United States legal counsel and CLSA proceeded to work with the Company's management to complete their respective tasks. In the case of CLSA, the work performed during this period included a more extensive due diligence review of King Power's present and prospective business, operations and finances, including, without limitation, a review of financial projections prepared by King Power's management and their underlying assumptions for incorporation into the Preliminary DCF Analysis.

     On June 26, 2001, CLSA met with the Company's management and its Thai and United States legal counsel to discuss a variety of due diligence matters. In that meeting, the Company's management and CLSA discussed, among other things, management's estimation of the likely impact on King Power's business of the stated intention of the Government of Thailand to complete and open a new airport, the New Bangkok International Airport (the "NBIA"), to replace the existing Bangkok International Airport no later than the end of 2004. King Power's management informed CLSA that King Power expects the NBIA to be completed and opened, and the present Bangkok International Airport to be closed, no later than the end of 2004. At that time, pursuant to their terms, the concessions under which King Power's principal operating subsidiaries, KPD and KPT, operate duty free and tax free retail outlets at the present Bangkok International Airport will terminate without any rights of renewal.

     King Power's management informed CLSA that, to date, the Thai Government has made no announcement, or to the knowledge of King Power's directors, executive officers and management, given any indication concerning, the process or criteria by which new tax free and duty free concessions at the NBIA will be granted. Management confirmed that the King Power Group intends to be active in pursuing one or more new concessions at the NBIA once the process and criteria for obtaining these concessions become clear, and that the King Power Group may be well-positioned to obtain one or more of these concessions as a result of its experience in the airport duty free and tax free businesses in Thailand. Nonetheless, management could not be certain whether the King Power Group would succeed in obtaining any concessions or on what terms. Management concluded that, in the absence of any clear indication from the government, it is likely that the government will grant duty free and tax free business concessions to more than one concessionaire at the NBIA, as is the case at many other airports internationally. In the view of management, if this were to occur, the King Power Group would face stronger competition in both the airport duty free and tax free businesses from both local and foreign operators, and that such consequences could affect the King Power Group's results of operations and financial performance.

     On August 24, 2001, CLSA completed and delivered to King Power its Preliminary DCF Valuation of the Common Shares, which set out a range of valuations for the Common Shares derived from a DCF analysis and based on various factors and assumptions. On that date, CLSA also met with the Company's management and its Thai and United States legal counsel to discuss the results of the DCF analysis contained in the Preliminary DCF Valuation. Among other things, management noted that, based on the analysis contained in the Preliminary DCF Valuation, CLSA placed a negative value on KPT using a DCF analysis. Management confirmed that this was consistent with its own views, as King Power's projected rate of revenue growth for KPT is lower than the projected rate of growth in concession fees which KPT is required to pay to the AAT. Management also confirmed that, as a business matter, it intended to continue to operate indefinitely King Power's airport tax free business for competitive reasons, to reduce price competition in, and opportunities for potential competitors to enter, the Thai airport duty free and tax free businesses. In this way, management explained, King Power believes that the continued operation of King Power's airport tax free business serves to protect and enhance the more profitable airport duty free business.

     On August 24, 2001, following the meeting with CLSA and Thai and United States legal counsel, King Power's management provided a copy of the Preliminary DCF Valuation to the Controlling Shareholders at the request of the Controlling Shareholders. That same day, after reviewing the Preliminary DCF Valuation, the Controlling Shareholders confirmed their continuing interest in participating in the Merger in the form set out in the Plan of Merger, subject to the determination by the Board of Directors of a fair price to be paid to the holders of Non-affiliated Shares in return for extinguishing their equity interests in King Power pursuant to the Plan of Merger. Management then instructed CLSA to prepare an updated comprehensive valuation for the Common Shares, incorporating each of the valuation methodologies previously indicated by CLSA as being appropriate for the valuation of the Common Shares, for presentation to the Board of Directors.

     On September 11, 2001, the Board of Directors held a meeting for the purpose of considering the proposed "going private" transaction, and invited King Power's management and Thai legal counsel to present to the Board of Directors the background and proposed structure of the "going private" transaction. After the presentation, the Board of Directors noted that, since it had not previously considered the possibility of King Power's participating in a "going private" transaction, the Board of Directors would first need to consider whether it might be appropriate to seek alternative transactions with unaffiliated third parties. However, in considering this possibility, the Board of Directors came to the conclusion that pursuing alternative transactions with unaffiliated third parties was unlikely to maximize shareholder value because:

          (i) the members of the Board of Directors who are Controlling Shareholders indicated that they had no interest in seeking an alternative transaction with unaffiliated third parties, as they and the other Majority Shareholders were not interested in selling their Common Shares, such that it was unlikely that an unaffiliated third party would be willing to purchase only the Non-affiliated Shares with the Majority Shareholders continuing to hold approximately 88.6% of the Common Shares;

          (ii) a protracted and likely unsuccessful selling effort would have an adverse impact on King Power because of the potentially high transaction costs involved and the diversion of management's attention from King Power's day-to-day operations and other business affairs; and

          (iii) King Power's businesses are operated pursuant to concessions granted by the AAT, and the Board of Directors believed that it would be unlikely that an unaffiliated third party sufficiently knowledgeable and experienced in the duty free and tax free businesses in Thailand and comfortable in its working relationship with the AAT could be found who would be willing to purchase King Power or its businesses, as a whole, at a price that would likely be deemed reasonable by the Board of Directors and, in any event, any such sale of King Power or its businesses would, under Nevada law, be subject to the affirmative vote of holders of a majority of the Common Shares, and such a vote would be unlikely to be obtained because the Controlling Shareholders were not interested in selling their Common Shares.

     In the meeting held on September 11, 2001, the Board of Directors also noted that Vichai Raksriaksorn, Viratana Suntaranond and Aimon Raksriaksorn, who are among the Controlling Shareholders and therefore interested in the Merger proposed by the Controlling Shareholders, are also members of the Board of Directors. To address any actual or potential conflicts of interest arising, the Board of Directors appointed a Special Committee consisting of directors Dharmnoon Prachuabmoh, Chulchit Bunyaketu and Preeyaporn Thavornun, who were and are not (i) officers or employees of King Power or any of its affiliates; (ii) officers or employees of Newco or any of its affiliates; or (iii) associates or affiliates of the Majority Shareholders. The Board authorized and empowered the Special Committee, acting in the interest of holders of the Non-affiliated Shares, to review the Controlling Shareholders' proposal and make a recommendation to the full Board of Directors and King Power's shareholders. The Special Committee was also authorized to consider whether it might be necessary to negotiate the terms of the Merger with the Majority Shareholders, and, if it considered negotiations to be necessary, to engage in such negotiations.

     In considering the appointments to the Special Committee, the Board of Directors was aware that Dharmnoon Prachuabmoh and Chulchit Bunyaketu were initially nominated for election to the Board of Directors by directors who are also Controlling Shareholders. The Board of Directors was also aware that the Controlling Shareholders were considering proposing a "going private" transaction at the time Chulchit Bunyaketu and Preeyaporn Thavornun were initially nominated for election to the Board of Directors in April 2001. However, the Board of Directors did not view these facts as creating a conflict of interest because the members of the Special Committee were selected based on their ability to provide guidance to the Board in light of their extensive experience and understanding of business and financial matters and not prior existing relationships with the Majority Shareholders. The Board of Directors was also aware that Chulchit Bunyaketu and Preeyaporn Thavornun were initially proposed for election to the Board principally to meet new requirements of the American Stock Exchange that the Board include at least three independent directors, as defined by certain rules of the American Stock Exchange, for purposes of forming an audit committee. Dharmnoon Prachuabmoh is the third independent director and member of the audit committee. In the view of the Board of Directors, each member of the Special Committee is free of any relationship that would interfere with the exercise of independent judgment.

     The Board of Directors concluded its meeting of September 11, 2001 by requesting that management organize a second meeting of the Board of Directors, together with the Special Committee, at which CLSA would be requested to present to the Board of Directors and the Special Committee the conclusions reached in its valuation of the Common Shares. At that time, the Controlling Shareholders also indicated that, after considering CLSA's conclusions reached in its valuation of the Common Shares, they would likely be in a position in that meeting to present to the Board of Directors and the Special Committee the price per share which they would propose be paid to holders of Non-affiliated Shares following the extinguishing of their equity interests in King Power in connection with the Merger.

     In its meeting of September 11, 2001, the Board of Directors authorized the Special Committee to retain the services of its own financial advisor and legal counsel to assist the Special Committee in its deliberations, if desired. The Special Committee retained Finansa Securities Ltd. ("Finansa") as its financial advisor soon after the September 11, 2001 meeting. Finansa is a Thai investment banking firm that provides financial advisory services through its investment banking unit. In selecting Finansa, the Special Committee based its choice on
(i) Finansa's reputation and prominence in Thailand; (ii) the recommendation of Chulchit Bunyaketu, a member of the Special Committee, who had a favorable impression of Finansa from prior transactions in which both he and Finansa had been involved; and (iii) Finansa's fee structure. The Special Committee did not appoint its own legal counsel because the Special Committee considered that, from a legal point of view, the transaction structure of the Merger in the form set out in the Plan of Merger was not complicated, and that the retention of separate legal counsel to assist in negotiating and documenting the terms of the Merger was not necessary.

     On September 18, 2001, at the request of the Controlling Shareholders, King Power obtained from CLSA a preliminary copy of the conclusions reached by CLSA in its valuation of the Common Shares, as set out in the draft of the board presentation to be made on September 20, 2001 to the Board of Directors (the "Board Presentation"). Among other things, the preliminary copy of the Board Presentation set out CLSA's conclusions as to a range of valuations of the Common Shares using a combination of three valuation methodologies based on the information about the King Power Group's operations and financial performance that had been provided to CLSA by King Power during the preceding six months. King Power obtained the preliminary copy of the Board Presentation from CLSA and provided it to the Controlling Shareholders for the purpose of permitting the Controlling Shareholders to finalize the initial price that they would propose as the fair price to be paid to the holders of Non-affiliated Shares in return for extinguishing their equity interests in King Power pursuant to the Plan of Merger. For its part, CLSA provided the preliminary copy of the Board Presentation to King Power on the condition that neither King Power nor the Controlling Shareholders would be permitted to comment on or otherwise attempt to alter its contents, and both King Power and the Controlling Shareholders complied with this condition. CLSA's conclusions reached in its valuation of the Common Shares and the valuation methodologies employed by CLSA, as set out in the Board Presentation, are further described below under the heading
"-- Valuation Reports and Opinion of the Financial Advisor".

     Consistent with the wishes of the Board of Directors as conveyed to the management of King Power in the Board meeting held on September 11, 2001, CLSA met with the Board of Directors on September 20, 2001 for the purpose of making its Board Presentation to the Board of Directors. After introducing itself and describing to the Board of Directors the structure of the Merger in accordance with the terms of the Plan of Merger, CLSA explained its role as financial advisor to King Power in connection with the Merger. CLSA also stated that in conducting its valuation of the Common Shares, it had reviewed and considered such information as it deemed necessary or appropriate, and described in detail the assumptions and qualifications it had made in valuing the Common Shares.

     CLSA explained that it had used a combination of three techniques in valuing the business of the King Power Group:

          (i) Discounted Cash Flow ("DCF") Analysis: A technique which, in the form used by CLSA, (a) used forecasts of the King Power Group's key operating income drivers based on several assumptions to determine its free cash flows, (b) adjusted these free cash flows with the net (after tax) monetary debt service cost, (c) discounted them by a market-determined discount rate after tax, (d) adjusted the resulting amount for (i) net monetary debt in the form of indebtedness for borrowed monies with unaffiliated third parties ("Net Monetary Debt") and for (ii) net (after provisioning) monetary assets in the form of outstanding amounts owed to or payable by related parties ("Net Monetary Assets"), and (e) derived "Base Case", "Worst Case" and "Best Case" scenarios by varying certain assumptions;

          (ii) Benchmarking to Industry Comparables: A technique which compared and benchmarked King Power against comparable companies in the same and related businesses using financial metrics determined from traded securities and reported accounting numbers, employing various pricing ratio techniques to reduce the discrepancies of financial structures and accounting rules; and

          (iii) Historical Traded Price Analysis: A technique based on an analysis of the historical reported traded prices for King Power's Common Shares on the American Stock Exchange over a specified period to determine investor expectations of King Power's current and future performance.

     With regard to the DCF analysis, CLSA noted that the DCF valuation may not reflect the value ascribed to a company by the financial markets because market participants often have no control over the management of a company, nor do they necessarily have complete information about the company and its prospects. With regard to analysis based on benchmarking to industry comparables, CLSA noted that its analysis had resulted in a broad range equity valuation of the businesses of the King Power Group because the benchmarking exercise was constrained in that (i) there was a lack of meaningful comparables, and (ii) it ignored risks of the King Power Group that are specific to the King Power Group. With regard to the historical traded price analysis, CLSA noted that although the share trading performance would be of particular interest to minority shareholders, it emphasized that financial markets do not always accurately reflect the true value of a company.

     By combining the equity valuations derived from the three valuation methodologies which it employed, CLSA arrived at an overall equity valuation range per Common Share of US$1.08 to US$2.99. CLSA noted that the upper end of the range of US$2.99 per Common Share could be eliminated on the grounds that certain benchmarked comparables distorted the range, and that therefore this upper valuation was an unreliable indication of King Power's equity value. The lower end of the range of US$1.08 per Common Share could be eliminated on the grounds that the Common Shares had not traded at that level over the preceding six months, and the overall average share trading price of US$1.22 for the twelve-month period through September 18, 2001 is above this equity value.

     At the conclusion of its Board Presentation, CLSA recommended that the DCF technique of valuing the business of the King Power Group provides a more meaningful valuation because (i) it recognizes the time value of money as net (after tax) free cash flows are discounted to present value; (ii) it recognizes the impact of risk, growth and inflationary pressure; and (iii) it employs models built on assumptions and financial projections that are specific to the King Power Group. Through the application of the DCF technique, CLSA derived an attributable equity valuation range per Common Share of US$1.335 to US$1.602, consisting of US$1.335 in the "Worst Case", US$1.534 in the "Base Case", and US$1.602 in the "Best Case". However, CLSA stated that it believed a fair value range of the business of the King Power Group, as of the date of the Board Presentation, could be reduced further to the median and mean of this range, being US$1.4685 to US$1.4903 per Common Share, respectively, or approximately US$29.7 million to US$30.2 million in the aggregate.

     After considering on the range of value indications from CLSA's Board Presentation of September 20, 2001, and other factors which the Controlling Shareholders deemed important, the Controlling Shareholders proposed to the Special Committee in the Board of Directors meeting held on September 20, 2001 that, in connection with the proposed Merger, the holders of Non-affiliated Shares receive US$1.534 in cash as the Merger Consideration for each Common Share they hold (the "Merger Proposal"). The Controlling Shareholders explained to the Board of Directors that the Controlling Shareholders had selected their proposed price based on CLSA's "Base Case" DCF valuation, which was approximately 2.9% higher than US$1.4903, the top end of CLSA's fair value range.

     After hearing the Controlling Shareholders' Merger Proposal to purchase the Non-affiliated Shares at US$1.534 per Common Share, the Board of Directors asked the Special Committee to review the Merger in the form set out in the Plan of Merger from the standpoint of the holders of Non-affiliated Shares, considering all relevant circumstances and, if necessary, to engage in arm's-length negotiations with the Controlling Shareholders to finalize an agreed amount of merger consideration to be paid to the holders of Non-affiliated Shares. The Special Committee accepted this responsibility.

     On September 24, 2001, representatives of Finansa met with King Power's management and Thai legal counsel to perform a due diligence review of the King Power Group's financial and operational structures. Among the topics raised by Finansa and discussed with management were matters relating to the King Power Group's revenue growth rate, additional retail space which KPD recently contracted to acquire, exchange rate policy, concession fees, discount policy, the business rationale for continuing KPT's operations, pricing policy and the King Power Group's long term loan.

     On October 1, 2001, the Special Committee met with Finansa to discuss and review the Merger Proposal and CLSA's Board Presentation. In that meeting, Finansa also delivered its valuation report to the Special Committee ("Finansa's Valuation Report"). Finansa's Valuation Report provided an indicative fair value of US$1.327 per Common Share, which was derived based on a DCF analysis. The preparation of Finansa's Valuation Report was based on information obtained from King Power, including audited financial statements, annual reports, management's financial projections, and publicly available information, as well on Finansa's own subjective opinions and expertise. See "Finansa's Valuation Report".

     On October 3, 2001, the Special Committee met with the Controlling Shareholders, to discuss the Merger Proposal to purchase the Non-affiliated Shares at US$1.534 per Common Share. In this meeting, the Controlling Shareholders responded to questions raised by the members of the Special Committee concerning the terms of the Merger and the proposed Merger Consideration. The Special Committee asked, among other things, whether the proposed Merger Consideration should be higher than US$1.534 per Common Share, since the forecasted annual revenue growth rate of two to five percent appeared to be relatively conservative when compared to the actual growth rate of over 20% in 2000 from 1999. Vichai Raksriaksorn explained that King Power believed that such forecasted revenue growth was realistic. Although the forecasted increase of passengers by the AAT and the Tourism Authority of Thailand was higher than the forecasted revenue growth rate forecasted by King Power, King Power believed that the majority of the forecasted increased number of passengers would be revisiting passengers, which would not correlate into a similar increase in sales. Further, King Power believed that revenue growth in 2000 could be substantially attributed to the increased number of Korean visitors who visited Thailand in 2000 after Korea's economic recovery, which would not be repeated this year. Vichai Raksriaksorn also added that King Power's valuation as derived from CLSA's analysis could not take into account the impact of the September 11, 2001 attacks on the World Trade Center in New York City, and that King Power had already noticed some decline in sales.

     After concluding its discussions, the Special Committee excused the Controlling Shareholders from the meeting. The Special Committee then continued the meeting to discuss further among themselves to reach its determinations. Based on a consideration of various factors, including the Board Presentation and Finansa's Valuation Report, as well as the matters discussed previously with the Controlling Shareholders in the meeting of October 3, 2001, the Special Committee unanimously (i) recommended the terms of the Plan of Merger as they relate to the holders of Non-affiliated Shares; (ii) determined that the Merger Consideration in the amount of US$1.534 per Common Share, without interest, and the terms of the Plan of Merger are fair to, and in the best interests of, the holders of Non-affiliated Shares; and (iii) recommended that the Board of Directors and the shareholders of King Power approve the terms of the Merger and that the Board of Directors adopt the Plan of Merger. The recommendations and determination of the Special Committee were made subject to the condition that CLSA issue its Fairness Opinion that the Merger Consideration in the amount of US$1.534 is fair to the holders of Non-affiliated shares from a financial point of view.

     On October 11, 2001, the Board of Directors, including the members of the Special Committee, held a meeting together with legal counsel and representatives of CLSA and Finansa to discuss the Special Committee's recommendations. The Board of Directors also received the Fairness Opinion of CLSA dated October 11, 2001, a copy of which is attached hereto as Appendix B. The Fairness Opinion indicated that, as of the date thereof and based upon and subject to various considerations and assumptions, the Merger Consideration in the amount of US$1.534 per Common Share is fair to the holders of Non-affiliated Shares from a financial point of view. The Fairness Opinion also stated that CLSA had reviewed its Board Presentation of September 20, 2001 and that the value indications set out in its Board Presentation, ranging from US$1.4685 to US$1.4903 per Common Share had not, in its view, changed materially in the period since that date. After reviewing the Fairness Opinion, the Special Committee reaffirmed its recommendations and determination made on October 3, 2001, and recommended that the Board of Directors and the shareholders of King Power approve the terms of the Merger and that the Board of Directors adopt the Plan of Merger.

     In the meeting on October 11, and based on a consideration of various factors, including the Fairness Opinion and the Special Committee's recommendation, the Board of Directors then unanimously (i) determined that the Merger Consideration in the amount of US$1.534 per Common Share and the terms of the Plan of Merger are fair to, and in the best interests of, King Power and its shareholders, including holders of Non-affiliated Shares, from both a procedural and financial point of view; (ii) adopted the Plan of Merger and directed that the Plan of Merger be submitted to a vote of the shareholders of King Power entitled to vote thereon; and (iii) recommended that the shareholders of King Power approve the Plan of Merger.

     On October 15, 2001, King Power issued a press release after the close of trading hours on the American Stock Exchange announcing that the Board of Directors had, on the recommendation of the Special Committee, approved the Merger subject to the satisfaction of certain conditions, including approval by King Power's shareholders.

THE SPECIAL COMMITTEE

     The Special Committee is comprised of three directors of King Power, Dharmnoon Prachuabmoh, Chulchit Bunyaketu and Preeyaporn Thavornun, who were and are not (i) officers or employees of King Power or any of its affiliates; (ii) officers or employees of Newco or any of its affiliates; or
(iii) associates or affiliates of the Majority Shareholders.

     In a meeting of the Special Committee held on October 3, 2001, and based on a consideration of various factors, including those listed below, the Special Committee unanimously (i) recommended the terms of the Plan of Merger as they relate to the holders of Non-affiliated Shares; (ii) determined that the Merger Consideration in the amount of US$1.534 per Common Share, without interest, and the terms of the Plan of Merger are fair to, and in the best interests of, the holders of Non-affiliated Shares; and (iii) recommended that the Board of Directors and the shareholders of King Power approve the terms of the Merger and that the Board of Directors adopt the Plan of Merger. The recommendations and determination of the Special Committee were made subject to the condition that CLSA issue its Fairness Opinion that the Merger Consideration in the amount of US$1.534 is fair to the holders of Non-affiliated shares from a financial point of view.

     On October 11, 2001, CLSA issued its Fairness Opinion, which indicated that, as of such date and based upon and subject to various considerations and assumptions, the Merger Consideration in the amount of US$1.534 per Common Share is fair to the holders of Non-affiliated Shares from a financial point of view. On that day, after reviewing the Fairness Opinion, the Special Committee reaffirmed its recommendations and determination made on October 3, 2001, and again recommended that the Board of Directors and the shareholders of King Power approve the terms of the Merger and that the Board of Directors adopt the Plan of Merger.

     In making its recommendations and reaching its determination, as set out above, the Special Committee considered various factors, including those listed below:

          (1) Board Presentation, Fairness Opinion and Finansa's Valuation Report. The fair value indication set out in CLSA's Board Presentation, dated September 20, 2001, ranged from US$1.4685 to US$1.4903 per Common Share. The fair value indication in the Board Presentation to the Board of Directors was, in the view of the Special Committee, an important factor in support of its determination. The Fairness Opinion addressed to the Board of Directors was issued and dated October 11, 2001, and stated that, as of such date, the Merger Consideration in the amount of US$1.534 per Common Share is fair to the holders of Non-affiliated Shares from a financial point of view. The Fairness Opinion also stated that CLSA had reviewed its Board Presentation of September 20, 2001, and that the value indications set out in the Board Presentation, ranging from US$1.4685 to US$1.4903 per Common Share, had not, in its view, changed materially in the period since that date.

          Finansa's Valuation Report, which provided an indicative fair value of US$1.327 per Common Share, further supported the Special Committee's decision to regard the fair value indication in CLSA's Board Presentation as an important factor in support of its determination.

          (2) Comparison of Historical Market Prices. The US$1.534 per Common Share Merger Consideration to be received by the holders of Non-affiliated Shares in connection with the Merger represents (i) a 7.19% premium over the US$1.431 average closing price for the Common Shares on the American Stock Exchange during the 30 trading days preceding October 3, 2001, which was the day the Special Committee originally reached its determination regarding the Plan of Merger, (ii) a 4.13% discount to the US$1.600 average closing price for the Common Shares during the 60 trading days preceding October 3, 2001, (iii) a 3.16% discount to the US$1.584 average closing price for the Common Shares during the 90 trading days preceding October 3, 2001 (iv) a 14.82% premium over the US$1.336 average closing price for the Common Shares for all the trading days in 2001 preceding October 3, 2001, and (v) a 33.50% premium over the US$1.149 average closing price for the Common Shares for all the trading days in 2000. During the period from October 3, 2001 through October 10, 2001, the day preceding the date on which the Special

     Committee reaffirmed its recommendations and determination to the Board of Directors, the average closing price for the Common Shares on the American Stock Exchange was US$1.153.

          Although the average closing prices for the Common Shares during the 60 and 90 trading days preceding October 3, 2001 were higher than the Merger Consideration, the Special Committee believed that the fact that the Merger Consideration represents a premium over average closing prices for the Common Shares during the 30 trading days preceding October 3, 2001, for all the trading days in 2001 preceding October 3, 2001, for all the trading days in 2000 and over the closing price on October 10, 2001 supports the view that the Merger Consideration is fair to the holders of Non-affiliated Shares.

          (3) Small, Illiquid Public Float. The Special Committee considered that King Power's shareholders do not derive the benefits typically received by shareholders of publicly traded companies because (i) King Power has not attracted the attention of stock analysts; (ii) there is a very limited market for the Common Shares; and (iii) the Common Shares' relatively small public float and illiquid market limit shareholders' ability to realize the value of their Common Shares. Excluding the Common Shares held by the Majority Shareholders, the public float of the Common Shares consists of only approximately 11.4% of the outstanding Common Shares. Because of the limited float, low trading volume in the Common Shares and typical transaction costs, the Special Committee believed that attempts to sell significant portions of the Common Shares could cause substantial downward pressure on market prices and that sales by shareholders with smaller holdings were not practical because of the related transaction costs. The Special Committee therefore believed that the Merger represents an opportunity for holders of Non-affiliated Shares to realize a higher price for such shares than might be realized in market transactions. This factor supports the view that the Merger is fair to the holders of Non-affiliated Shares.

          (4) Exit Strategy. Sales by holders of Common Shares with smaller holdings are not practical because the transaction costs that would be incurred from selling a small number of Common Shares would be disproportionately large compared to the dollar value derived from selling such shares. As a result, a holder of Non-Affiliated Shares who currently wants to sell his or her Common Shares may find it difficult or costly to do so. The Merger represents an opportunity for holders of Non-affiliated Shares to receive cash for their Common Shares and realize a higher effective price for such Common Shares, taking into account transaction costs, than could be expected to be realized in market transactions. This factor supports the view that the Merger is fair to the holders of Non-affiliated Shares.

          (5) Majority Shareholders' Control of King Power. The Special Committee also considered the fact that the Majority Shareholders hold approximately 88.6% of the Common Shares, representing approximately 88.6% of the voting power of King Power. The Special Committee therefore considered the fact that the Majority Shareholders have sufficient voting power to control a disposition of King Power. The fact that the Majority Shareholders control King Power was understood by the Special Committee to give rise to a conflict of interest in connection with the Merger, and accordingly required the appointment of the Special Committee to make a fairness determination. The Special Committee also considered the fact that the Controlling Shareholders have indicated that they have no interest in seeking an alternative transaction with unaffiliated third parties for a number of reasons, including the fact that they were not interested in selling their Common Shares.

          (6) Trend of Revenues and Net Income. The Special Committee considered all meaningful changes in the financial condition of the King Power Group, including the fact that revenues increased from approximately US$89.5 million in 2000 to US$108.9 million in 2001, and net income increased from approximately US$2.4 million in 2000 to US$6.5 million in 2001. The Special Committee discussed these improvements with CLSA to ensure that they and all other important present and prospective changes or developments were taken into consideration by CLSA in rendering their Fairness Opinion to the Board of Directors. CLSA confirmed that these improvements, together with other changes in the financial condition of the King Power Group, were considered by CLSA in rendering their Fairness Opinion.

          (7) Alternative Transactions. The Special Committee considered the fact that although they were not prohibited by the Majority Shareholders from considering the possibility of pursuing one or more alternative transactions with unaffiliated third parties, it was not practical to seek an alternative transaction given that such a transaction was unlikely to receive shareholder approval since the Controlling Shareholders have indicated that they have no interest in seeking such an alternative transaction.

          (8) Public Market Multiples Analysis. Consistent with CLSA's views, the Special Committee was of the view that a public market multiples analysis based on comparable publicly traded companies would not provide a meaningful indication of King Power's value because there were no companies that were directly comparable to King Power because of differences in size, scope of business and other factors. The Special Committee noted that CLSA's analysis based on this valuation methodology had resulted in a wide range of equity values of US$1.36 to US$2.99 per Common Share as a result of the lack of directly comparable companies.

          (9) The New Bangkok International Airport. The Special Committee considered that the NBIA will be built and may be completed as early as the year 2004. The Special Committee believed that although it was not clear as to what the Thai Government would decide with regard to the grant of duty-free concessions at the NBIA, it was likely to grant duty free and tax free business concessions to more than one concessionaire at the NBIA, as was the case in many other airports internationally. The Special Committee agreed with the view of King Power's management that if this were to occur, the King Power Group would face stronger competition in both the airport duty free and tax free businesses from both local and foreign operators, and that such consequences could affect the King Power Group's results of operations and financial performance.

     The foregoing factors constitute all material factors considered by the Special Committee in making its recommendations and reaching its determinations, including, without limitation, its determination that the Merger Consideration in the amount of US$1.534 per Common Share, without interest, and the terms of the Plan of Merger are fair to, and in the best interests of, holders of Non-affiliated Shares. In view of the number and variety of factors that the Special Committee considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to assign relative weights to the foregoing factors, and, accordingly, the Special Committee did not do so.

THE BOARD OF DIRECTORS

     The Board of Directors believes that the Merger and the terms of the Plan of Merger are fair to, and in the best interests of, King Power and its shareholders, including holders of Non-affiliated Shares, from both a procedural and financial point of view. In reaching this determination, the Board of Directors considered and relied upon the conclusions and recommendations of the Special Committee, including its unanimous recommendation of the terms of the Plan of Merger as they relate to the holders of Non-affiliated Shares, and further considered that the three directors of King Power who comprised the Special Committee were and are not (i) officers or employees of King Power; (ii) officers or employees of Newco; or (iii) associates or affiliates of the Majority Shareholders.

     The Board of Directors also considered the following additional factors, each of which, in the view of the Board of Directors, supported such determinations: (i) the considerations referred to above as having been taken into account by the Special Committee, whose conclusions and recommendation the Board of Directors adopted as its own; (ii) the Fairness Opinion addressed to the Board of Directors that, as of the date of such opinion and based upon and subject to various considerations and assumptions, the Merger Consideration in the amount of US$1.534 per Common Share is fair to the holders of Non-affiliated Shares from a financial point of view, as well as the related analysis orally presented to the Board of Directors by CLSA based on the Board Presentation; and (iii) the fact that the terms of the Plan of Merger and the Merger Consideration to be paid to holders of Non-affiliated Shares, were subjected to an independent review process by the Special Committee.

     The members of the Board of Directors, including the members of the Special Committee, evaluated the Merger in the light of their knowledge of the business, financial condition and prospects of the King Power Group, and the advice of King Power's financial and legal advisors. In determining that the Merger and the terms of the Plan of Merger are fair from both a procedural and financial point of view, as set out above, the Board of Directors considered several factors, including those listed below:

          (1) Independent Review Process. The review by the Special Committee of the terms of the Plan of Merger and the Merger Consideration was conducted in good faith and on an arm's-length basis. The fact that the Special Committee members were initially nominated or proposed for election to the Board of Directors by directors who are also Controlling Shareholders did not prevent the review from being conducted independently because the Special Committee comprises independent members who were and are not (i) officers or employees of King Power or any of its affiliates;
     (ii) officers or employees of Newco or any of its affiliates; or (iii) associates or affiliates of the Majority Shareholders. The appointments of Dharmnoon Prachuabmoh, Chulchit Bunyaketu and Preeyaporn Thavornun to the Board of Directors were based on their ability to provide guidance to King Power because of their extensive experience and understanding of business and financial matters and not on prior existing relationships with the Majority Shareholders. In addition, the Special Committee retained Finansa as its own financial advisor to assist the Special Committee in reviewing and evaluating CLSA's Board Presentation and the terms of the Merger.

          (2) Fairness Opinion and Board Presentation. The opinion of CLSA addressed to the Board of Directors and dated October 11, 2001 stated that, as of such date and based upon and subject to various considerations and assumptions, the Merger Consideration in the amount of US$1.534 per Common is fair to the holders of Non-affiliated Shares from a financial point of view. The Fairness Opinion also stated that CLSA had reviewed its Board Presentation of September 20, 2001, and that the value indications set out in the Board Presentation, ranging from US$1.4685 to US$1.4903 per Common Share, had not, in its view, changed materially in the period since that date. CLSA's Fairness Opinion and Board Presentation were important factors in support of the Board of Directors' determination that the terms of the Plan of Merger and the Merger Consideration are fair to the holders of Non-affiliated Shares from both a procedural and financial point of view.

          (3) Comparison of Historical Market Prices. The US$1.534 per Common Share Merger Consideration to be received by the holders of Non-affiliated Shares in connection with the Merger represents (i) a 12.38% premium over the US$1.365 average closing price for the Common Shares on the American Stock Exchange during the 30 trading days preceding October 11, 2001, which was the day the Board of Directors reached its determinations regarding the Plan of Merger, (ii) a 0.07% premium over the US$1.533 average closing price for the Common Shares during the 60 trading days preceding October 11, 2001, (iii) a 2.29% discount to the US$1.570 average closing price for the Common Shares during the 90 trading days preceding October 11, 2001,
     (iv) a 15.33% premium over the US$1.330 average closing price for the Common Shares for all the trading days in 2001 preceding October 11, 2001, and (v) a 33.50% premium over the US$1.149 average closing price for the Common Shares for all the trading days in 2000.

          Although the average closing price for the Common Shares during the 60 trading days preceding October 11, 2001 was slightly lower than the Merger Consideration, and the average closing price for the Common Shares during the 90 trading days preceding October 11, 2001 was higher than the Merger Consideration, the Board of Directors believed that the fact that the Merger Consideration represents a premium over average closing prices for the Common Shares during the 30 trading days preceding October 11, 2001, for all the trading days in 2001 preceding October 11, 2001 and for all the trading days in 2000 supports the view that the Merger Consideration is fair to the holders of Non-affiliated Shares.

          (4) Small, Illiquid Public Float. The Board of Directors considered that King Power's shareholders do not derive the benefits typically received by shareholders of publicly traded companies because (i) King Power has not attracted the attention of stock analysts; (ii) there is a very limited market for the Common Shares; and (iii) the Common Shares' relatively small public float and illiquid market limit shareholders' ability to realize the value of their Common Shares. Excluding the Common Shares held by the Majority Shareholders, the public float of the Common Shares consists of only approximately 11.4% of the outstanding Common Shares. Because of the limited float, relatively low trading volume in the Common Shares and typical transaction costs, attempts to sell significant portions of the Common Shares may cause substantial downward pressure on market prices. The Board of Directors therefore believed that the Merger offers shareholders an opportunity to dispose of all of their Common Shares at a fair price. This factor supports the view that the Merger is fair to the holders of Non-affiliated Shares.

          (5) Exit Strategy. Sales by holders of Common Shares with smaller holdings are not practical because the transaction costs that would be incurred from selling a small number of shares would be disproportionately large compared to the dollar value derived from selling such Common Shares. As a result, a holder of Non-affiliated Shares who currently wants to sell his or her Common Shares may find it difficult or costly to do so. The Merger represents an opportunity for holders of Non-affiliated Shares to receive cash for their Common Shares and realize a higher effective price for such Common Shares, taking into account transaction costs, than could be expected to be realized in market transactions. This factor supports the view that the Merger is fair to the holders of Non-affiliated Shares.

          (6) Costs of Remaining a Public Company Listed on the American Stock Exchange. The Board of Directors believes that King Power does not receive any significant benefit from its status as a public company listed on the American Stock Exchange as it has not accessed the United States public capital markets for the past four years and does not anticipate doing so in the foreseeable future. The costs of complying with the reporting requirements of a public company listed on the American Stock Exchange also constitute a significant administrative expense of King Power. The Board of Directors estimate that King Power will be able to achieve savings of approximately US$350,000 per year in legal, printing, accounting and public relations costs by being freed of public reporting obligations which it has as a consequence of being listed on the American Stock Exchange. This figure does not include the significant commitment of time and other administrative burdens borne by King Power, including, without limitation, the salaries and other costs associated with the Company's investor relations personnel, as a result of its public reporting obligations and listed status. In addition, because King Power's operations are located in Thailand but it is incorporated in Nevada and listed on the American Stock Exchange, it has to comply with both Thai and the United States federal and state regulatory requirements, including having to prepare and maintain financial statements that meet the regulatory requirements of both jurisdictions. The Controlling Shareholders believe that on a long-term basis, the savings from eliminating these and similar costs will outweigh the estimated direct costs of completing the transactions contemplated by the Plan of Merger.

          (7) Lack of a Feasible Alternative Transaction. For the reasons previously discussed, including, without limitation, the Controlling Shareholders' stated lack of interest in seeking an alternative transaction with unaffiliated third parties, alternatives to a "going private" transaction are not feasible or are only feasible at prices that could not be reasonably expected to yield proceeds to the holders of Non-affiliated Shares equal to or in excess of the Merger Consideration or otherwise benefit King Power.

          (8) Unanimous Approval by Independent Special Committee. The Merger and the Plan of Merger were unanimously approved and recommended by the Special Committee, which consists solely of independent, non-employee directors of King Power who are not associates or affiliates of the Majority Shareholders. The independence of the Special Committee and its unanimous approval of the Merger are critical factors supporting the Board of Directors' view that the Merger is fair to the holders of the Non-affiliated Shares from both a procedural and financial point of view.

     The foregoing factors constitute all the material factors considered by the Board of Directors in reaching its determination that the Merger and the terms of the Plan of Merger are fair to, and in the best interests of, King Power and its shareholders, including holders of Non-affiliated Shares, from both a procedural and financial point of view. In view of the number and variety of factors that the Board of Directors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to assign relative weights to the foregoing factors, and, accordingly, the Board of Directors did not do so.

     The Board of Directors did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the holders of the Non-affiliated Shares for purposes of negotiating the terms of the Merger and Plan of Merger, as they believed that the appointment of an independent Special Committee and the retention by the Special Committee of an unaffiliated financial advisor to ensure an independent review process and, if necessary, to undertake additional negotiations with the Controlling Shareholders on an arm's-length basis, as well as the retention by King Power of a financial advisor for purposes of preparing the Board Presentation and the Fairness Opinion concerning the fairness of the transaction, sufficed to ensure procedural fairness. The Board of Directors also did not consider it necessary to require the approval of a majority of the Non-affiliated Shares for the same reasons stated above and because it is not otherwise required by applicable law.

THE CONTROLLING SHAREHOLDERS' PURPOSE AND REASONS FOR THE MERGER

     The Controlling Shareholders' purpose and reasons for engaging in the transactions contemplated by the Plan of Merger are to acquire, together with the other Majority Shareholders, 100% ownership of the Surviving Corporation, to create a liquidity event that will allow the holders of the Non-affiliated Shares to realize the value of their shares, and to enhance King Power's shareholder value by reducing administrative, legal, accounting and other costs. The Majority Shareholders consist of certain relatives and associates of the Controlling Shareholders, certain relatives and associates of the other Majority Shareholders, and certain employees of the King Power Group.

     The Controlling Shareholders believe that King Power's shareholders do not derive the benefits typically received by shareholders of publicly traded companies because (i) King Power has not attracted the attention of stock analysts; (ii) there is a very limited market for the Common Shares; and (iii) the Common Shares' relatively small public float and illiquid market limit shareholders' ability to realize the value of their Common Shares. The Controlling Shareholders believe that the Merger will benefit holders of the Non-affiliated Shares by creating a liquidity event that will allow the holders of the Non-affiliated Shares to realize the value of their shares.

     The Controlling Shareholders believe that King Power does not receive any significant benefit from its status as a public company listed on the American Stock Exchange as it has not accessed the United States public capital markets for the past four years and does not anticipate doing so in the foreseeable future. The costs of complying with the reporting requirements of a public company listed on the American Stock Exchange also constitute a significant administrative expense of King Power. The Controlling Shareholders estimate that King Power will be able to achieve savings of approximately US$350,000 per year in legal, printing, accounting and public relations costs by being freed of public reporting obligations which it has as a consequence of being listed on the American Stock Exchange. This figure does not include the significant commitment of time and other administrative burdens borne by King Power, including, without limitation, the salaries and other costs associated with the Company's investor relations personnel, as a result of its public reporting obligations and listed status. In addition, because King Power's operations are located in Thailand but it is incorporated in Nevada and listed on the American Stock Exchange, it has to comply with both Thai and the United States federal and state regulatory requirements, including having to prepare and maintain financial statements that meet the regulatory requirements of both jurisdictions. The Controlling Shareholders believe that on a long-term basis, the savings from eliminating these and similar costs will outweigh the estimated direct costs of completing the transactions contemplated by the Plan of Merger as described under "Estimated Fees and Expenses".

     The Controlling Shareholders have not pursued a liquidation of King Power or a sale of King Power to an unaffiliated third party because the Controlling Shareholders want King Power to continue to operate on an on-going basis and want to acquire, together with the other Majority Shareholders, the entire equity interest in King Power and do not currently desire to sell the Common Shares that they hold to an unaffiliated third party. The acquisition of all of the outstanding equity interests in King Power was structured as a cash merger in order to facilitate the acquisition of all the remaining Common Shares in a single step, with minimal transaction costs and without the necessity of financing separate purchases of Common Shares in a tender offer or in open market purchases while, at the same time, not materially disrupting King Power's operations.

     The Controlling Shareholders believe that the Merger, the Merger Consideration and the terms and conditions of the Plan of Merger are fair to King Power and the holders of the Non-affiliated Shares from both a procedural and financial point of view. The Controlling Shareholders considered substantially the same material factors as those considered by the Board of Directors and the Special Committee, set forth above, in determining that the Merger is financially and procedurally fair to the holders of Non-affiliated Shares.

VALUATION REPORTS AND OPINION OF THE FINANCIAL ADVISOR

     CLSA was the financial advisor to King Power in connection with the proposed Merger.

     In its capacity as financial advisor to King Power in connection with the Merger, CLSA provided two valuation reports valuing the Common Shares. The first valuation report was the Preliminary Valuation Report, which was based on only one valuation methodology, benchmarking to industry comparables, and was delivered by CLSA to King Power on March 12, 2001. At the request of the Controlling Shareholders, King Power delivered a copy of the Preliminary Valuation Report to the Controlling Shareholders, who considered the Preliminary Valuation Report in deciding to proceed with proposing the Merger to the Board of Directors. The second valuation report was based on three valuation methodologies, a DCF analysis, benchmarking to industry comparables and historical share price trading analysis, and was delivered to the Board of Directors and the Special Committee in its completed form as the Board Presentation on September 20, 2001.

     In compiling the Board Presentation, CLSA incorporated the results of a DCF analysis based on a model which had earlier been delivered by CLSA to King Power in the form of the Preliminary DCF Valuation on August 24, 2001. At the request of the Controlling Shareholders, King Power delivered a copy of the Preliminary DCF Valuation to the Controlling Shareholders, who, after reviewing the Preliminary DCF Valuation, confirmed their continuing interest in participating in the Merger on August 24, 2001, prior to the Board of Directors meeting held on September 20, 2001, subject to obtaining the approval of the Board of Directors and the Board's determination of a fair price to be paid to the holders of Non-affiliated Shares in return for extinguishing their equity interests in King Power pursuant to the Plan of Merger.

     Also in its capacity as financial advisor to King Power in connection with the Merger, CLSA rendered to the Board of Directors its Fairness Opinion, dated October 11, 2001, which was the day the Board of Directors approved the Plan of Merger, that, as of such date and based upon and subject to various considerations and assumptions, the Merger Consideration in the amount of US$1.534 per Common Share is fair to the holders of Non-affiliated Shares from a financial point of view. The Fairness Opinion is qualified in its entirety by reference to matters discussed with and presented to the Board of Directors and the Special Committee on September 20, 2001. CLSA presented its Fairness Opinion to the Board of Directors in a meeting held on October 11, 2001, prior to the Board making its determination that the terms and conditions of the Plan of Merger are fair from a financial point of view to, and in the best interests of, King Power and its shareholders, including holders of Non-affiliated Shares. The Fairness Opinion constituted one factor considered by the Board of Directors in reaching its determination that the terms and conditions of the Plan of Merger are fair from a financial point of view to, and in the best interests of, King Power and its shareholders, including holders of Non-affiliated Shares, and by the Special Committee in reaching its determination that the terms and conditions of the Plan of Merger are fair from a financial point of view to, and in the best interests of, the holders of Non-affiliated Shares.

     The Fairness Opinion was prepared at the request of King Power and was addressed to the Board of Directors. The Fairness Opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Non-affiliated Shares. The Fairness Opinion does not address the relative merits of the Merger or any other transactions or business strategies discussed by the Board of Directors or the Special Committee as alternatives to the Merger or the decision of the Board of Directors and the Special Committee to proceed with, or the effects of, the Merger. CLSA has no obligation to update the Fairness Opinion. A copy of the Fairness Opinion is attached as Appendix B to this Proxy Statement. Shareholders are urged to read the Fairness Opinion carefully and in its entirety.

     In conducting its valuation and preparing the Board Presentation and the Fairness Opinion, CLSA reviewed and considered such information of the King Power Group as it deemed necessary or appropriate, including (i) drafts, in the forms furnished to CLSA by representatives of King Power, of the Plan of Merger;
(ii) certain business and financial information relating to the King Power Group, as provided by King Power, including the financial condition and results of operations of King Power's subsidiaries and their historical financial performance; (iii) certain financial projections relating to the King Power Group prepared by the management of King Power; (iv) certain public filings made by King Power with the SEC; (v) to the extent publicly available, certain market trading data and historical trading performance for the Common Shares; (vi) certain representations made by King Power's management; and (vii) the advice of external parties, including tax and legal advisers.

     In conducting its valuation and preparing the Board Presentation and the Fairness Opinion, CLSA assumed and relied upon the accuracy and completeness of all the financial and other information that was available to it from public sources and/or that was provided to CLSA by King Power or its representatives and/or that was otherwise received by CLSA. With respect to the financial projections supplied by King Power, CLSA assumed that they were prepared in good faith and on the basis reflecting the best then currently available judgments and estimates of the management of King Power as to the future operating and financial performance of the King Power Group. CLSA did not attempt to independently verify any such information received, nor did it conduct any physical inspection of the facilities of any member of the King Power Group or assume any responsibility for making an independent evaluation of any assets or liabilities of any member of the King Power Group.

     CLSA's valuation of the business of the King Power Group was based on market, economic, financial and other conditions as they existed and could be evaluated on, and on the information publicly available as of

September 20, 2001, being the date of CLSA's Board Presentation. CLSA stated in the Board meeting held on September 20, 2001 that although subsequent developments may affect its valuation, it did not have any obligation to update, revise or reaffirm its valuation. CLSA's valuation, as presented to the Board on September 20, 2001 and set out in the Board Presentation, and CLSA's Fairness Opinion are intended solely for the benefit and use of King Power (including the management and directors of King Power) in considering the proposed Merger and do not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

     In valuing the business of the King Power Group, CLSA used a combination of three techniques:

          (i) DCF Analysis: A technique which, in the form used by CLSA, (a) used forecasts of the King Power Group's key operating income drivers based on several assumptions to determine its free cash flows, (b) adjusted these free cash flows with the net (after tax) monetary debt service cost, (c) discounted them by a market-determined discount rate, (d) adjusted the resulting amount for (i) Net Monetary Debt and for (ii) Net Monetary Assets, and (e) derived "Base Case", "Worst Case" and "Best Case" scenarios by varying certain assumptions;

          (ii) Benchmarking to Industry Comparables: A technique which compared and benchmarked King Power against comparable companies in the same and related businesses using financial metrics determined from traded securities and reported accounting numbers, employing various pricing ratio techniques to reduce the discrepancies of financial structures and accounting rules; and

          (iii) Historical Traded Price Analysis: A technique based on an analysis of the historical reported traded prices for King Power's Common Shares on the American Stock Exchange over a specified period to determine investor expectations of King Power's current and future performance.

     Set forth below is a brief summary of CLSA's Board Presentation.

     Discounted Cash Flow Analysis. The DCF analysis performed by CLSA was based upon certain financial and operational forecasts for a 10-year projection period prepared by King Power's management derived from AAT statistics and other publicly available information, and CLSA's own views. CLSA performed a due diligence review of certain financial and operational forecasts prepared by King Power's management and met with management to discuss such information. In order to arrive at a DCF valuation of the business of the King Power Group, CLSA prepared separate DCF valuations on an unconsolidated basis for King Power and each of its three subsidiaries, KPD, KPT and KPG Thailand (each, an "Unconsolidated DCF Valuation"), and then consolidated these separate DCF valuations into a single DCF valuation for King Power on a consolidated basis. The assumptions employed by CLSA in each of these DCF valuations are set out in detail in the Board Presentation.

     For purposes of each Unconsolidated DCF Valuation, CLSA estimated a terminal value at the end of the 10-year projection period by capitalizing in 2010 projected ungeared net (after tax) free cash flows in perpetuity for years beyond 2010. In calculating these terminal values, CLSA adopted the "perpetuity" method, in so far as it recognized future potential growth of the King Power Group beyond the forecast period. The growth rate used as a measure of future potential growth for the King Power Group's businesses was the estimate of growth in Thailand's gross domestic product ("GDP") for 2001, as projected by CLSA, being 2.1%. CLSA did not apply a terminal value in calculating the Unconsolidated DCF Valuations for KPG Thailand and King Power on an unconsolidated basis, as these entities are a dormant entity and a holding company, respectively, and are expected to remain as such beyond the 10-year projection period.

     CLSA employed market-determined discount rates to the projected unconsolidated ungeared net (after tax) free cash flows and, where estimated, terminal values, for each of KPT, KPD, KPG Thailand and King Power to obtain their present value. By varying the discount rates applied, CLSA derived for each of KPT, KPD, KPG Thailand and King Power a "Base Case", "Worst Case", and "Best Case" scenario. The discount rates, derived using a weighted average cost of capital model, were (i) in the "Base Case" scenario, 11.615%; (ii) in the "Worst Case" scenario, with respect to KPT, KPG Thailand and King Power, 11.615%, and with respect to KPD, 11.615% for the years 2001 through 2004 and 12.329% for the years 2005 through 2010; and (iii) in the "Best Case" scenario, 10.989%.

     In varying the discount rates used in calculating the Unconsolidated DCF Valuations, CLSA intended to reflect, in the "Worst Case" and "Best Case" scenarios, different assumptions regarding the rates of return required by holders of and prospective investors in King Power's Common Shares. In the "Worst Case" scenario for KPD, CLSA used a lower discount rate for years 2001 through 2004 than for years 2005 through 2010, to reflect the inherent uncertainty over whether the King Power Group's duty free concessions at the present Bangkok International Airport will be renewed following the completion of and transfer of the present airport's operations to the NBIA, as is projected to occur no later than the end of 2004. The lower discount rate also reflected the likelihood that additional concessionaires will be permitted to operate duty free businesses at the NBIA, resulting in new and increased competition from both local and foreign operators of airport duty free businesses, as well as the general risk of a potential downturn in KPD's future business performance. In the "Worst Case" scenarios for KPT, KPG Thailand and King Power, the discount rates used remained unchanged from the discount rates used in the "Base Case" scenario on the assumption that the NBIA would not affect these entities. In each "Best Case" scenario, CLSA assumed that the King Power Group will continue as a premier duty free operator at the NBIA following the completion of and transfer of the present Bangkok International Airport's operations to the NBIA.

     Consistent with CLSA's DCF analysis, CLSA's Unconsolidated DCF Valuation for KPT resulted in a negative present value for KPT, in the amount of approximately negative US$18.8 million in each of the "Base Case" and "Worst Case" scenarios, and approximately negative US$23.2 million in the "Best Case" scenario, or approximately 36%, 39% and 40% of the positive present value of KPD in the "Base Case", "Worst Case" and "Best Case" scenarios, respectively. As a result of the negative present value attributed to KPT, the attributable equity value of King Power's Common Shares on a consolidated basis was reduced by equivalent amounts in each of the scenarios. CLSA's inclusion of KPT in its DCF analysis reflected an assumption, confirmed by King Power's management, that, for competitive reasons, KPT's operations would be continued indefinitely.

     To derive valuations for King Power on a consolidated basis, CLSA consolidated the values derived for each of KPD, KPT, KPG Thailand and King Power on an unconsolidated basis in the Unconsolidated DCF Valuations. The per share resulting range of attributable equity values for King Power's issued and outstanding Common Shares was (i) US$1.534 per Common Share in the "Base Case" scenario; (ii) US$1.335 per Common Share in "Worst Case" scenario; and (iii) US$1.602 per Common Share in the "Best Case" scenario, or approximately US$31.1 million, US$27.0 million and US$32.4 million, respectively, for all of King Power's issued and outstanding Common Shares in the aggregate. As with the Unconsolidated DCF Valuations, and consistent with the results of CLSA's DCF analysis, each scenario calculated on a consolidated basis included a negative present value for KPT.

     In its presentation to the Board of Directors and the Special Committee, CLSA noted that the range of attributable equity values derived from a DCF analysis may not reflect the value ascribed to a company by financial markets because market participants often have no control over the management of a company, nor do they necessarily have complete information about the company and its prospects.

     Benchmarking to Industry Comparables. CLSA benchmarked King Power to the following companies, each of which has a class of publicly traded equity securities: (i) PT Sona Topas Tourism Industry Tbk, which,

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among other businesses, operates through its subsidiaries duty free stores throughout Indonesia; (ii) MISR Duty Free Shops Company, which is the sole duty free operator in Egypt under an agreement with the Egyptian Government; (iii) Bahrain Duty Free Complex, which is the sole duty free operator in Bahrain under an agreement with the Bahrain Government; (iv) Siam Makro Public Company Limited, which operates cash and carry and discount stores in Thailand; and (v) Courts (Singapore) Ltd, an electronics appliances and household furnishings retailer in Singapore (collectively, the "Comparable Companies").

     In selecting the comparable companies for benchmarking to King Power, CLSA considered a variety of factors, including the trading market for each company's securities, and the size, geographic location, financial condition and scope of each company's business and operations. Nonetheless, CLSA observed that, in the case of King Power, there was no other company with a class of publicly traded equity securities that was directly comparable, because of differences in size, scope of business and other factors, and that, for that reason, there was a limit to the meaningfulness of any analysis of King Power based on benchmarking to industry comparables. In addition, CLSA ultimately excluded PT Sona Topas Tourism Industry Tbk from part of the analysis, because of distortions created by that company's exceptionally low earnings for its financial year 2000.

     The valuation multiples for the Comparable Companies, based solely on historical numbers and not on projections of future numbers, ranged as follows:
(i) market price as a multiple of net income ranged from 3.2x to 9.7x; (ii) market price as a multiple of earnings before interest, tax, depreciation and amortization ("EBITDA") ranged from 3.0x to 6.6x; (iii) market price as a multiple of earnings before interest and tax ("EBIT") ranged from 3.3x to 10.8x; and (iv) enterprise value as a multiple of EBITDA ranged from 1.5x to 4.4x. Enterprise value was defined as the market value of common equity, plus the book value of interest-bearing debt, preferred stock and minority interests, less cash and cash equivalents. All multiples were based on stock prices available at September 13, 2001, being the latest practicable date for ascertaining certain information in connection with the Board Presentation. Given the nature of the King Power Group's business and the size of its balance sheet, CLSA did not consider market price as a multiple of book value an appropriate valuation methodology in this case. CLSA also did not consider market price as a multiple of EBIT to be relevant in this case, because of the large range of resulting valuations. Excluding the valuations derived by examining market price as a multiple of book value and market price as a multiple of EBIT, CLSA applied the mean and median of the remaining multiples described above to the results of King Power for the twelve month period ended December 31, 2000 to calculate the equity valuation range for King Power's Common Shares, which resulted in a range of equity values of US$1.36 to US$2.99 per Common Share, or approximately US$27.7 million to US$60.6 million in the aggregate.

     In its presentation to the Board of Directors and the Special Committee, CLSA noted that its analysis based on a benchmarking to industry comparables had resulted in a broad range of equity values of King Power's issued and outstanding Common Shares. CLSA attributed this broad range to (i) the lack of meaningful comparables, and (ii) the fact that a benchmarking exercise ignores the risks of King Power that are specific to King Power.

     Historical Share Price Trading Analysis. CLSA reviewed the historical performance of the Common Shares, which are traded on the American Stock Exchange, during the twelve-month period from September 18, 2000 through September 18, 2001, being the latest practicable date for which CLSA obtained the historical reported traded price for the Common Shares prior to September 20, 2001, the date of the Board Presentation. During this period, the price of King Power's Common Shares ranged from a low of US$0.6875 to a high of US$2.15 per Common Share. Over the same period, the monthly trading volume represented approximately 0.24% of the total number of issued and outstanding Common Shares.

     CLSA narrowed its valuation range using the historical share price trading methodology by selecting as the lower and higher end of its valuation range the lowest and highest, respectively, of the following prices: (i) the

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

price of King Power's Common Shares on September 18, 2001; (ii) the price of King Power's Common Shares one week prior to September 18, 2001; (iii) the price of King Power's Common Shares one month prior to September 18, 2001; (iv) the price of King Power's Common Shares two months prior to September 18, 2001; (v) the price of King Power's Common Shares six months prior to September 18, 2001; and (vi) the price of King Power's Common Shares 12 months prior to September 18, 2001; (vii) the average price of King Power's Common Shares in the one week prior to September 18, 2001; (viii) the average price of King Power's Common Shares in the one month prior to September 18, 2001; (ix) the average price of King Power's Common Shares in the two months prior to September 18, 2001; (x) the average price of King Power's Common Shares in the six months prior to September 18, 2001; and (xi) the average price of King Power's Common Shares in the 12 months prior to September 18, 2001. Based on the above share prices, which reflect reported transacted prices on the American Stock Exchange, the resultant range of equity values was US$1.08 to US$1.90 per Common Share, or approximately US$21.9 million to US$38.5 million in the aggregate.

     CLSA noted in its presentation to the Board of Directors and the Special Committee that although the share trading performance would be of particular interest to the minority shareholders, CLSA emphasized that financial markets did not always accurately reflect the true value of a company.

     Attributable Equity Valuation Range. CLSA explained to the Board of Directors and the Special Committee that, by combining the equity valuation ranges from the three valuation methodologies that it employed, CLSA arrived at an overall equity valuation range per Common Share of US$1.08 to US$2.99. CLSA then eliminated the upper end of the range of US$2.99 per Common Share on the grounds that this number was derived from the benchmarking to industry comparables methodology, that certain benchmarked comparables had distorted the range derived from this methodology, and that the upper end of the equity valuation range derived from this methodology was therefore an unreliable indication of the fair value of King Power's issued and outstanding Common Shares. In addition, CLSA eliminated the lower end of the range of US$1.08 per Common Share, which was derived using the historical share price trading methodology, on the grounds that King Power's Common Shares had not traded at that level over the preceding six months, and that the overall twelve-month average trading price for the Common Shares prior to the date of the Board Presentation of US$1.22 was above this value.

     Because the use of a combination of three methodologies had yielded a very broad range of equity valuations of the Common Shares, and both the upper and lower ends of this range were not particularly meaningful, CLSA recommended the DCF analysis as providing, in the case of the Common Shares, a more meaningful valuation because (i) it recognizes the time value of money as net (after tax) free cash flows are discounted to present value; (ii) it recognizes the impact of risk, growth and inflationary pressure; and (iii) it employs models built on assumptions and financial projections that are specific to King Power. Referring to the attributable equity valuation range per Common Share of US$1.335 to US$1.602 derived from CLSA's DCF analysis, CLSA informed the Board of Directors and the Special Committee that it believed that a fair value range for King Power's Common Shares, as of the date of the Board Presentation, could be reduced to the range formed by the median and mean of the "Base Case", "Worst Case" and "Best Case" scenarios. On this basis, CLSA derived an attributable equity valuation range per Common Share of US$1.4685 to US$1.4903, or approximately US$29.7 million to US$30.2 million in the aggregate.

     CLSA does not have any obligation to update, revise or reaffirm its valuation of King Power's issued and outstanding Common Shares as of the date of the Board Presentation, nor has CLSA been requested by King Power to do so. CLSA has, however, obtained from King Power figures relating to the (i) Net Monetary Debt, and for (ii) Net Monetary Assets in each case, as of October 3, 2001, being the latest practicable date for which King Power could provide such information prior to October 11, 2001, being the date of the Fairness Opinion. In addition, as of October 3, 2001, CLSA reviewed certain of its macroeconomic assumptions and reported
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

transacted prices for the Common Shares on the American Stock Exchange since the date of the Board Presentation, both of which related to the calculation of the weighted average cost of capital used in CLSA's DCF analysis of the business of the King Power Group. Based on its review of information as of October 3, 2001, CLSA re-examined the attributable equity valuation range per Common Share of US$1.4685 to US$1.4903. Although there were some movements in the range since the date of the Board Presentation, CLSA was of the opinion that such movements were not material and did not alter CLSA's opinion as of the date of the Fairness Opinion as to the fairness, from a financial point of view, of the Merger Consideration.

     The material analyses performed by CLSA in rendering its Fairness Opinion have been summarized above. Nonetheless, the summary set forth does not purport to be a complete description of the analyses performed by CLSA, and is qualified in its entirety by reference to the Fairness Opinion attached as Appendix B to this Proxy Statement and matters discussed with and presented to the Board of Directors and the Special Committee on September 20, 2001. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, CLSA made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, CLSA believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all of the analyses and factors considered, could create a misleading or incomplete view of the process underlying the Fairness Opinion.

     In performing its analyses, CLSA also made numerous assumptions with respect to the King Power Group, industry performance, general business, economic and market conditions and other matters, based on, among other things, information provided to it by King Power, many of which matters are beyond the control of King Power. Any estimates and/or projections contained in CLSA's analyses are not necessarily indicative of actual values or actual results, as applicable, which may be significantly more or less favorable than as set forth therein. The actual future performance of the King Power Group may vary substantially from such projections.

     King Power selected CLSA as its financial advisor because CLSA is an established investment banking firm in Thailand, throughout Asia and internationally with experience in transactions similar to the Merger. CLSA, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. CLSA has been retained by King Power to render financial advisory services to King Power in connection with the Merger and received a fee for such services. As compensation for CLSA's services in connection with the Merger, including, without limitation, its rendering of the Fairness Opinion, King Power paid CLSA total compensation in the amount of US$200,000, plus out-of-pocket expenses of approximately US$7,000. The fee was paid in three installments: (i) US$20,000, after receipt of the Preliminary Valuation Report but prior to delivery of the Board Presentation; (ii) an additional US$90,000 after delivery of the Board Presentation but prior to receipt of the Fairness Opinion; and (iii) an additional US$90,000 following receipt of the Fairness Opinion. King Power had the option not to incur further fees to CLSA if, after receipt of the Preliminary Valuation Report, King Power had determined for whatever reason not to proceed with the Merger. King Power has agreed to indemnify CLSA against certain liabilities for the services rendered in connection with the engagement.

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

FINANSA'S VALUATION REPORT

     Finansa was the financial advisor to the Special Committee in connection with the proposed Merger.

     In its capacity as financial advisor to the Special Committee, Finansa's principal role in connection with the Merger was, from the vantage point of its expertise in the valuation of equity securities, to assist the Special Committee in reviewing and evaluating the Board Presentation and the terms of the Merger for purposes of the Special Committee's determination whether the terms of the Plan of Merger are fair to, and in the best interests of, the holders of Non-affiliated Shares. In addition, Finansa delivered to the Special Committee its valuation report, dated October 1, 2001, which provided an indicative fair value of King Power's Common Shares.

     Finansa's Valuation Report incorporated information obtained from King Power, including audited financial statements, annual reports and management's financial projections, as well as publicly available information and Finansa's own subjective opinions and expertise. Finansa also made numerous assumptions with respect to the King Power Group and industry performance, general business, economic and market conditions and other matters, based on, among other things, information provided to it by King Power, many of which matters are beyond the control of King Power. Any estimates and/or projections contained in its analyses are not necessarily indicative of actual values or actual results, as applicable, which may be significantly more or less favorable than as set forth therein. The actual future performance of the King Power Group may vary substantially from such projections.

     In preparing its valuation report, Finansa calculated a range of values for King Power's Common Shares using three separate valuation techniques:

          (i) DCF Analysis: A technique which, in form used by Finansa, considered the King Power Group's free cash flows to equity, or the residual cash flows remaining after meeting interest and principal payments and providing for capital expenditures to maintain existing assets and create new assets for future growth, as discounted by a required rate of return and adjusted for cash on hand;

          (ii) Market Comparison: A technique which compared King Power's traded share prices on the American Stock Exchange to that of comparable companies in the same and related businesses, using financial metrics determined from reported accounting numbers; and

          (iii) Historical share price trading analysis, which analyzed the historical reported trading prices for King Power's Common Shares on the American Stock Exchange over a specified period to determine investor expectations of King Power's current and future performance.

     Set forth below is a brief summary of the analyses performed by Finansa:

     Discounted Cash Flow Analysis. The DCF analysis performed by Finansa incorporated assumptions developed through various sources of information, including King Power, King Power's audited financial statements, management reports and publicly available information. Finansa performed due diligence on certain financial and operational forecasts and met with management to discuss such information. In order to arrive at a DCF valuation of the business of the King Power Group, Finansa prepared Unconsolidated DCF Valuations for KPD, KPT, KPG Thailand and King Power, and then consolidated the results of these separate DCF valuations into a single DCF valuation for King Power on a consolidated basis.

     The financial, operational and macroeconomic assumptions made by Finansa for KPD, KPT, KPG Thailand and King Power in order to derive the consolidated attributable equity valuation range per Common Share are set out in detail in Finansa's Valuation Report, as are King Power's financial projections (as adjusted by Finansa) for these companies. Finansa adjusted management's projections of revenue growth for KPD and KPT to reflect the possible impact of the September 11, 2001 attacks on the World Trade Center in New York City on the King
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

Power Group as a result of expected decreased tourist arrivals and sales in the last three months of 2001 and in 2002. For the last three months of 2001, Finansa adjusted management's projected revenue growth downward by 10%, while for the year 2002, Finansa projected no growth in revenue apart from growth arising from a new concession which KPD has acquired for additional retail space commencing January 1, 2002. Finansa did not adjust management's projections of revenue growth to reflect King Power's expectation that the NBIA would open and replace the existing Bangkok International Airport no later than the end of 2004. Finansa noted that possible effects of the opening of the new airport include higher passenger traffic, relocation costs, increased competition and the loss of or a change in the terms of the King Power Group's duty free concessions.

     For purposes of each Unconsolidated DCF Valuation, Finansa projected free cash flows to equity over a six-year period, and estimated a terminal value at the end of the six-year projection period by capitalizing in 2006 projected free cash flows to equity in perpetuity for years beyond 2006. The growth rate used as a measure of future potential growth for the King Power Group's businesses was 2.0%, which was in between the expected GDP growth rate for Thailand in 2001 and 2002 of 1.2% and 2.4%, respectively, as estimated by the Thailand Development Research Institute on September 25, 2001. To derive a valuation for King Power on a consolidated basis, CLSA aggregated the projected geared net free cash flows and terminal values derived for each of KPD, KPT, KPG Thailand and King Power on an unconsolidated basis in the Unconsolidated DCF Valuations, and then discounted the resulting amount to present value. The discount rate, derived using a capital assets pricing model, was 14.89%. To determine the equity value of the Common Shares, Finansa added to the present value of the projected free cash flows to equity derived by Finansa, an amount representing the King Power Group's net cash on hand after deducting amounts outstanding under short-term working capital facilities, each as at January 1, 2001.

     Finansa's Unconsolidated DCF Valuation for KPT resulted in a negative present value for KPT in the amount of approximately negative Baht 377.0 million, or approximately 22%, of the present positive value of KPD. As a result of the negative present value attributed to KPT, the attributable equity value of King Power's Common Shares was reduced by an equivalent amount. Finansa's decision to include KPT in its DCF analysis reflected an assumption, confirmed by King Power's management, that, for competitive reasons, KPT's operations would be continued indefinitely.

     The equity value of King Power's Common Shares resulting from the DCF analysis performed by Finansa was $1.327 per share, or approximately $26.9 million in the aggregate.

     Market Comparison. Finansa considered certain companies in various world markets that had operations generating significant revenues from duty and tax free businesses. The following companies, each of which has a class of publicly traded equity securities, were selected for this analysis: (i) Aldeasa, S.A., which operates duty free and other stores in Spain as well as duty free stores in Portugal and Latin America; (ii) Baa Plc, which operates airports and duty free stores in the United Kingdom and also has interests in airports outside the United Kingdom; (iii) Bahrain Duty Free Complex, which is the sole duty free operator in Bahrain under an agreement with the Bahrain Government; (iv) Hotel Shilla, which operates hotels and a duty free store in Korea; and (v) MISR Duty Free Shops Company, which is the sole duty free operator in Egypt under an agreement with the Egyptian Government.

     The valuation multiples for the comparable public companies, based solely on historical numbers and not on projections of future numbers, ranged as follows: (i) market price as a multiple of earnings ranged from 4.53x to 20.00x;
(ii) market price as a multiple of book value ranged from 0.73x to 2.96x; (iii) market price as a multiple of EBITDA ranged from 4.00x to 8.11x; and (iv) market price as a multiple of cash flow ranged from 1.25x to 19.03x. Finansa applied the mean and median of the multiples described above to the results of King Power for the twelve-month period ended December 31, 2000 to calculate the implied public market value of King Power's

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

equity, which resulted in a range of equity values of $1.31 to $3.54 per Common Share, or approximately US$26.5 million to US$71.7 million in the aggregate.

     Historical Share Price Trading Analysis. Finansa reviewed the historical performance of the Common Shares, which are traded on the American Stock Exchange, during the 24-month period from September 27, 1999 through September 26, 2001. During this period, the price of King Power's Common Shares ranged from a low of US$0.69 to a high of US$2.15 per Common Share. Over the same period, the monthly trading volume represented approximately 0.24% of the total number of issued and outstanding Common Shares.

     Finansa narrowed its valuation range using historical share price trading methodology by selecting as the lower and higher end of its valuation range the lowest and highest, respectively, of the following prices: (i) the price of King Power's Common Shares on September 26, 2001; (ii) the average price of King Power's Common Shares in the one week prior to September 26, 2001; (iii) the average price of King Power's Common Shares in the one month prior to September 26, 2001; (iii) the average price of King Power's Common Shares in the three months prior to September 26, 2001; (iv) the average price of King Power's Common Shares in the six months prior to September 26, 2001; (v) the average price of King Power's Common Shares in the 12 months prior to September 26, 2001; (vi) the average price of King Power's Common Shares in the 18 months prior to September 26, 2001; and (vii) the average price of King Power's Common Shares in the 24 months prior to September 26, 2001. Based on the above share prices, the resultant range of equity values was $1.22 to 1.64 per Common Share, or approximately US$24.7 million to US$33.2 million in the aggregate.

     Finansa was of the view that the DCF analysis was a more appropriate valuation methodology as it took into account the long-term fundamentals of the King Power Group. Finansa noted that the market comparison methodology ignored the fundamentals of the King Power Group and may lead to significant errors in valuation. Similarly, the public market price analysis relied heavily on historical trading performance on the stock market, which would be affected by market sentiment, and did not take into account the King Power Group's fundamentals.

     Therefore, based on its DCF analysis, Finansa derived its fair value indication of $1.327 per Common Share.

     The Special Committee selected Finansa as its financial advisor because Finansa is an established investment banking firm in Thailand with experience in providing financial advisory services. Finansa, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate or other purposes. Finansa has been retained by the Special Committee to render financial advisory services to the Special Committee in connection with the Merger and received a fee for such services. As compensation for Finansa's services as financial advisor to the Special Committee and in preparing Finansa's Valuation Report, King Power paid Finansa a total of Baht 300,000 following receipt of Finansa's Valuation Report. King Power has agreed to indemnify Finansa against certain liabilities for the services rendered in connection with the engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Special Committee and the approval and recommendation of the Board of Directors with respect to the Merger, shareholders should be aware that certain members of the Board of Directors and King Power's management have interests in connection with the Merger, including those described below, that differ from those of the holders of Non-affiliated Shares. The Special Committee and the Board of Directors were aware of these potential or actual conflicts of interest and considered them along with other matters described in this section under "-- Background of the Merger". The Special Committee and the Board of Directors recognized that the existence of these actual or potential conflicts might result in increased
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

scrutiny of the Merger and therefore viewed such factors negatively. As discussed elsewhere in this section, the Special Committee and the Board of Directors, based on the recommendation of the Special Committee, believe that the terms of the Plan of Merger and Merger are fair to, and in the best interests of, the holders of Non-affiliated Shares from both a procedural and financial point of view. See "-- Background of the Merger", "-- The Special Committee" and "-- The Board of Directors".

     Newco was formed by the Controlling Shareholders, namely, Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn, Niphon Raksriaksorn, and the other Majority Shareholders for the purpose of acquiring King Power in the Merger. Vichai Raksriaksorn is the Chairman of the King Power Group, and the Chief Executive Officer and a director of King Power. Viratana Suntaranond is the Group Chief Financial Officer, Secretary, Treasurer and a director of King Power. Aimon Raksriaksorn is the Group Deputy Managing Director and a director of King Power. Vichai Raksriaksorn's wife (Aimon Raksriaksorn), nephew (Niphon Raksriaksorn) and other relatives and affiliates are also among the Majority Shareholders. Viratana Suntaranond's wife (Umaratana Suntaranond), four children and affiliates are among the Majority Shareholders.

     Immediately prior to the consummation of the Merger, the Majority Shareholders will collectively hold all of the issued and outstanding shares of Newco, in the same proportions, in relation to each other, as they presently hold in King Power, as reflected in Appendix A of this Proxy Statement. Immediately following the consummation of the Merger, the Majority Shareholders will continue to collectively hold all of the issued and outstanding shares of the Surviving Corporation in the same proportions as they held in Newco immediately prior to the consummation of the Merger.

     Dharmnoon Prachuabmoh and Chulchit Bunyaketu, members of the Special Committee, were initially proposed for election to the Board of Directors by the Controlling Shareholders, although such persons are not affiliated or associated with the Controlling Shareholders.

     Each member of King Power's management and of its subsidiaries' management will be employed in substantially the same capacity by the Surviving Corporation or its subsidiaries after the consummation of the Merger. After the consummation of the Merger, the directors of King Power will cease to serve as such, and Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn will be the directors of the Surviving Corporation.

     At the request of the Controlling Shareholders, certain members of management were involved in the due diligence review performed by CLSA in connection with CLSA's preparation of its draft and final Board Presentation and Fairness Opinion.

CERTAIN EFFECTS OF THE MERGER

     Following the Merger, the Majority Shareholders will collectively hold all of the issued and outstanding shares of Newco as the Surviving Corporation and will have a 100% interest in the equity and net earnings of Newco as the Surviving Corporation. The Majority Shareholders will collectively be the sole beneficiaries of any future earnings and growth of the Surviving Corporation until shares of beneficial interest, if any, are issued to other persons, and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Surviving Corporation in the future. Upon the consummation of the Merger, the holders of Non-affiliated Shares will cease to have any ownership interests in King Power or the Surviving Corporation or rights as shareholders of those entities. The holders of Non-affiliated Shares will no longer benefit from any increases in the value of the business previously conducted by King Power or any payment of dividends on the Common Shares and will no longer bear the risk of any decreases in value of the business previously conducted by King Power. The Majority Shareholders collectively hold approximately 88.6% of the issued and outstanding Common Shares of King Power prior to the Merger. Upon completion of the

Merger, the Majority Shareholders' interest in King Power's equity and net income would increase from 88.6% of such amounts to 100% of such amounts through their 100% ownership of the Surviving Corporation.

     As a result of the Merger, Newco, as the Surviving Corporation, will be privately held and there will be no public market for its equity interests. In addition, the Common Shares of King Power will no longer be traded on the American Stock Exchange, price quotations with respect to sales of shares in the public market will no longer be available and registration of the Common Shares under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), will terminate following consummation of the Merger and, accordingly, King Power will no longer be required to file periodic reports and other information with the SEC.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     This discussion summarizes the material United States federal income tax consequences of the Merger to United States holders (as defined below) of the Common Shares. The discussion is based upon the federal income tax laws of the United States as in effect on the date of this Proxy Statement, including the United States Internal Revenue Code of 1986, as amended, or the Code, its legislative history, Treasury Regulations promulgated thereunder, published rulings and court decisions, which are subject to change, possibly with retroactive effect. Subsequent developments could have a material effect on this discussion.

     This discussion of United States federal income tax matters deals only with Common Shares that are held as capital assets. In addition, this discussion does not address special United States federal income tax situations, such as the tax treatment of holders (i) who are securities dealers, financial institutions, insurance companies, or tax-exempt organizations; (ii) who are holding Common Shares as part of a hedging or larger integrated financial or conversion transaction; (iii) who are citizens or residents of a possession or territory of the United States; (iv) who have a currency other than the United States Dollar as their functional currency; (v) who are holding Common Shares pursuant to certain retirement plans; (vi) who are holding Common Shares pursuant to the exercise of an employee stock option or otherwise received as compensation; or
(vii) who own, directly or indirectly, 10% or more of the Common Shares, by vote or value. The discussion below also does not address the tax treatment of partnerships or other pass-through entities or persons who hold Common Shares through a partnership or other pass-through entity. Moreover, the discussion does not address tax consequences arising under the laws of any state, locality or foreign jurisdiction.

     As used herein, a United States holder means a beneficial owner of Common Shares who is a United States person. A United States person is: (i) a citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state thereof; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or (v) a trust which has an election in effect to be treated as a United States person under United States federal income tax law.

     No opinion has been obtained from tax counsel, and no advance ruling has been obtained from the Internal Revenue Service, or the IRS, concerning the United States federal income tax consequences discussed herein. Furthermore, the Service may disagree with the tax consequences set out below and contest such tax treatment.

     HOLDERS OF COMMON SHARES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE MERGER, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     King Power and Newco will not be subject to United States federal income tax as a result of the Merger.

     In general, a United States holder of Common Shares who does not receive any Merger Consideration would be treated for United States federal income tax purposes as having exchanged such holder's Common Shares solely for Newco common shares and would not recognize gain or loss as a result of the Merger. The United States holder's adjusted tax basis in the Newco common shares would equal the adjusted tax basis that such holder had in the Common Shares. The United States holder's holding period of the Newco common shares received would equal the holding period that such holder had in the Common Shares.

     A United States holder receiving solely Merger Consideration in exchange for Common Shares in the Merger generally will recognize capital gain or loss in an amount equal to the cash received reduced by the holder's tax basis in the Common Shares surrendered. Such a United States holder's gain or loss will be long-term capital gain or loss if the holding period for the Common Shares surrendered was more than one year. If a United States holder is not a corporation, the maximum tax rate on long-term capital gain is 20%.

     In general, the exchange agent must withhold 30.5% of any cash payments paid to a United States holder in the Merger, unless such holder either (i) provides a tax identification number (e.g., social security or employer identification number) and certifies that the number is correct, or (ii) an exemption applies (e.g., the holder is a corporation).

ACCOUNTING TREATMENT

     The Merger will be accounted for as the acquisition of a minority interest by Newco, using the purchase method of accounting in accordance with generally accepted accounting principles.

FINANCING OF THE MERGER

     Newco expects to pay the Merger Consideration in the aggregate amount of US$3,531,268 to the holders of Non-affiliated Shares promptly following the consummation of the Merger. The parties estimate that King Power will pay a total of US$795,706 in expenses and costs relating to the Merger. Newco will not have any substantial assets prior to the consummation of the Merger, and will rely on KPD's and KPT's fixed deposits and cash on hand and in bank accounts to finance the payment of the Merger Consideration and the expenses associated with the Merger. These funds may be loaned by KPD or KPT to Newco, either directly or indirectly through one or more of the Controlling Shareholders, or paid as a dividend to Newco. As of September 30, 2001, KPD and KPT had fixed deposits and cash on hand and in bank accounts in an aggregate amount of approximately Baht
506.5 million.

REGULATORY MATTERS

     King Power does not believe that any material federal or state regulatory approvals or requirements are required to be obtained or complied with in connection with the Merger, except for (i) the requirements of the NRS in connection with shareholder approvals and the filing of articles of merger with the Nevada Secretary of State, and (ii) the requirements of the federal or state securities laws.

                               THE PLAN OF MERGER

     The following is a summary of the material terms of the Plan of Merger. This summary is not a complete description of the terms and conditions thereof, and shareholders are urged to read the Plan of Merger (including the supplement thereto), which is attached hereto as Appendix C.

THE MERGER AND CONSIDERATION TO BE PAID IN THE MERGER

     The Plan of Merger provides for King Power to merge with and into Newco, with Newco remaining after the Merger as the Surviving Corporation. The Plan of Merger also provides that the consummation of the Merger is subject to the provisions of the Plan of Merger and applicable law, and will take place on a date to be agreed upon by the parties thereto as soon as practicable following receipt of all necessary third party consents and approvals, including all required shareholder approvals and all filings required pursuant to applicable state and federal securities laws, and following the contribution by the Majority Shareholders to Newco of all of the Common Shares held by them, or such lesser number of Common Shares as may be contributed by them and agreed by the parties hereto. Pursuant to a supplement to the Plan of Merger, consistent with the Plan of Merger, the parties thereto have agreed that the Majority Shareholders will not contribute any Common Shares held by them to Newco prior to the consummation of the Merger, and will not be required to do so for the consummation of the Merger to occur.

     Upon the filing of the articles of merger in the office of the Nevada Secretary of State (the "Effective Time"), by virtue of the Merger and without any action on the part of King Power, Newco, the holders of any Common Shares or any other person, as set forth in the Plan of Merger, each Non-affiliated Share which is issued and outstanding prior to the Effective Time shall be converted into and become a right to receive the Merger Consideration, and, when so converted, shall automatically be cancelled and retired and shall cease to exist. Any certificate representing Non-affiliated Shares that has been so converted shall, after the effective time of the Merger, cease to have any rights with respect thereto, except the right to receive the Merger Consideration allocable to the shares represented by such certificate upon the surrender of such certificate. The NRS does not provide dissenters' rights to shareholders of King Power. See "No Dissenters' Rights". Each Common Share which is issued and outstanding and held by Newco or the Majority Shareholders prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist.

THE EXCHANGE FUND; PAYMENT FOR COMMON SHARES

     Prior to the Effective Time, King Power may appoint a bank or trust company to act as an exchange agent (such exchange agent is referred to below as the "Exchange Agent". If no exchange agent is appointed, then such term shall refer to the Surviving Corporation and the relevant description below shall be construed in the appropriate context, as may be applicable). As of the Effective Time, King Power will deposit or cause to be deposited with or for the account of the Exchange Agent, in trust for the benefit of the holders of Non-affiliated Shares, an amount in cash equal to the aggregate Merger Consideration (such amount being hereinafter referred to as the "Exchange Fund").

     As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each record holder of Non-affiliated Shares immediately prior to the Effective Time a letter of transmittal containing instructions for surrendering certificates formerly representing Common Shares (the "Certificates") in exchange for the Merger Consideration. No shareholder should surrender any Certificates until the shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the letter of transmittal, duly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such Certificate shall be entitled to receive in exchange therefor an amount representing the Merger Consideration per King Power Common Share multiplied by the number of Common Shares represented by such Certificate (with the aggregate amount rounded to the nearest cent, and US$0.005 rounded up to the next US$0.01), less any required withholding of taxes, and the Certificate so surrendered will be cancelled. The Exchange Agent will deliver the Merger Consideration as promptly as practicable following the surrender of the Certificate and delivery of the letter of transmittal and any other related transmittal documents. Cash payments may be made by check unless otherwise required by a depository institution in connection with the book-entry delivery of securities.

     If payment of the Merger Consideration is to be made to a person other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the Exchange Agent receives evidence that any applicable transfer or other taxes have been paid.

     SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTER OF TRANSMITTAL TO BE MAILED TO SHAREHOLDERS AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTER OF TRANSMITTAL.

     Six months after the Effective Time, the Exchange Agent will return to the Surviving Corporation any portion of the Exchange Fund which remains undistributed to the holders of Non-affiliated Shares (including the proceeds of any investments thereof) and any holders of Non-affiliated Shares who have not theretofore complied with the above-described procedures to receive payment of the Merger Consideration may look only to the Surviving Corporation, and only as general creditors thereof, for payment of their claim for the Merger Consideration.

TRANSFERS OF KING POWER COMMON SHARES

     At the Effective Time, the stock transfer books of King Power will be closed, and there will be no further registration of transfers of Common Shares thereafter on the records of King Power. If, after the Effective Time, Certificates are presented to the Exchange Agent or the Surviving Corporation, they will be cancelled and exchanged for the Merger Consideration as provided above and pursuant to the terms of the Plan of Merger.

AMENDMENT

     The Plan of Merger provides that it may not be amended except by written agreement of each of the parties thereto.

APPLICABLE LAW

     The Plan of Merger is governed by the laws of the State of Nevada.

                          ESTIMATED FEES AND EXPENSES

     Whether or not the Merger is consummated, and except as otherwise provided herein, all fees and expenses incurred by King Power and the Majority Shareholders in connection with the Merger will be paid by King Power.

     Estimated fees and expenses to be incurred by King Power or Newco in connection with the Merger are as follows:

Financial Advisors' Fees and Expenses.......................  US$250,000
SEC Filing Fees.............................................    $    706
Legal Fees and Expenses.....................................    $470,000
Accounting Fees.............................................    $ 30,000
Printing and Mailing Expenses...............................    $ 20,000
Exchange Agent Fees.........................................    $ 20,000
Information Agent Fees......................................    $  5,000
Total.......................................................    $795,706

                             NO DISSENTERS' RIGHTS

     Sections 92A.100 through 92A.260, inclusive, of the NRS (the "Nevada Merger Law") generally provides that a shareholder is entitled to dissent from a merger and obtain payment of the fair value of such shareholder's shares in the event of a merger to which the corporation, in which the shareholder holds shares, is a party. However, there is no right of dissent under the Nevada Merger Law with respect to a plan of merger of a corporation that has any class of its securities on the record date (i) listed on a national securities exchange; (ii) included in the national market system by the National Association of Securities Dealers Inc.; or (iii) held by at least 2,000 shareholders of record unless (a) the articles of incorporation provide otherwise or (b) the shareholders will receive anything except cash and/or shares of the surviving corporation in exchange for their shares. Because the Common Shares are quoted on the American Stock Exchange, which is a national securities exchange, and because of the composition of the Merger Consideration, shareholders of King Power have no right to dissent upon consummation of the Merger. In lieu of dissenters' rights, the shareholders may have non-statutory rights under common law to oppose the Merger, including derivative claims or suits for damages or to enjoin the Merger. Consequently, except as set forth above, if the Merger is consummated, shareholders will have their rights as shareholders terminated and their shares will be canceled and they will have only the right to receive the Merger Consideration in exchange for such canceled shares.

                      ACQUISITIONS OF CONTROLLING INTEREST

     Section 78.378 through 78.3793, inclusive (the "Controlling Interest Statutes"), of the NRS govern acquisitions of a controlling interest. The purpose of the Controlling Interest Statutes is to statutorily provide management of a corporation a measure of involvement in connection with potential changes of control. The Controlling Interest Statutes require any person desiring to acquire control of a subject corporation to follow certain formalities prior to any such acquisition or forfeit voting rights. The Controlling Interest Statutes, however, only apply to "issuing corporations" and only to certain types of "acquisitions", as those terms are defined in the NRS. An issuing corporation is a corporation organized in Nevada that (i) has at least 200 shareholders of record at least 100 of whom are residents of Nevada and (ii) does business in Nevada. Although King Power currently has more than 200 shareholders of record, less than 100 are residents of Nevada. Other than its domicile in Nevada, it has no other in-state business operations either directly or through a subsidiary or affiliate. As a result, King Power is not an issuing corporation for purposes of the Controlling Interest Statutes and is not subject to its restrictions. Additionally, for purposes of the Controlling Interest Statutes, the term "acquisition" does not include any acquisition of shares made in good faith pursuant to, among other things, a merger effected in compliance with the Nevada Merger Law.

                   COMBINATIONS WITH INTERESTED SHAREHOLDERS

     Sections 78.411 through 78.444, inclusive (the "Combinations Statutes"), prohibit a Nevada corporation from engaging in certain "combinations" with an "interested shareholder", as those terms are defined in the NRS. The purpose of the Combination Statutes, like the Controlling Interest Statutes, is to ensure that the management and shareholders of a Nevada corporation are involved in any potential and material changes to the corporate ownership structure. For purposes of the Combination Statutes, an interested shareholder generally includes (i) a person or group that owns 10% or more of a corporation's outstanding voting securities or (ii) an affiliate or associate of the corporation that at any time during the past three years was the owner of 10% or more of the corporation's then-outstanding voting securities. The Combination Statutes define "combination" broadly to include, among other transactions, mergers and consolidations with an interested shareholder or another entity that is or will be after the merger or consolidation an affiliate of the corporation.

     The Combination Statutes prohibit combinations with an interested shareholder for three years from the date such shareholder became an interested shareholder. This prohibition, however, does not apply if the purchase by or combination with the interested shareholder is approved by the board of directors prior to the date of such acquisition or combination.

     The Combination Statutes permit a Nevada corporation to opt out of the provisions in its articles of incorporation. King Power's Articles of Incorporation do not opt out of these provisions. As a result, the Combination Statutes are applicable to King Power and the Merger because the Majority Shareholders through their holdings in Newco, and Newco itself, are or will be an "interested shareholder". The Merger is a "combination" because King Power, a "resident domestic corporation", will be merged with and into Newco. In compliance with the Combination Statutes, King Power's Board of Directors approved the Merger of King Power with and into Newco prior to the Majority Shareholders' acquisition of shares of Newco, and Newco's combination with King Power. As a result, the provisions of the Combination Statutes as they apply to the Merger have been satisfied by such King Power Board action.

                    CERTAIN INFORMATION REGARDING KING POWER

     King Power (formerly known as Immune America, Inc.) was incorporated under the laws of the State of Nevada in 1985. Until June 12, 1997, King Power was inactive and was regarded as a development stage company. On June 12, 1997, King Power engaged in a reverse merger transaction with the shareholders of J.M.T. Group Company Limited and J.M.T. Duty Free Company Limited, whereby an aggregate 18,800,000 shares of restricted, unregistered common Shares was exchanged for 99.94% of the issued and outstanding shares of J.M.T. Group Company Limited and 94.95% of the issued and outstanding shares of J.M.T. Duty Free Company Limited. The reverse merger was treated as a re-capitalization of King Power. Accordingly, the assets, liabilities and business operations of J.M.T. Group Company Limited and J.M.T. Duty Free Company Limited were recognized at historical cost. The consolidated historical financial statements of J.M.T. Group Company Limited and J.M.T. Duty Free Company Limited became the historical financial statements of King Power. Concurrent with the reverse merger, King Power changed its corporate name from Immune America, Inc. to King Power International Group Co., Ltd. Subsequently, on September 9, 1997, J.M.T. Duty Free Company Limited changed its corporate name to King Power Duty Free Company Limited and on October 10, 1997, J.M.T. Group Company Limited changed its corporate name to King Power Tax Free Company Limited. King Power operates its current businesses through two divisions: the Tax Free Division, which is operated through KPT, and the Duty Free Division, which is operated through KPD. KPT is engaged in selling various souvenirs and consumer products in the international and domestic terminals of all of the major airports in Thailand to international and local travelers, and holds a non-exclusive operating license granted by the AAT for shops of this nature. KPT is the largest of several operators active in the airport tax free business in Thailand. KPD is engaged in selling duty free merchandise to the traveling public under the supervision of Thai customs in duty free shops located in the international terminals of all of the major airports in Thailand, and holds a non-exclusive license to operate duty free shops granted by the AAT for shops of this nature. KPD is one of two significant operators active in the airport duty free business in Thailand, and is expected to be the sole operator active in the airport duty free business in Thailand from January 1, 2001 for a period of approximately two years.

     King Power's principal executive office is located at 27th floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330 Thailand. Its telephone number is (662) 658-0020.

                       RECENT DEVELOPMENTS OF KING POWER

     On February 12, 2001, King Power acquired through its subsidiary, KPD, a new duty free concession at Bangkok, Chiang Mai, Phuket, and Hat Yai International Airports covering 19,171 square feet of retail space in the aggregate. By reason of its acquiring this new duty free concession covering additional retail space, KPD may be required to apply to the Thai Customs Department for a new customs bond covering inventory held for sale in this space. Pursuant to new requirements recently issued by the Customs Department on June 18, 2001, concessionaires seeking customs bonds for new duty free concessions at international airports in Thailand are required to have at least 51% of their common shares legally owned in the name of Thai citizens or entities which, for purposes of such requirements, qualify as Thai persons. As KPD recently acquired a new duty free concession, and may be required to obtain a customs bond covering the associated retail space, KPD may be subject to the new requirements for purposes of the new concession. KPD is now seeking legal advice and clarification from the Customs Department before determining whether it is subject to the new requirements. If, after receiving such legal advice and clarification from the Customs Department, KPD should determine that it is subject to the new requirements by reason of the new duty free concession, then KPD will be required to restructure its share capital to comply with the new requirements or relinquish the new concession so as to avoid being subject to the new requirements. As between these alternatives, the Controlling Shareholders believe it would be preferable to restructure KPD's share capital rather than relinquish the new concession. In their view, completion now of the "going private" transaction as contemplated by the Plan of Merger will enable any such restructuring to be accomplished more swiftly and with fewer transaction costs.

                      CERTAIN INFORMATION REGARDING NEWCO

     Newco was organized by the Majority Shareholders on October 19, 2001 to merge with King Power pursuant to the Plan of Merger. Newco has not conducted any activities unrelated to the Merger since its organization. Immediately prior to the consummation of the Merger, the Majority Shareholders will collectively hold all of the issued and outstanding shares of Newco, in the same proportions, in relation to each other, as they presently hold in King Power, as reflected in Appendix A of this Proxy Statement. Immediately following the consummation of the Merger, the Majority Shareholders will continue to collectively hold all of the issued and outstanding shares of the Surviving Corporation in the same proportions as they held in Newco immediately prior to the consummation of the Merger.

     Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn are the officers and directors of Newco and will become the officers and directors of the Surviving Corporation, as a result of the Merger. Vichai Raksriaksorn is the President of Newco, and will remain president of the Surviving Corporation after the consummation of the Merger.

     The principal executive office of Newco is located at the 27th floor of the Siam Tower, at 989 Rama I Road, Patumwan, Bangkok 10330 Thailand. Its telephone number is (662) 658-0020.

            CERTAIN INFORMATION REGARDING THE MAJORITY SHAREHOLDERS

     Vichai Raksriaksorn is the Group Chairman, Chief Executive Officer and a Director of King Power. Viratana Suntaranond is the Group Chief Financial Officer, Secretary, Treasurer and a Director of King Power. Aimon Raksriaksorn is the Group Deputy Managing Director and a Director of King Power, and is the wife of Vichai Raksriaksorn. Niphon Raksriaksorn is an employee of King Power, and is the nephew of Vichai Raksriaksorn. The other Majority Shareholders are related to the Controlling Shareholders by reasons of their being friends, business associates or family of the Controlling Shareholders or other Majority Shareholders who are friends, business associates or family of the Controlling Shareholders, or by reason of their being employees of King Power. A small number of Common Shares is additionally held by corporations held or controlled by the Controlling Shareholders and other Majority Shareholders.

     The business address of each of the Controlling Shareholders is c/o King Power International Co., Ltd, 27th floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330 Thailand. Their telephone number is (662) 658-0020.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The names and ages of all directors and executive officers of King Power as of September 30, 2001 are set forth below:

NAME                                   AGE                           POSITION
----                                   ---                           --------
Vichai Raksriaksorn..................  43    Group Chairman, Chief Executive Officer and Director
Viratana Suntaranond.................  60    Group Chief Financial Officer, Secretary, Treasurer and
                                             Director
Aimon Raksriaksorn...................  44    Group Deputy Managing Director and Director
Suwan Panyapas.......................  57    Director
Dharmnoon Prachuabmoh................  67    Director
Chulchit Bunyaketu...................  58    Director
Preeyaporn Thavornun.................  49    Director
Sombat Dechapanichkul................  39    Group Assistant Managing Director

     Set forth below is a description of the backgrounds of the executive officers and directors of King Power and a listing of their principal occupations for the past five years.

     Vichai Raksriaksorn has been the Group Chairman, the Chief Executive Officer of King Power and a Director of King Power since 1997, and has been the Acting Group Managing Director of King Power since 1999. He has also been the Co-Managing Director of KPD since 1997, Chairman of King Power On Board Sales & Services Co., Ltd ("KPO"), which operates on-board duty free sales under contract with Thai Airways International Public Co., Ltd. ("THAI") since 1997, Chairman of King Power International Co., Ltd ("KPI"), which operates a duty free store in downtown Bangkok since 1994, Chairman of KPT since 1993, and Chairman of Lengle TAT Phnom Penh Duty Free Co., Ltd ("Lengle TAT"), which operates a duty free store in Phnom Penh, Cambodia, since 1991. Mr. Raksriaksorn was also the Managing Director from 1989 to 1998 of Downtown D.F.S. (Thailand) Co., Ltd ("DDC"), a holding company for a souvenir shop operation in downtown Bangkok that was transferred to KPI in 1998. He received an honorary Ph.D. in political science from Kensington University in the United States and an honorary Ph.D. in business administration from Pacific Western University in Hawaii.

     Viratana Suntaranond has been the Group Chief Financial Officer, the Secretary and a Director of King Power since 1997. He has also been the Executive Director and Co-Managing Director of KPD since 1997, the Managing Director of KPT since 1993, the President of U.M.P. Commercial Co., Ltd, a vehicle and motorcycle leasing company, since 1992, the President of Niji (Thailand) Co., Ltd ("Niji"), a manufacturer of ink pens and shopping bags, since 1985 and the Managing Director of Thai-Tai International Trading Co., Ltd, a stationary products trading company, since 1984. Mr. Suntaranond was also a Director of Big Hand Co., Ltd from 1994 to 1997. He received a BA in business administration from Perth University, in Perth, Australia, and an advanced diploma in marketing from Thammasat University, in Thailand.

     Aimon Raksriaksorn has been the Group Deputy Managing Director and a Director of King Power since 1997. She has also been the Executive Director of KPO since 1997, Executive Director of KPD since 1996, Executive Director of KPI since 1994, Executive Director of KPT and Lengle TAT since 1993, and Managing Director of Thai Nishikawa International Co., Ltd ("Nishikawa"), which manufactures costume jewelry, since 1989. Mrs. Raksriaksorn received a BA in English from Ramkhamhaeng University, in Thailand.

     Suwan Panyapas has been a Director and Group Senior Advisor of King Power since 1997. He has also been a Director of V.R.J. International Co., Ltd, a car parking service company, since 1999, a Director of C.A.S. Intertrade Co., Ltd, an agricultural products trading company, since 1999, an Advisor to TAT Duty Free Co.,

Ltd, a souvenir products retailer, since 1991, and an Advisor to DDC since 1989. Mr. Panyapas was also a Senator of the Thai National Assembly from 1996 to 2000, is a Director of Infotel Communication Co., Ltd, which provides telecommunications services in Thailand under government license, since 2001, and was the Managing Director of TAT Duty Free Co., Ltd from 1989 to 1991. Mr. Panyapas received a LL.B. degree from Thammasat University, in Thailand.

     Dharmnoon Prachuabmoh has been a Director of King Power since 1997. He has also been a Life Member of the Pacific Asia Travel Association since 1997. Mr. Prachuabmoh was a member of the House of Representatives of the Thai Parliament, an Advisor to the Deputy Minister of the Ministry of Communications and Transport, and Vice Chairman of the Tourism Committee of the House of Representatives from 1995 to 1996. He was also the President of the Thailand Incentive and Convention Association from 1988 to 1995, the President of Pacific Asia Travel Association from 1988 to 1989, and Governor of the Tourism Authority of Thailand from 1986 to 1994. Mr. Prachuabmoh received a BS in economics from the Wharton School of Finance & Commerce, University of Pennsylvania.

     Chulchit Bunyaketu has been a Director of King Power since April 2001. He has also been the Managing Director of Thai Oil Company Limited, a state-owned oil refinery company, since 1998. He was also a Director of Total Access Communication Co., Ltd, which provides mobile telecommunications services, in 2000, a Director of Universal Utilities Co., Ltd. in 1999, the Managing Director of Thai Oil Power Company Limited and a Director of the Petroleum Authority of Thailand and Thai Lube Blending Co., Ltd in 1998, an Advisor to the Board of Directors of Broadcasting Director Board, Royal Thai Army Radio & Television in 1997, and a Director of the Population & Community Development Association, Thai Army Television Channels 5 and 7, Thai Paraxylene Company Limited, Thai Oil Power Company Limited and Independent Power (Thailand) Company Limited in 1996. He was also a Director of Eastern Water Resources Development and Management Co., Ltd, Provincial Water Works Authority and Bangkok Mass Transit System Corp. Ltd in 1992, a Director of Thai Lube Base Public Company Limited in 1993, and the Deputy Managing Director of Thai Oil Company Limited in 1994. Mr. Bunyaketu received a BA in political science from Chulalongkorn University, in Thailand, an advanced diploma in public administration from Exeter University, in the United Kingdom, and an MA in political science from Kent State University, in the United States.

     Preeyaporn Thavornun has been a Director of King Power since April 2001. She has also been a Direct Distributor of Amway (Thailand) Co., Ltd. since 1997. From 1985 to 1997, she was a Vice President in the Provident Fund Management Department at Asia Credit Ltd and was an Accounting Manager at Cathay Trust Finance and Securities Co., Ltd from 1975 to 1985. Mrs. Thavornun received a BA and an MA in accounting from Chulalongkorn University, in Thailand.

     Sombat Dechapanichkul has been the Group Assistant Managing Director since 2000. He was a General Manager of KPD in 1996, the General Manager of KPT in 1995, the Marketing Director of DDC from 1994 to 1995, a Shop Operation, Sales and Promotions and Planning Manager of TAT Duty Free Co., Ltd. (Thailand) from 1991 to 1994, the Assistant Marketing Manager of Siam Steel Service Center Co., Ltd (Thailand) in 1990 and a Total Control Manager Aoyama Thai Co. Ltd in 1989. Mr. Dechapanichkul received a BA (Economics) from Meijo University, Nagoya, Japan.

     Directors of King Power hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Vichai Raksriaksorn and Aimon Raksriaksorn are husband and wife. None of the other directors or executive officers are related. Executive officers are elected by King Power's Board of Directors to hold office until their respective successors are elected and qualified.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of September 30, 2001, with regard to the beneficial ownership of the Common Shares: (i) by each person known to King Power to be a beneficial owner of 5% or more of its outstanding Common Shares; (ii) by the officers, directors and key employees of King Power individually; and (iii) by the officers and directors of King Power as a group. Unless otherwise indicated, the addresses of the persons listed below are in care of King Power International Group Co., Ltd, 27th Floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330, Thailand.

                                                               NUMBER OF SHARES
NAME                                                          BENEFICIALLY OWNED   PERCENT
----                                                          ------------------   -------
Vichai Raksriaksorn(1)......................................       6,386,500(1)     31.54%
Viratana Suntaranond(2).....................................       3,013,500(2)     14.88%
Aimon Raksriaksorn(3).......................................       3,625,000(3)     17.90%
Suwan Panyapas..............................................              --           --
Dharmnoon Prachuabmoh.......................................              --           --
Chulchit Bunyaketu(4).......................................         100,000         0.49%
Preeyaporn Thavornun........................................              --           --
Niphon Raksriaksorn(5)......................................       1,037,883(5)      5.12%
Sombat Dechapinichkul.......................................          10,000         0.05%
All current directors and executive officers as a group
  (eight persons)...........................................      12,496,500(6)     61.71%

---------------

(1) This excludes 3,000,000 shares owned by his wife, Aimon Raksriaksorn, as well as 1,037,883 shares owned by his nephew, Niphon Raksriaksorn, as their separate properties. Mr. Raksriaksorn disclaims all beneficial interest in those shares, as well as any right to vote or control the disposition of those shares. However, this includes (a) 13,500 shares held by Capitalux Co. Ltd, with respect to which Mr. Raksriaksorn and Viratana Suntaranond have voting and investment power over by virtue of their shareholding and directorship in such company; and (b) 625,000 shares held by V&A Holding Co., Ltd, with respect to which Mr. Raksriaksorn and his wife have voting and investment power over by virtue of their shareholding and directorship in such company.

(2) This excludes 1,000,000 shares owned by his wife, Umaratana Suntaranond, as well as 200,000 shares in the aggregate owned by his four children, as their separate properties. Mr. Suntaranond disclaims all beneficial interest in those shares, as well as any right to vote or control the disposition of those shares. However, this includes 13,500 shares held by Capitalux Co. Ltd, with respect to which Mr. Raksriaksorn and Viratana Suntaranond have voting and investment power over by virtue of their shareholding and directorship in such company.

(3) This excludes 5,748,000 shares owned by her husband, Vichai Raksriaksorn, 1,037,883 shares owned by his nephew, Niphon Raksriaksorn, as well as 5,000 shares owned by her mother, Auemporn Boonkhundha, as their separate properties. Ms. Raksriaksorn disclaims all beneficial interest in those shares, as well as any right to vote or control the disposition of those shares. However, this includes 625,000 shares held by V&A Holding Co., Ltd, with respect to which Ms. Raksriaksorn and her husband have voting and investment power over by virtue of their shareholding and directorship in such company.

(4) Mr. Bunyaketu's business address at Thai Oil Company Limited is 123 Sun Tower Building B, 12th Floor, Vipavadee Rangsit Road, Ladyao, Jarujuk, Bangkok 10900, Thailand.

(5) This excludes 5,748,000 shares owned by his uncle, Vichai Raksriaksorn, as his separate property. Mr. Niphon Raksriaksorn disclaims all beneficial interest in those shares, as well as any right to vote or control the disposition of those shares.

    Mr. Niphon Raksriaksorn has been employed at King Power since 1996, when he joined as a Project Co-ordinator. He was promoted to Executive Secretary, Management's Office, in 1997, and to Manager, CEO's Office, in 1999, a position he currently holds. Mr. Niphon Raksriaksorn received a Bachelors degree in marketing from Assumption University in Thailand.

(6) This includes the 13,500 shares held by Capitalux Co. Ltd and 625,000 shares held by V&A Holding Co., Ltd, but excludes such number of shares from the shareholdings of Vichai Raksriaksorn, Viratana Suntaranond, and Aimon Raksriaksorn to avoid counting such number of shares more than once.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time, the King Power Group has business transactions with and loans to or from certain of its directors and certain companies which are affiliated with King Power because one or more of the Controlling Shareholders have control over such companies by virtue of their shareholding and/or directorship in such companies. These affiliated companies include KPI; Forty Seven Co. Ltd ("Forty Seven"), which is a holding company for airport duty free operations in Hong Kong that has been dormant since the end of 1997; DDC; Top China Group Co., Ltd ("Top China"), which is a holding company for a souvenir shop operation in China that was transferred to the Forest Ministry of the People's Republic of China in July 1998; Lengle (Thailand) Co., Ltd, which was previously a buyer for KPT but has been dormant since the end of 1997; Lengle TAT; Niji, Nishikawa; KPO; Infotel Communication (Thailand) Co., Ltd ("Infotel"), which operates a business that provides audio-text information services to the public in Thailand; King Power Business Development Co., Ltd. ("KPM"), which was originally set up to operate souvenir shops, food courts and recreational facilities at the Bangkok Zoo but never began operations and is currently dormant; and King Power Alpha on Board Sales and Service Co., Ltd, which was originally set up to operate duty free sales on board airplanes operated by THAI, but never began operations and has been liquidated (collectively, the "Affiliated Companies").

     The King Power Group's transactions with the Affiliated Companies include primarily the purchase and sale of inventory, management fees paid to and by the King Power Group for services provided by the King Power Group and the Affiliated Companies, respectively, and loans provided by the King Power Group. The King Power Group's transactions with its directors consist primarily of loans to and by the King Power Group.

     The King Power Group buys and sells inventory from and to KPI and KPO at cost to cover temporary shortfalls in inventory, sells inventory to Lengle TAT at a 10% mark up from cost, purchases shopping bags from Niji at negotiated prices which are generally below market prices, purchases costume jewelry from Nishikawa at prevailing market prices, sold inventory to DDC while it was in operation, at a 40% discount from KPD's retail selling price, and bought inventory from DDC at cost. Aggregate trade account receivables (payables), primarily from the sale and purchase of inventory, to and from the Affiliated Companies as of each quarter end, from the quarter ended June 30, 1999 to the quarter ended September 30, 2001, ranged from approximately Baht 58.2 million to Baht 105.9 million, and were Baht 70.7 million as of September 30, 2001. The King Power Group has made provisions for trade accounts receivables owing by various Affiliated Companies totaling approximately Baht 16.9 million as of September 30, 2001.

     Management fees include fees for various marketing services and service support such as those related to procurement and purchasing, advertising, management, training, human resource and marketing research provided by the King Power Group to certain Affiliated Companies and certain Affiliated Companies to the King Power Group. Aggregate management fee receivables (payables) owing to and from the Affiliated Companies as of each quarter end, from the quarter ended June 30, 1999 to the quarter ended September 30, 2001, ranged from approximately Baht 92.3 million to Baht 204.8 million, and were Baht 95.1 as of September 30, 2001. The King Power Group has made provisions for management fee receivables owing by various Affiliated Companies totaling approximately Baht 92.3 million as of September 30, 2001.

     The King Power Group provides loans to certain of the Affiliated Companies, and in the past has loaned to and from certain of its directors, namely Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn. Short term working capital loans are provided to the Affiliated Companies generally at interest rates of 2% per annum since 2000 and 4% per annum in 1999, and are repayable on demand. The King Power Group has also provided long term loans to KPI totaling approximately US$1.97 million at an interest rate of 5% per annum, with the loans maturing in September 2003. The King Power Group does not pay any interest on loans from its directors, while loans to directors are provided at an interest rate of 1% per annum since 2000 and 3% per annum in 1999. Loans to Affiliated Companies and directors, including interest receivables on those loans, outstanding as of each quarter end, from the quarter ended June 30, 1999 to the quarter ended September 30, 2001, ranged from Baht 391.8 million to Baht
769.0 million, and was Baht 769.0 million as of September 30, 2001. Of this amount, Baht 729.8 million consisted of short term working capital loans to the Affiliated Companies, Baht 41.2 million consisted of a long term loan to KPI, and no loans to directors were outstanding. The King Power Group has made provisions for loans and interest receivables owing by various Affiliated Companies totaling approximately Baht 392.3 million as of September 30, 2001.

     Chulchit Bunyaketu, an independent director and a member of the Special Committee, holds 100,000 Common Shares of King Power. He purchased these shares on July 9, 1999, using his own funds, from Voramas Raksriaksorn, who is the daughter of Vichai Raksriaksorn. He elected to purchase the Common Shares from Voramas Raksriaksorn, at the suggestion of Vichai Raksriaksorn, instead of from the open market as the market for the Common Shares was illiquid and he believed that he could not have easily purchased 100,000 shares without affecting the market price. The shares were purchased at US$1.50 per Common Share, which represented an approximate 20% discount to the market price as of the date of purchase. The parties considered such discount to be commercially reasonable for a transaction of such size.

     Dharmnoon Prachuabmoh, an independent director and a member of the Special Committee, held shares in two Affiliated Companies, Forty Seven and Top China, until January 1, 2001, when he disposed all of his interests in those companies. In 1995, he subscribed for 50,000 shares in Forty Seven, amounting to 5% of Forty Seven's outstanding shares, at par for Baht 5.0 million. He subsequently transferred his shares on January 1, 2001 at zero value to Billion Profit International Co., Ltd ("Billion Profit"), a company in which Sombat Dechapanichkul, the Group Assistant Managing Director of King Power, is a director and holds 8.5% of the outstanding shares. The shares were transferred at zero value due to the adverse financial condition of the company at that time. In 1994, Mr. Prachuabmoh purchased 240,000 shares in Top China, amounting to 10% of the outstanding shares in Top China, for Baht 24.0 million from Travel Oversea Co., Ltd, an affiliate of King Power. In 1997, he sold 40,000 shares in Top China for Baht 3.2 million to Capitalux Co., Ltd, a Majority Shareholder and affiliate of King Power. On January 1, 2001, Mr. Prachuabmoh sold the remainder of his shares, amounting to 8.3% of the outstanding shares, to Billion Profit for Baht 2.17 million, which was the net book value of those shares as of December 31, 2000. Although Top China's souvenir shop operation had been transferred to the Forest Ministry of the People's Republic of China at that time, the parties considered such price to be commercially reasonable due to the tax-related value attributed to Top China's retained losses.

                       COMMON SHARE PURCHASE INFORMATION

     There were no transactions in the Common Shares effected during the 60 days preceding the date of this Proxy Statement by Newco or the Majority Shareholders or, to the best knowledge of King Power, the directors and executive officers of King Power and Newco. None of the Controlling Shareholders have purchased any Common Shares during the past two years preceding the date of this Proxy Statement.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of King Power as of and for the years ended December 31, 1999, and December 31, 2000, have been audited by Smith, Gray, Boyer & Daniell, independent accountants, as stated in their report appearing therein. The consolidated financial statements of King Power as of and for the year ended December 31, 1998 have been audited by Deloitte Touche Tohmatsu Jaiyos, independent accountants, as stated in their report appearing therein. The financial statements as of and for the six months ended June 30, 2000 and 2001, have been reviewed by Smith, Gray, Boyer & Daniell, independent accountants, as stated in their report appearing herein.

                             SHAREHOLDER PROPOSALS

     If the Merger is consummated, there will be no public shareholders of King Power and no public participation in any future meetings of shareholders of King Power. However, if the Merger is not consummated, King Power's public shareholders will continue to be entitled to attend and participate in King Power's shareholder meetings. Pursuant to Rule 14a-8 promulgated by the SEC, any shareholder of King Power who wishes to present a proposal at the next Annual Meeting of shareholders of King Power (in the event the Merger is not consummated), and who wishes to have such proposal included in King Power's proxy statement for that meeting must deliver a copy of such proposal to King Power International Group Co., Ltd., 27th Floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330, Thailand, Attention: The Secretary, within a reasonable time before King Power delivers its proxy statement to shareholders for that meeting in order for such proposal to be considered by the Board of Directors for inclusion in the proxy statement, but no later than January 10, 2002.

     In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by King Power within a reasonable time before King Power delivers its proxy statement to shareholders for that shareholder meeting. Such notice must include a description of the proposed business, the reasons therefor, and other specific matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal considered for inclusion in King Power's proxy statement. In each case, the notice must be given to the Secretary of King Power at the address listed above. Any shareholder desiring a copy of King Power's by-laws will be furnished one without charge upon written request to the Secretary.

                             AVAILABLE INFORMATION

     Because the Merger is a "going private" transaction, Newco, the Majority Shareholders and King Power have filed a Rule 13e-3 Transaction Statement on
Schedule 13E-3 under the Exchange Act with respect to the Merger. The Schedule 13E-3 and King Power's reports, proxy statements and other information previously filed with the SEC contain additional information about King Power. A copy of the Board Presentation presented by CLSA to the Board of Directors, including the Fairness Opinion, and a copy of Finansa's Valuation Report were filed as exhibits to such Schedule 13E-3. Copies of the Schedule 13E-3, including the exhibits thereto, are available for inspection and copying at the principal executive office of King Power during regular business hours by any interested shareholder of King Power, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail by written request directed to King Power International Group Co., Ltd, 27th Floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330, Thailand, telephone number (662) 658-0099, Attention:
Kanokwan Suntaranond.

     King Power is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports and other information may be inspected and copied or obtained by mail upon payment of the SEC's prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549 and at the following regional office of the SEC:
Chicago Regional Office, 500 West Madison Avenue, 14th Floor, Chicago, Illinois 60661. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. Certain reports, proxy statements and other information filed by King Power may also be obtained at the SEC's World Wide Web site, at http://www.sec.gov.

     This Proxy Statement incorporates by reference the documents set forth below that King Power has previously filed with the SEC. The information incorporated by reference is deemed to be a part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement.

          (1) King Power's Annual Report on Form 10-K for the year ended December 31, 2000;

          (2) King Power's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001; and

          (3)  King Power's Current Report on Form 8-K dated October 24, 2001.

     All documents filed by King Power pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Proxy Statement to the date that is 20 business days following the mailing of this Proxy Statement, shall also be deemed to be incorporated herein by reference.

     This Proxy Statement is accompanied by copies of King Power's Annual Report on Form 10-K for the year ended December 31, 2000, and King Power's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

     King Power will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates). This includes information contained in documents filed subsequent to the date on which definitive copies of this Proxy Statement are sent or given to security holders, up to the date of responding to the request. Requests for documents incorporated by reference should be directed to Kanokwan Suntaranond, telephone number (662) 658-0099. Such documents may also be obtained from the SEC's web site, as previously described.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This Proxy Statement includes and incorporates by reference statements that are not historical facts. These forward-looking statements are based on King Power's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning King Power's possible or assumed future results of operations and also include those preceded or followed by the words "anticipates", "believes", "estimates", "expects", "should", "could", "targets" and "may" or similar expressions. The forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by such forward-looking statements.

     Except to the extent required under the federal securities laws, King Power does not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation for the forward-looking statements.

                                   APPENDIX A

                           THE MAJORITY SHAREHOLDERS

NAME                                                          NO. OF COMMON SHARES     %
----                                                          --------------------   ------
Vichai Raksriaksorn.........................................        5,748,000        28.390
Viratana Suntaranond........................................        3,000,000        14.810
Aimon Raksriaksorn..........................................        3,000,000        14.810
Niphon Raksriaksorn.........................................        1,037,883         5.125
Umaratana Suntaranond.......................................        1,000,000         4.940
Mana Suravoranond...........................................          920,500         4.546
V & A Holding Co., Ltd......................................          625,000         3.086
Orapim Vivittaporn..........................................          550,000         2.716
Wichitra Boonyakan..........................................          360,000         1.778
Surasak Putranonutai........................................          334,617         1.652
Somchai Raksriaksorn........................................          250,000         1.235
Suraphan Vivittaporn........................................          219,500         1.084
Malee Raksriaksorn..........................................          150,000         0.741
Antares Y.N. Cheng..........................................          100,000         0.494
Manas Kamnerdngarm..........................................          100,000         0.494
Somsak Dararattanarojna.....................................          100,000         0.494
Benjamin B. Fattedad........................................           90,000         0.444
Pipat Suntaranond...........................................           50,000         0.247
Piroon Suntaranond..........................................           50,000         0.247
Rachaneewan Suntaranond.....................................           50,000         0.247
Kanokwan Suntaranond........................................           50,000         0.247
Sombat Thorntham............................................           20,000         0.100
Thongchai Boonkhundha.......................................           20,000         0.100
Wei Wing Cheng..............................................           20,000         0.100
Jongchai Thiangtham.........................................           20,000         0.100
Capitalux Co., Ltd..........................................           13,500         0.067
Thaweechok Boonkhundha......................................           10,000         0.049
Mukda Thiangtham............................................           10,000         0.049
Malee Aviruth...............................................           10,000         0.049
Sombat Dechapanichkul.......................................           10,000         0.049
Auemporn Boonkhundha........................................            5,000         0.025
Pochanalai Boonkhundha......................................            3,000         0.015
Anocha Kumnerdngam..........................................            3,000         0.015
Thammanoon Wiwatpornpong....................................            3,000         0.015
Pichai Pitakchaisuk.........................................            3,000         0.015
Orawan Smittinet............................................            2,000         0.010

NAME                                                          NO. OF COMMON SHARES     %
----                                                          --------------------   ------
Kannika Aviruth.............................................            1,500         0.007
Pornchai Pornsirigosol......................................            1,500         0.007
Sirima Wanichanon...........................................            1,000         0.005
Pornkamol Wongpiboonpol.....................................            1,000         0.005
Fusak Thammasumet...........................................            1,000         0.005
Unchalee Ruchipong..........................................            1,000         0.005
Kornkanok Mettaphunt........................................            1,000         0.005
Chulaluck Petchpradub.......................................            1,000         0.005
Apipong Nantaphatravit......................................              500         0.002
Opas Weerawuthiwong.........................................              500         0.002
                                                                   ----------        ------
          TOTAL.............................................       17,948,000        88.633

CLSA LOGO

                                   APPENDIX B

                            FAIRNESS OPINION OF CLSA

11 October 2001

The Board of Directors
King Power International Group Co., Limited
26th - 27th Floor, Siam Tower
989 Rama 1 Road
Patumwan
Bangkok 10330
Thailand

Dear Sirs

     CLSA Equity Capital Markets Limited ("CLSA") is the financial adviser to King Power International Group Co., Limited ("KING POWER" or the "COMPANY") in connection with the proposed acquisition of the business of the Company and its subsidiaries (together the "KING POWER GROUP"), by King Power's controlling shareholders (the "TRANSACTION").

     King Power asked CLSA to render an opinion to the Board of Directors as to the fairness from a financial point of view to the holders and beneficial owners of the outstanding common shares, par value US$0.001 per share (the "COMMON SHARES"), of King Power, of the consideration of US$1.534 per Common Share in cash, without interest (the "MERGER CONSIDERATION") to be received by the holders of Non-affiliated Shares (as defined below) pursuant to the terms of the agreement and plan of merger (the "MERGER AGREEMENT"), to be approved by the Board of Directors and the Special Committee of Independent Directors of King Power today, and made between the Company and a newly incorporated private Nevada corporation, KP (Thailand) Company Limited ("NEWCO"), pursuant to which the Company will be merged with and into Newco (the "MERGER"). Newco will be the surviving entity after the Merger and the Merger Agreement provides that each Common Share that is not held by Newco or the controlling shareholders of King Power ("NON-AFFILIATED SHARES") immediately prior to the Merger will be cancelled after the Merger and will automatically be converted into the right to receive the Merger Consideration.

     On 20 September 2001, CLSA met with the Board of Directors and the Special Committee of Independent Directors of King Power, and presented its detailed valuation report on the business of the King Power Group,

CLSA EQUITY CAPITAL MARKETS LIMITED
--------------------------------------------------------------------------------
18/F ONE PACIFIC PLACE, 88 QUEENSWAY, HONG KONG    TEL: (852) 2600 8888    FAX:
(852) 2877 0110

CLSA LOGO

including the basis on which it was prepared. This Fairness Opinion is qualified in its entirety by reference to matters discussed with and presented to the Board of Directors and the Special Committee of Independent Directors of King Power on 20 September 2001.

     In assessing the fairness, from a financial point of view, of the Merger Consideration, CLSA prepared a detailed discounted cash flow valuation of the business of the King Power Group and then benchmarked the attributable equity valuation range derived therefrom (i) to industry comparables and (ii) by reference to the historical trading range of King Power Common Shares.

     As discussed with and presented to the Board of Directors and the Special Committee of Independent Directors of King Power on 20 September 2001 (and qualified in its entirety by reference thereto), the mean and median attributable equity valuations of the business of the King Power Group derived from CLSA's discounted cash flow valuation were US$1.4903 per Common Share and US$1.4685 per Common Share respectively. Both such attributable equity valuations fell within the range of valuations of the business of the King Power Group derived by benchmarking the valuation to (i) industry comparables and (ii) by reference to the historical trading range of King Power Common Shares.

     King Power imposed no limitations on the scope of the investigation or the procedures to be followed by CLSA in rendering its Fairness Opinion. This Fairness Opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders and beneficial owners of Non-affiliated Shares. This Fairness Opinion does not address the relative merits of the Merger or any other transactions or business strategies discussed by the Board of Directors or the Special Committee of Independent Directors of King Power as alternatives to the Merger or the decision of the Board of Directors and the Special Committee of Independent Directors of King Power to proceed with, or the effects of, the Merger.

     CLSA does not have any obligation to update, revise or reaffirm its valuation of the business of the King Power Group since 20 September 2001, nor has CLSA been requested by the Company to do so. CLSA has, however, obtained from the Company figures relating to the net monetary debt and asset position of the King Power Group as at 3 October 2001, being the latest practicable date for reviewing CLSA's valuation prior to the date of this Fairness Opinion ("LATEST PRACTICABLE DATE"). In addition, as at the Latest Practicable Date, CLSA reviewed certain of its macroeconomic assumptions and the changes in the published share price for King Power since 20 September 2001, both of which relate to the calculation of the weighted average cost of capital used in CLSA's discounted cash flow valuation of the business of the King Power Group.

     Based on its review of information as at the Latest Practicable Date, CLSA has re-examined the attributable equity valuation range per Common Share referred to above. Although there has been some movement in the range since 20 September 2001, CLSA is of the opinion that such movement is not material and does not alter CLSA's opinion as at the date hereof as to the fairness, from a financial point of view, of the Merger Consideration.

     CLSA Equity Capital Markets Limited, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. CLSA has not performed investment banking services for King Power in the past. CLSA will receive a fee from the Company for rendering this Fairness Opinion.

CLSA LOGO

     Based upon and subject to the foregoing and such other factors as we deem relevant (including the matters discussed with and presented to the Board of Directors and the Special Committee of Independent Directors of King Power on 20 September 2001) CLSA is of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Non-affiliated Shares pursuant to the Merger Agreement is fair from a financial point of view.

Yours faithfully,
CLSA EQUITY CAPITAL MARKETS LIMITED
Tim Ferdinand
MANAGING DIRECTOR

                                   APPENDIX C

          AGREEMENT AND PLAN OF MERGER (INCLUDING SUPPLEMENT THERETO)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of October 29, 2001, is entered into by and between King Power International Group Co., Ltd., a Nevada corporation with its principal executive office located at 27th floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330 Thailand ("King Power"), and KP (Thailand) Company Limited, a Nevada corporation with its principal executive office located at 27th floor, Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330 Thailand ("Newco").

                                    RECITALS

     1. King Power is a Nevada corporation organized pursuant to the Articles of Incorporation of King Power, as amended from time to time, and its governing law is Chapter 78 of the Nevada Revised Statutes (the "NRS").

     2. Newco is a Nevada corporation organized pursuant to the Articles of Incorporation of Newco, as amended from time to time, and its governing law is Chapter 78 of the NRS.

     3. The Directors of King Power and Newco have determined that it is advisable and in the best interests of their respective corporations and the shareholders of their respective corporations that King Power merge with and into Newco (the "Merger").

     4. Immediately prior to the consummation of the Merger, the shareholders of King Power listed in Appendix A hereto (collectively the "Majority Shareholders") will collectively hold all of the issued and outstanding shares of Newco.

     5. The Majority Shareholders have indicated their intention to contribute to Newco, prior to the consummation of the Merger, 17,948,000 issued and outstanding common shares, par value $0.001 per share, of King Power (the "Common Shares"), being all of the issued and outstanding Common Shares collectively held by them and approximately 88.6% of the total number of issued and outstanding Common Shares, or such lesser number of issued and outstanding Common Shares as may be contributed by them and agreed by the parties hereto.

                         TERMS AND PROVISIONS OF MERGER

     This Agreement constitutes the Plan of Merger referred to in Section 92A.100 of the NRS, entitled the Mergers and Exchanges of Interest Law of the State of Nevada (the "Merger Law").

     In consideration of the following terms and provisions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:

          1. Merger. Subject to the provisions of this Agreement, Chapter 78 of the NRS and the Merger Law, and on a date to be agreed upon by the parties hereto, which shall be as soon as practicable following receipt of all necessary third party consents and approvals, including, without limitation, all required shareholder approvals and all filings required pursuant to applicable state and federal securities laws, and following the contribution by the Majority Shareholders to Newco of all of the Common Shares held by them, or such lesser number of Common Shares as may be contributed by them and agreed by the parties hereto, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Nevada articles of merger in such form as may be required by, and executed in accordance with, the relevant provisions of the Merger Law (the "Articles of Merger") and will take all such further actions necessary or advisable to make the Merger effective. The Merger shall occur immediately upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada (the date and time of such filing being referred to herein as the "Effective Time"). As contemplated by the Merger Law, the Articles of Merger shall refer to this Agreement for the procedure set forth in Section 8 below regarding the exchange of certificates representing King Power's Common Shares that are not held by Newco or the Majority Shareholders.

          As of the Effective Time, King Power shall be merged with and into Newco. Following the Effective Time, Newco shall be the surviving corporation of the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), and the separate corporate existence of King Power shall cease.

          2. Governing Documents. The Articles of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall constitute the Articles of Incorporation of the Surviving Corporation without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law. The By-laws of Newco, as in effect immediately prior to the Effective Time, shall constitute the By-laws of the Surviving Corporation without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

          3. Directors. The persons who are directors of Newco immediately prior to the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation, without change until their successors have been duly elected or appointed and qualified or until their death, disability, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation and applicable law.

          4. Name. The name of the Surviving Corporation shall continue to be KP (Thailand) Company Limited.

          5. Succession. At the Effective Time, the Surviving Corporation shall acquire and possess all the rights, privileges, powers and franchises of a public or private nature and be subject to all the restrictions, disabilities and duties of King Power; and all property, real, personal and mixed, and all debts due to King Power on whatever account, including all other things and causes of action, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of King Power, and the title to any real property vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and liens upon any property of King Power shall be preserved unimpaired, and all debts, liabilities and duties of King Power shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation; PROVIDED, HOWEVER, that such liens upon property of King Power shall be limited to the property affected thereby immediately prior to the Merger.

          6. Further Assurances. From time to time, as and when required or requested by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of King Power such deeds, assignments and other instruments or certificates, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of King Power and otherwise to carry out the purposes of this Merger Agreement, and the Directors and authorized officers of the Surviving Corporation are fully authorized in the name and on behalf of King Power or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

          7. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of King Power, Newco, any holder of Common Shares or any other person, subject to Section 8:

             (a)  Common Shares Not Held by Newco or the Majority
        Shareholders. Each Common Share of King Power issued and outstanding at the Effective Time, other than the shares held by Newco or any Majority Shareholder, shall be automatically converted into the right to receive $1.534 in cash per share (the "Merger Consideration").

             (b) Common Shares Held by Newco or any Majority Shareholder. Each issued and outstanding Common Share of King Power held by Newco or any Majority Shareholder immediately prior to the Effective Time shall cease to be outstanding, and shall automatically be cancelled and retired without payment of any consideration therefore, cash or otherwise, and cease to exist.

          Each common share of Newco issued and outstanding at the Effective Time shall continue to be an issued and outstanding common share of the Surviving Corporation immediately after the Merger.

          8.  Exchange of Certificates.

             (a) Exchange Procedures. Prior to the Effective Time, King Power may appoint a bank or trust company to act as an exchange agent (such exchange agent is referred to herein as the "Exchange Agent" except that, if no exchange agent is appointed, then such term shall instead refer to the Surviving Corporation and the relevant provision shall be construed in the appropriate context, as may be applicable). As of the Effective Time, King Power will deposit or cause to be deposited with or for the account of the Exchange Agent, in trust for the benefit of the holders of shares converted pursuant to Section 7, an amount in cash equal to the aggregate Merger Consideration (such amount being hereinafter referred to as the "Exchange Fund").

             As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Common Shares of King Power (the "Certificates") whose shares are converted pursuant to Section 7 into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation (or delivery of an affidavit of lost certificate (and bond, if required), pursuant to Section 8(f) hereof) to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor an amount representing the Merger Consideration per Common Share of King Power multiplied by the number of Common Shares represented by such Certificate (with the aggregate amount rounded to the nearest cent, and $0.005 rounded up to the next $0.01), which such holder has the right to receive pursuant to the provisions of Section 7, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Common Shares of King Power which is not registered in the transfer records of King Power, the Merger Consideration may be issued to a transferee if the Certificate representing such Common Shares of King Power is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration per Common Share represented thereby as contemplated by
        Section 7 and this Section 8.

             (b)  No Further Ownership Rights in Common Shares of King
        Power. All cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Shares of King Power represented thereby. From and after the Effective Time, the stock transfer books of King Power shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Common Shares of King Power which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 8.

             (c) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Merger Agreement to any holder of Common Shares of King Power such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Merger Agreement as having been paid to the holder of the Common Shares of King Power in respect of which such deduction and withholding was made by the Surviving Corporation.

             (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received by the Exchange Agent in respect of all such funds) which remains undistributed to the holders of Certificates six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand (except that if the Exchange Agent is the Surviving Corporation, such Exchange Fund and trust under which the Exchange Fund is held will terminate automatically six months after the Effective Time), and any holders of King Power's Common Shares prior to the Merger who are not Newco or the Majority Shareholders and have not theretofore complied with this Section 8 shall thereafter look only to the Surviving Corporation, and only as general creditors thereof, for payment of their claim for Merger Consideration. For so long as the Exchange Fund (including any interest and other income received by the Exchange Agent in respect of all such funds) subsists and is held in trust by the Exchange Agent, such amounts shall be used only for the purpose of payment of the Merger Consideration in accordance with the provisions of Section 7 and this Section 8.

             (e) No Liability. No party to this Agreement shall be liable to any Person (as hereinafter defined) in respect of any amount from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. The term "Person" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

             (f) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and if required by the Surviving Corporation, the posting by such Person of a bond in such amount as the Surviving Corporation may reasonably require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Section 8.

          9. Accounting Matters. Newco agrees that upon the Effective Time, the assets, liabilities, reserves and accounts of King Power shall be taken up or continued on the books of the Surviving Corporation in the amounts at which such assets, liabilities, reserves and accounts shall have been carried on the books of King Power immediately prior to the Effective Time, subject to such adjustments as may be appropriate to give effect to the Merger.

          10. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within the State of Nevada.

          11. Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

          12. Deferral or Abandonment. At any time prior to the Effective Time (whether prior to or after approval of the Merger by the stockholders of King Power), this Merger Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Board of Directors of King Power or of Newco, if circumstances arise which, in the opinion of such Board of Directors, make the Merger inadvisable or such deferral of the time of consummation advisable.

          13. Counterparts. This Merger Agreement may be executed in any number of counterparts each of which when taken alone shall constitute an original instrument and when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Merger Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          14. Assurance. King Power and Newco agree to execute any and all documents, and to perform such other acts, which may be necessary or expedient to further the purposes of this Merger Agreement.

                   APPENDIX A TO AGREEMENT AND PLAN OF MERGER

                           THE MAJORITY SHAREHOLDERS

Vichai Raksriaksorn
Viratana Suntaranond
Aimon Raksriaksorn
Niphon Raksriaksorn
Umaratana Suntaranond
Mana Suravoranond
V & A Holding Co., Ltd.
Orapim Vivittaporn
Wichitra Boonyakan
Surasak Putranonutai
Somchai Raksriaksorn
Suraphan Vivittaporn
Malee Raksriaksorn
Antares Y.N. Cheng
Manas Kamnerdngarm
Somsak Dararattanarojna
Benjamin B. Fattedad
Pipat Suntaranond
Piroon Suntaranond
Rachaneewan Suntaranond
Kanokwan Suntaranond
Sombat Thorntham
Thongchai Boonkhundha
Wei Wing Cheng
Jongchai Thiangtham
Capitalux Co., Ltd.
Thaweechok Boonkhundha
Mukda Thiangtham
Malee Aviruth
Sombat Dechapanichkul
Auemporn Boonkhundha
Pochanalai Boonkhundha
Anocha Kumnerdngam
Thammanoon Wiwatpornpong
Pichai Pitakchaisuk
Orawan Smittinet
Kannika Aviruth
Pornchai Pornsirigosol
Sirima Wanichanon
Pornkamol Wongpiboonpol
Fusak Thammasumet
Unchalee Ruchipong
Kornkanok Mettaphunt
Chulaluck Petchpradub
Apipong Nantaphatravit
Opas Weerawuthiwong

     IN WITNESS WHEREOF, King Power and Newco have caused this Merger Agreement to be signed by their respective duly authorized officers and delivered, this 29th day of October, 2001.

                                         KING POWER INTERNATIONAL GROUP CO., LTD

                                         By:    /s/ VICHAI RAKSRIAKSORN
                                          --------------------------------------
                                          Name: Vichai Raksriaksorn
                                          Title:   Group Chairman, CEO and
                                                   Director

                                         KP (THAILAND) COMPANY LIMITED

                                         By:    /s/ VICHAI RAKSRIAKSORN
                                          --------------------------------------
                                          Name: Vichai Raksriaksorn
                                          Title:   President

October 29, 2001

KP (Thailand) Company Limited,
27th floor, Siam Tower,
989 Rama I Road, Patumwan,
Bangkok 10330 Thailand

Re:  SUPPLEMENT TO AGREEMENT AND PLAN OF MERGER

Ladies and Gentlemen:

     Pursuant to the Agreement and Plan of Merger (the "Plan of Merger"), dated October 29, 2001, the consummation of the Merger is subject to certain conditions, and will take place on a date to be agreed as soon as practicable following certain matters, including the contribution by the Majority Shareholders to KP (Thailand) Company Limited of all of the Common Shares held by them, or such lesser number of Common Shares as may be contributed by them and agreed by the parties thereto.

     Consistent with Plan of Merger, we confirm and agree that the Majority Shareholders will not contribute any Common Shares held by them to KP (Thailand) Company Limited prior to the consummation of the Merger, and will not be required to do so for the consummation of the Merger to occur.

     Capitalized terms used but not otherwise defined in this Supplement to Agreement and Plan of Merger have the respective meanings ascribed to them in the Plan of Merger.

                                         Very truly yours,

                                         KING POWER INTERNATIONAL GROUP CO., LTD

                                         By:    /s/ VICHAI RAKSRIAKSORN
                                          --------------------------------------
                                          Name: Vichai Raksriaksorn
                                          Title:   Group Chairman, CEO and
                                                   Director

                                         Agreed to by:

                                         KP (THAILAND) COMPANY LIMITED

                                         By:    /s/ VICHAI RAKSRIAKSORN
                                          --------------------------------------
                                          Name: Vichai Raksriaksorn
                                          Title:   President

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      APPENDIX D

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM 10-K

 (Mark One)
    [X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



             FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000



                                   OR



    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



             FOR THE TRANSITION PERIOD FROM               TO

                         COMMISSION FILE NUMBER 1-13205
                             ---------------------
                    KING POWER INTERNATIONAL GROUP CO., LTD.
             (Exact name of registrant as specified in its charter)

                       NEVADA                                             75-2641513
              (State of incorporation)                       (I.R.S. Employer Identification No.)

                26TH & 27TH FLOORS, SIAM TOWER, 989 RAMA I ROAD,
                        PATUMWAN, BANGKOK 10330 THAILAND
                    (Address of principal executive offices)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                               011 (662) 658-0090

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                    COMMON STOCK, $.001 PAR VALUE PER SHARE

                     NAME OF EXCHANGE ON WHICH REGISTERED:
                            AMERICAN STOCK EXCHANGE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                                      NONE

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]    No [ ]

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of regulation 8-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in a definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

    Number of shares of Common Stock of the registrant outstanding as of February 28, 2001: 20,250,000 shares.

    The approximate aggregate market value of the voting stock held by non-affiliates of the registrant based upon the closing price of $1.21 per share for the registrant's common stock as reported by the American Stock Exchange as of February 28, 2001, was approximately $9,031,581.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ITEM NUMBER                                                        PAGE
-----------                                                        ----
                                PART I
 1.  Business....................................................
 2.  Properties..................................................
 3.  Legal Proceedings...........................................
 4.  Submission of Matters to a Vote of Security Holders.........

                                PART II
 5.  Market for the Company's Common Stock and Related
     Stockholder Matters.........................................
 6.  Selected Financial Data.....................................
 7.  Management's Discussion and Analysis of Financial Condition
     And Results of Operations...................................
7A.  Quantitative and Qualitative Disclosures of Market Risk.....
 8.  Financial Statements........................................
 9.  Changes In and Disagreements with Accountants on Accounting
     And Financial Disclosure....................................

                               PART III
10.  Directors, Executive Officers, Promoters and Control
     Persons; Compliance with Section 16(a) of the Exchange
     Act.........................................................
11.  Executive Compensation......................................
12.  Security Ownership of Certain Beneficial Owners and
     Management..................................................
13.  Certain Relationships and Related Transactions..............

                                PART IV
14.  Exhibits and Reports on Form 8-K............................

                 CAUTION REGARDING FORWARD-LOOKING INFORMATION

     This report contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate", "believe", "estimate", "expect", and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

                                     PART I

ITEM 1.  BUSINESS

  GENERAL

     The global duty and tax free business is a multi-billion dollar industry in which luxury and brand name merchandise such as perfumes and cosmetics, liquor and tobacco and general merchandise products are sold to travelers exempt from import duties and taxes, within certain allowances, at their respective destinations. Since 1993, the revenues of the global duty free business have grown at a compounded annual rate of 5.4% increasing from US$17 billion in 1993 to US$21 billion in 1997. However, the abolition of duty free among European Union (EU) members during 1999 has stunted the growth of this industry. In 1999, global duty free sales declined by 2.4% reaching US$20 billion with European duty free sales down by 8.6% or US$0.9 billion following abolition on June 30th. The main positive trend for the market is that Asia/Pacific sales have started to make a strong recovery from the economic crisis that hit the region. Duty free sales in the region, including the Middle East, rose by 15.2% last year to US$4.93 billion, accounting for 24.7% of total global sales. According to the Duty Free & Travel-Retail Database & Directory, it is estimated that by 2010, the region will account for US$14.5 billion worth of duty free sales, or 36% of the global business. This is due to the expectation of traffic volumes being predicted to rise rapidly in the next 10 years in Asia/Pacific.

     The travel-retail industry, which is defined as all of the business activities involved in the duty free and tax free businesses, including selling merchandise at traveling ports (principally airports) and on airplanes, at tourist centers, at resorts and in major cities, etc., began to develop in Asia in 1964 when Japanese retailers began establishing duty free shops around the region. As trade among the countries within the region increased, the Asian duty free business began to grow. The Asian travel-retail industry was given additional impetus when trade between Asian countries and the United States and European countries began to grow further. This increase in trade resulted in an increase in tourism by travelers from the United States and Europe. Consequently, Thailand became the most popular travel destination among Southeast Asia's countries, welcoming more than 36 million passengers traveling through the International Airports in Thailand during 2000. During the 1990's, the number of passengers has increased at a compounded average growth rate of 7% from 19 million in 1990 to 36 million passengers in 2000, according to the Airports Authority of Thailand (AAT). Furthermore, AAT is expecting to service passengers up to 50 million in 2007.

     King Power International Group Co., Ltd. (the "Company") is currently the leading travel-retail operator in Thailand. The Company operates and manages 29 duty free and 25 tax free stores, via two concession agreements with the Airports Authority of Thailand, throughout all of Thailand's major airports. At the end of 2000, the Company has approximately 45,719 square feet of retail space at the Bangkok and Provincial International Airports.

  BACKGROUND AND ORGANIZATION OF THE COMPANY

     The Company (formerly known as Immune America, Inc.) was incorporated under the laws of the State of Nevada in 1985. Until June 12, 1997, this Company was inactive and was regarded as a development stage company.

     On June 12, 1997, the Company engaged in a reverse merger transaction with the shareholders of J.M.T. Group Company Limited and J.M.T. Duty Free Company Limited, whereby an aggregate 18,800,000 shares of restricted, unregistered common stock was exchanged for 99.94% of the issued and outstanding shares of J.M.T Group Company Limited and 94.95% of the issued and outstanding shares of J.M.T. Duty Free Company Limited.

     The reverse merger was treated as a re-capitalization of the Company. Accordingly, the assets, liabilities and business operations of J.M.T. Group Company Limited and J.M.T. Duty Free Company Limited were recognized at historical cost. The consolidated historical financial statements of J.M.T. Group Company Limited and J.M.T. Duty Free Company Limited became the historical financial statements of the Company.

     Concurrent with the reverse merger, the Company changed its corporate name from Immune America, Inc. to King Power International Group Co., Ltd. Subsequently, on September 9, 1997, J.M.T. Duty Free Company Limited changed its corporate name to King Power Duty Free Company Limited and on October 10, 1997, J.M.T. Group Company Limited changed its corporate name to King Power Tax Free Company Limited.

     The Company operates its current businesses through two divisions: the Tax Free Division and the Duty Free Division.

  TAX FREE DIVISION

     King Power Tax Free Company Limited (the "Tax Free Division" or, sometimes, "KPT") is a Thai corporation engaged in selling various souvenirs and consumer products in the International and Domestic terminals of all the major airports located in Thailand to international and local travelers. The Tax Free Division holds the exclusive operating license granted by the Airports Authority of Thailand ("AAT") for all shops of this specific nature.

     At the end of 2000, the Tax Free Division operated 25 stores within Thailand's major international and domestic airports, totaling more than 16,325 square feet of retail space compared to 6,181 square feet in 1993 when it first began operation. There are now 15 shops located in the various terminals, which comprise the Bangkok International Airport; 10 of these shops are located in the airside departure terminals. The landside shops are established in five different locations in the departure and arrival halls of both terminals. The Tax Free Division sells domestically manufactured general merchandise including Thai silk, pewter, Benjarong porcelain, Thai dolls, jewelry, watches, pens, lighters, leather goods and confectionery, free of Thailand's value-added-tax.

     There are ten shops, located in the domestic terminals at the Bangkok, Chiang Mai and Phuket domestic and international airports, selling indigenous general merchandise of Thailand, together with local specialty goods.

     The Company is an active participant in the promotional campaign known as "Amazing Thailand" for the years 1998 to 2000. The four new shops were opened in joint operations with AAT, the Tourism Authority of Thailand ("TAT"), and the Department of Industrial Promotion from the Ministry of Industry and dedicated to the "Amazing Thailand" promotion.

  DUTY FREE DIVISION

     King Power Duty Free Company Limited (the "Duty Free Division" or, sometimes, "KPD") is a Thai corporation engaged in selling duty free merchandise to the traveling public under the supervision of Thai customs in duty free shops located in the international terminals of all of the major airports in Thailand. The Duty Free Division holds a non-exclusive license to operate duty free shops from the AAT for shops of this specific nature until December, 2006.

     The Duty Free Division operates 29 duty free stores, with approximately 29,394 square feet of retail space, in Thailand's International Airports at Bangkok, Chiang Mai and Phuket. The Duty Free Division accounts for 60% of the total duty free retail space currently used in these airports. The Duty Free Division's merchandise mix consists of top quality brand name liquor and tobacco products, luxury goods such as watches, perfumes, cosmetics, fashion accessories, gourmet food and chocolates. In Thailand all imported merchandise is subject to import duties and governmental taxes. However, the Duty Free Division's goods are sold exclusively for departing passengers and are free of all import duties, excise taxes and the value-added-tax imposed by the Thai government.

     The Duty Free Division started its operation on January 1, 1997. During 1998, the Duty Free Division successfully introduced into both Terminals of the Bangkok International Airport Harrods of Knightsbridge, U.K, as the first duty free Harrods in Asia. Additionally, the Company has also introduced specialty stores focusing on well known fashion designers, such as Ferragamo, Versace, Cartier, Dunhill, Hermes, Burberry, Fendi, Bally, Lanvin, and Givenchy located in the Terminal I of the Bangkok International Airport.

     Both the Duty Free Division's and the Tax Free Division's sales and their overall performance and results are subject to the influence of external factors, some of which are beyond the Company's control. These include the distribution of airlines at particular terminals, the routes that are serviced by those airlines, loading levels of airline passengers, and economic and other conditions affecting the airlines servicing Thailand in general. The Company strategically manages those factors within its control in order to maximize its performance and minimize the effect of those that it cannot control. The Company believes that the devaluation of the Thai Baht, relative to the U.S. dollar, will continue to encourage a greater number of tourists and travelers to come to Thailand in the future, which should result in a significant positive effect on the Company's business, both as to sales volumes and profits.

  KING POWER INTERNATIONAL GROUP (THAILAND) CO., LTD.

     King Power International Group (Thailand) Co., Ltd. was principally formed to lease the Company's Head Office in the Siam Tower in Bangkok in 1997. The rental expenses for this facility are allocated according to the actual usage by each of the Company's subsidiaries. Management has decided to have the subsidiaries lease their premises directly from the lessor effective as of January, 1999, in order to prevent unnecessary repetitive payment of corporate income taxes among the Company's subsidiaries.

  REGULATION

     The Duty Free operations are subject to the regulated supervision of the Customs Department of Thailand ("Customs"). All imported merchandise is received and stored in the Company's bonded warehouses in Thailand where it is exempt from all import duties, excise taxes and value-added-taxes of Thailand. Since the merchandise is sold without duties or taxes, it must remain within the bonded warehouses until it is requested to transfer to the respective Duty Free stores for sales.

     The Company has a total of two bonded warehouses located in Bangkok and Phuket serving all of the Duty Free Division's shops in Thailand. Transfer of any bonded merchandise must be documented and approved by Customs before these products are transferred for sale to the traveling public at the various retail stores. Customs makes regular inspections of the inventory in the bonded warehouses and shop premises. With this tightly regulated control from Customs, customers are assured that all products sold by the Company are genuine and of the highest quality.

  SUPPLIERS, DISTRIBUTION AND INVENTORY CONTROL

     The Company purchases both local and imported merchandise from more than 550 vendors worldwide. This supplier base gives the Company a choice to selectively purchase the highest quality products and to negotiate with vendors for the lowest cost, in order for the Company to supply its customers with the best possible value for their money. Currently, the Company does not have any long-term purchase commitments.

     Through the Company's historically strong relationships with many of its suppliers, the Company has secured exclusive agreements from numerous suppliers to be the sole agent for the sale of their products in Thailand in the duty free shops. Furthermore, the Company receives significant sales support from these vendors. These supports include in-store displays, gift-with-purchase items, sales incentives, advertisements, staff training, signage and sales personnel.

     Merchandise is generally shipped directly from vendors to the Company's bonded warehouses for the Duty Free Division and delivered to the Company's warehouses at the airport or downtown for the Tax Free Division. The Company's inventories are strictly controlled to comply with Customs' regulations. Detailed records documenting the receipt, the transfer and sale of all merchandise are kept by the Company to certify the authenticity and excellence of the products sold by the Company.

     The Company uses an outside shipping contractor to provide the services of customs clearing for the imported merchandise into Thailand and directly to the Company's bonded warehouses.

     In order to control inventory levels, the Company uses automated replenishment systems. Transfers are made to stores in accordance with demands identified by respective store's managers. The Company maintains the overall control of enough stock displays in respective stores and repurchasing point of inventory level in respective warehouses.

     The Company's computerized inventory control system allows the Company to:
(1) identify the merchandise needs at each store, (2) promptly reorder merchandise from the vendors, and (3) comply with the Customs' record-keeping requirements. Through the Company's automated system, appropriate product mixes are maintained to maximize merchandise turnovers. The Company has rarely experienced problems with obsolescence because the turnover frequency for most products is rapid and slow moving products are quickly identified.

  EMPLOYEES

     The Company's business as conducted in it shops is labor intensive. The Company currently employs approximately 1,927 persons. Each member of the sales staff is equipped with special selling skills geared to the Travel-Retail business, that is, they are fluent in many languages and have extensive product knowledge in order to handle sales discussions with foreign customers. Management promotes job enhancement at every level of the staff to ensure maximum job satisfaction in return for the highest productivity by each employee. For example, the Company maintains a Training Center to encourage the learning of managerial skills, languages, product knowledge, etc. and has implemented the ISO 9002 standards of operation. Employee turnover continues to be very low and Management foresees no problems in maintaining its capable staff of employees as long as the Company sustains its market share and the growth of its businesses.

  COMPETITION

     The Company foresees no competition for the Tax Free Division. During 1997, the Company was granted an extension by the AAT of the Tax Free Division's license for the exclusive right to operate and sell gifts and general merchandise at the Bangkok International Airport, for a further five year term extending from 1998 to 2003.

     As a result of the Company's strong relationship with the AAT over the years and the major contributions which the Company has made to increase tourism to Thailand, the Company was granted an extension of the Duty Free Division's license until 2006. Furthermore, at the end of 2001, the duty free concession granted to the Company's only competitor will expire and will not be renewed. As of March 2001, the Company was granted the concession to take over the space from this out-going competitor, resulting in a significant increase in the Duty

Free Division's existing space. At that time, the Company will become the principle duty-free operator at Thailand's international airports.

     In Thailand, there are several barriers for parties wishing to enter into the airport duty free business. Any new entrant company must be owned by Thais who have proven Asian regional duty free experience, particularly with regard to serving international passengers and Thai Nationals. A new entrant must reach a minimum turnover in duty free business and must possess bonded warehouse facilities located in Thailand. It should already be carrying all major international brands in its portfolio of merchandise.

  ECONOMIC CONDITIONS AND EXCHANGE RATES

     The principal customers of the Company are the traveling public utilizing the International and Domestic Airports at Bangkok, Chiang Mai, and Phuket. The Company's businesses are closely tied to the economic conditions of the countries from which the travelers come. The Company has strategically confronted the current economic turmoil of the Asia Pacific region with decisive actions to minimize the adverse effects on its operations.

     In 1999, the Tax Free Division was able to maintain its operational trends because most of its merchandise consists of products purchased in Thai Baht. Additionally, the Tax Free Division has always been able to sell its merchandise in U.S. dollars. Although Thai Baht was floated, there was a minimal impact on this division's operations because there was very little difference in the purchasing power of the customers.

     The Duty Free Division imports all of its products from suppliers across the world whereas the purchasing commitments are tied to either U.S. dollars or currencies of the originating countries. The Company partially offset the impact of the weak Thai Baht by adjusting, as often as daily, both the Company's pricing policy and point of sale exchange rates reflecting the current exchange rate of the Thai banks. By this policy, the Company is able to minimize the realized and unrealized loss of exchange when purchasing activities are denominated in foreign currencies.

BUSINESS STRATEGIES

     The Company began operating its Tax Free Division in 1993 after obtaining the five-year sole license to operate its business from the AAT. This license was renewed in 1998, extending for a period of five additional years (until
2003) the Division's license to operate in Thailand. In 1997, the Company obtained its five-year duty free license. Since that time, the Duty Free Division has become the principal contributor of profits to the Company's operations. Even though merchandise sold by the Tax Free Division generally carries a higher profit margin compared to the profit margin for merchandise sold by the Duty Free Division, the value of each item (measured by its selling price) is much less. Thus, the profitability of the Tax Free Division has been generally lower. Management intends to concentrate on improving the profitability of the Tax Free Division, which has taken effect during this year and in the future, principally through reducing concession fees and rent cost, selecting higher value merchandise, and lowering operating costs. For the Duty Free Division, the Company will continue to increase sales volumes and maintain higher margins. The Company has successfully extended the existing concession that is scheduled to expire at the end of 2001 until 2006. Furthermore, the duty free competitor that shared concession space with the Company in the past was not able to secure an extension of its concession for the corresponding period; and the Company was awarded this additional space. Effective January 1, 2002, the Company will be the preeminent operator of general merchandise tax free and duty free stores at Thailand's international airports.

  IMPROVING PROFITABILITY FOR THE TAX FREE DIVISION

     The Company has on-going negotiations with the AAT to lower the concession fees charged by the AAT, to exchange spaces between the Tax Free and the Duty Free Divisions, and to discontinue some of the shops to lessen losses which are caused by increased concession fees. The Tax Free Division is in the process of re-engineering its entire operation to be more compatible with new international trends for this business. Starting in 2000, it has implemented some phases and will progress further throughout 2001 and beyond. The main components of this re-engineering target:

          (1) expanding non-concession points of sales, i.e., through e-commerce where the Company can act as an intermediary for local products catering to international consumers;

          (2) jointly promoting merchandise with several airlines through its frequent flyer programs and credit-card firms;

          (3) increased efficiency in selecting the merchandise to be sold and emphasizing the potential for increased sales volumes and the profitability of each item of merchandise selected;

          (4) downsizing the amount and types of merchandise displayed from the concept of "something for everyone" to becoming more selective in the types of merchandise displayed at different locations;

          (5) developing premium brands in order to create brand awareness, the uniqueness of product availability, to upgrade quality and design, and to improve packaging and marketing; an

          (6) utilizing the Company's overall resources more efficiently through the implementation of ISO 9002.

  ENSURE ADEQUATE SUPPLIES AND VARIETY OF PRODUCTS OF THE DUTY FREE DIVISION

     Since the current trend for the Duty Free Division's products is continued high demand driven by the increased number of Asian tourists who have made plans or arrangements to visit Thailand in 2001 and beyond, as announced by the Tourism Authorities of Thailand (TAT), this Division will focus on ensuring adequate supplies of, and more variety in, the merchandise it offers for sale in order to cater to these customers. Furthermore, this year the TAT puts greater emphasis on international exhibitions and conventions travelers to be functioned in Thailand due to higher spending per capita generated from these groups of travelers, therefore, the Company will dedicate its resources to plan out products campaign that would attract spending from these travelers. This Division will also prepare itself for the expansion in 2002 when the Company takes over new space replacing the out-going competitor.

ITEM 2.  PROPERTIES

     The Company's principal office is located at the 26th and 27th floors of the Siam Tower, at 989 Rama I Road, Patumwan, Bangkok 10330 Thailand. The telephone number is +662-658-0090. This office contains 29,367 square feet of space and is leased from Bangkok Intercontinental Hotels Co., Ltd. under a lease expiring in October, 2003, at an annual cost of $123,929 using an average exchange rate of 40.2391 Thai Baht to 1 US Dollar for 2000.

     The Company operates 54 retail stores with retail space totaling 45,719 square feet, located in the international and domestic airports of Thailand located in Bangkok, Chaing Mai and Phuket. All of the stores are leased from the Airports Authority of Thailand (the "AAT") under varying lease agreements involving the Company's two subsidiaries, KPT and KPD, and require a monthly rental fee (excluding duty charges and other expenses) for the space actually utilized. During the 2000 fiscal year, the Company paid a total of $920,180 to the

AAT under these lease agreements. The Company anticipates that the total for the 2001 fiscal year under these lease agreements will be approximately $931,381, using an exchange rate of 40.2391 Thai Baht to 1 US Dollar as of December 31, 2000.

     The Company leases three warehouses located in Bangkok, Chaing Mai, and Phuket, containing almost 30,000 square feet, from the AAT. The two bonded warehouses contain approximately 25,000 square feet for the Duty Free Division and approximately 4,100 square feet for the Tax Free Division. The Company believes that its facilities are adequate for its current operations.

     All payments with regards to these properties are made in Thai Baht. The Company used an average exchange rate of 40.2391 Thai Baht to 1 US Dollar to translate these expenses into US Dollars during 2000.

ITEM 3.  LEGAL PROCEEDINGS

     The Company is not currently a party to any material litigation, or any litigation which if it were decided against the Company would likely have a result which would be materially adverse to the Company, its current or future financial condition, or the Company's present or anticipated methods of operation.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None

                                    PART II

ITEM 5.  MARKET FOR COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock trades on the American Stock Exchange under the ticker symbol "KPG". The approximate number of holders of record of shares of common stock, excluding the number of beneficial owners whose securities are held in street name, was 355 as of February 28, 2000. The Company believes that approximately 900 stockholders currently own and hold the stock in street name. The following table set out the high and low reported sales prices for the common stock as reported by the American Stock Exchange since it was listed on July 30, 1997:

                                                               HIGH     LOW
                                                              ------   ------
First Quarter of 2001 (Through February 28, 2001)...........  $ 1.45   $ 0.75
Fourth Quarter of 2000......................................  $ 1.25   $ 0.62
Third Quarter of 2000.......................................  $ 1.75   $ 1.25
Second Quarter of 2000......................................  $ 1.75   $ 1.00
First Quarter of 2000.......................................  $ 1.62   $ 1.00
Fourth Quarter of 1999......................................  $ 1.81   $ 0.88
Third Quarter of 1999.......................................  $ 2.13   $ 1.00
Second Quarter of 1999......................................  $ 2.50   $ 1.13
First Quarter of 1999.......................................  $ 2.88   $ 2.00
Fourth Quarter of 1998......................................  $ 4.50   $ 1.75
Third Quarter of 1998.......................................  $ 4.50   $ 1.88
Second Quarter of 1998......................................  $ 6.38   $ 3.50

                                                               HIGH     LOW
                                                              ------   ------
First Quarter of 1998.......................................  $ 9.75   $ 1.19
Fourth Quarter of 1997......................................  $13.38   $12.88
Third Quarter of 1997.......................................  $16.75   $12.88

     The Company has never paid any cash dividends. Future earnings will be retained for use in the Company's business, and the Company does not intend to pay any cash dividends on its common stock for the foreseeable future.

ITEM 6.  SELECTED FINANCIAL DATA

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following data should be read in conjunction with "the Company," "Management's Discussion and analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto and the Unaudited Pro Forma Information and notes thereto included elsewhere in this Prospectus.

                                                        YEAR ENDED DECEMBER 31,
                                       ----------------------------------------------------------
                                        1995      1996      1997      1998      1999       2000
                                       -------   -------   -------   -------   -------   --------
CONSOLIDATED STATEMENT OF INCOME
  DATA:
Sales Revenue........................  $26,461   $41,869   $95,997   $91,125   $89,483   $108,914
Gross Profit.........................      192     7,383    23,154    27,051    23,859     34,214
Operating Expenses...................    3,179     6,273    14,621    31,931    20,753     23,357
                                       -------   -------   -------   -------   -------   --------
Operating Income (loss)..............   (2,986)    1,110     8,533    (4,880)    3,106     10,857
Operating Income (expenses), net.....      399       493    (1,846)      541       197       (952)
Income (loss) before minority
  interest and income tax............   (2,587)    1,603     6,687    (4,339)    3,303      9,905
Net Income (loss)....................  $(2,586)  $ 1,643   $ 7,935   $(4,287)  $ 2,413   $  6,485
                                       =======   =======   =======   =======   =======   ========
Net Income (loss) per share:
     Basic...........................  $ (0.14)  $  0.09   $  0.40   $ (0.21)  $  0.12   $   0.32
     Diluted.........................  $    --   $    --   $    --   $    --   $    --   $     --
Weighted Average Share Outstanding:
     Basic...........................   18,800    18,800    19,779    20,250    20,250     20,250
     Diluted.........................       --        --        --        --        --         --
CONSOLIDATED BALANCE SHEET DATA:
  Working Capital....................  $(6,109)  $(7,351)  $    17   $ 2,793   $ 6,225   $ 11,996
  Total Assets.......................    1,952    23,742    35,078    48,076    42,213     47,691
  Total Long -- Term Debt............       --        55       227       403       254        178
  Stockholders' Equity...............   (5,258)    3,927     9,764     8,751    11,065     15,600

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

  CAUTION REGARDING FORWARD-LOOKING INFORMATION

     This annual report contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate", "believe", "estimate", "expect", and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

  RESULTS OF OPERATIONS, COMPARING FISCAL YEARS ENDED DECEMBER 31, 2000 AND 1999

     Sales revenue for the year ended December 31, 2000, was approximately $108.9 million compared to approximately $89.5 million for 1999. This increase is directly attributable to the continual growth in the number of tourists entering into Thailand and the promotional sales discount to attract larger customer base. Commencing in the last half of 1997, the Thai Government began the "Amazing Thailand" marketing campaign to coincide with various events occurring in Thailand or other countries closely located near Thailand. This marketing campaign is international in scope and directly targeted to attract additional new and repeat visitors to Thailand. The Company expects that this promotional campaign will continue to directly impact the Company's operations in a positive manner during and subsequent to this time period. In addition to the "Amazing Thailand" campaign, during the first half of 2000, the Company launched promotional sales discount in order to capture new and larger base customer groups who are price sensitive. By implementing this strategy, Management believes that the sales volume will continue to grow and positively impact the Company's operating profit.

     The cost of merchandise sold for the year ended December 31, 2000, and 1999, was approximately $53.2 million and $43.3 million, respectively. The principal factor causing this increase is directly related to the increase in sales volume. However, due to the lower concession fees paid to the Airports Authority of Thailand (AAT), comparing the year ended December 31, 2000, to the same period in 1999, the ratio of concession fees paid to sales revenue fell from 24.97% in 1999 to 19.75% in 2000. This decrease is a result of successful negotiations with the AAT to lower the fixed concession fees paid by KPT to be more closely in line with the current sales of this subsidiary. Management anticipates a further reduction in these fees may result from continued negotiations with the AAT.

     Selling and administrative expenses were approximately $23.4 million for the year ended December 31, 2000, and approximately $21.8 million for the same period in 1999. In terms of percentage of sales, 2000 expenses were approximately 21.44% of sales and 1999 expenses were approximately 24.4% of sales. This decrease is in-line with Management's expectation as the result of increasing efficiency among business units.

     Net income for the year ended December 31, 2000, was approximately $6.5 million, or $0.32 per share (basic), compared to the net income of approximately $2.4 million, or $0.12 per share (basic), for the year ended December 31, 1999.

     The ratio of inventory divided by sales revenue for the year ended December 31, 2000 and 1999, was approximately 16.60% and 18.44%, respectively. This decrease is the result of an unscheduled increase in number of tourists who shop at the Company's stores causing faster turnover of merchandise.

  RESULTS OF OPERATIONS, COMPARING FISCAL YEARS ENDED DECEMBER 31, 1999 AND 1998

     Sales revenue for the year ended December 31, 1999, was approximately $89.5 million compared to approximately $91.1 million for 1998. This decrease was a result of the travelers concern over Y2K problem causing a substantial reduction in the number of passengers traveling through the airports. Furthermore, commencing during the last half of 1997, the Thai Government began the "Amazing Thailand" tourism marketing campaign for the period 1998 and 1999. This campaign coincided with the devaluation of the Thai Baht that made Thailand more attractive to numerous travelers, including, in particular, budget-conscious tourists. This caused the Company to adjust its marketing and operating strategies to cater to this new and larger base of customers. In order to maintain the same level of sales volume as in prior years, the Company had to sell more units of merchandise. The Company implemented efforts to optimize its resources and obtain benefits from economies of scale in its operations in order to improve its financial performance.

     The cost of merchandise sold for the year ended December 31, 1999, and 1998, was approximately $43.3 million and $39.1 million, respectively. The principal factor causing this increase was directly related to the campaign of promotional sales discounts on products sold in both subsidiaries where more units of merchandise were sold with less profit margin. However, due to the lower concession fees paid to the Airports Authority of Thailand (AAT), comparing the year ended December 31, 1999, to the same period in 1998, the ratio of concession fees paid to sales revenue fell from 27.40% in 1998 to 24.97% in 1999. This decrease was a result of successful negotiations with the AAT to lower the fixed concession fees paid by KPT to be more closely in line with the current sales of this subsidiary. Management anticipates a further reduction in these fees may result from continued negotiations with the AAT.

     Selling and administrative expenses also reflected the temporary merchandise adjustment and the implementation of promotional sales discount. These expenses were approximately $21.8 million for the year ended December 31, 1999, and approximately $16.2 million for the same period in 1998. In terms of percentage of sales, 1999 expenses were approximately 24.40% of sales and 1998 expenses were approximately 17.76% of sales. This increase was directly attributable to the promotional costs supporting the on-going campaigns to expand the customer base for both subsidiaries and the promotional sales discount offered to increase sales volume.

     Net income for the year ended December 31, 1999, was approximately $2.4 million, or $0.12 per share (basic), compared to the net loss of approximately $4.3 million, or $0.21 per share (basic), for the year ended December 31, 1998. The net loss shown in 1998 was caused by a one-time charge of approximately $15.7 million, resulting from a provision for doubtful accounts for advances to related companies and loans to directors. During 1999, the balance for these accounts has been reduced due to successful collections from the total amount of $27.7 million at December 31, 1998 to $19.6 million at December 31, 1999.

     The ratio of inventory divided by sales revenue for the year ended December 31, 1999 and 1998, was approximately 18.44% and 16.36%, respectively. This increase resulted from the trip cancellations by many travelers concerned with potential Y2K problems which adversely affected the Company's inventory turnover.

  RESULTS OF OPERATIONS, COMPARING FISCAL YEARS ENDED DECEMBER 31, 1998 AND 1997

     King Power Duty Free Co., Ltd. (KPD) began retail operations in 1997 and the revenue of this subsidiary was a direct result of the increase in the number of tourists coming to Thailand as a result of the social and government stability, the Thai Baht devaluation, and its fully functional retail stores. In 1998, additional growth was experienced in general merchandise sales at the King Power Tax Free Co., Ltd. (KPT) stores in Thailand airports, principally due to increased domestic tourism traffic.

     Sales revenue for the year ended December 31, 1998, was approximately $91.1 million, compared to approximately $96.0 million for 1997. This decrease was directly attributable to the devaluation of the Baht that took place during the last half of 1997. Overall sales revenue, measured in Thai Baht, increased 14.29% from Baht 3,252.7 million for the year ended December 31, 1997, to Baht 3,717.5 million for the same period in 1998. However, the average exchange rate of Baht 40.795 to 1 was used to convert the 1998 figure into US Dollars, while the average exchange rate of Baht 33.883 to 1 was used for 1997. Also commencing in the last half of 1997, the Thai Government began the "Amazing Thailand" marketing campaign for the 1998-1999 time period to coincide with various events occurring in Thailand or other countries located near Thailand. This marketing campaign was international in scope and directly targeted to attract additional new and repeat visitors to Thailand.

     The cost of merchandise sold for the years ended December 31, 1998 and 1997, was approximately $39.1 million and $38.5 million, respectively. The principal factor causing this slight increase was directly related to the change in product mix during 1998 resulting from the decision to concentrate more on products that have higher turnover and to sacrifice some profit margin in order to increase sales volumes and decrease carrying costs. In addition, KPT's concession agreement to maintain its locations within the Thai airports required payments based upon a fixed amount. As a result, comparing the year ended December 31, 1998, to the year ended December 31, 1997, the ratio of the Company's concession fee to sales revenue dropped favorably from approximately 35.77% in 1997 to approximately 27.40% in 1998. Additionally, during the first quarter of 1998, the Thai government permanently waived the Customs Fee previously imposed at the rate of 15% of gross sales.

     Selling and administrative expenses, excluding depreciation and others, also reflected the expansion of KPD's business and the increased traffic at KPT's stores. These expenses were approximately $16.2 million for the year ended December 31, 1998 and approximately $14.6 million for the same period in 1997. In terms of percentage of sales, 1998 expenses were approximately 17.76% of sales and 1997 expenses were approximately 15.23% of sales.

     For 1998 the Company provided an allowance for doubtful accounts in the amount of approximately $15.7 million for advances to related companies and directors. This allowance was necessary due to liquidity constraints of the related parties, including businesses in Hong Kong which suffered unexpected and severe losses as a result of the dramatic decrease in tourists visiting that country.

     The Company's profit, before this provision for doubtful accounts, for the 1998 fiscal year was approximately $10.8 million, compared to a profit from operations of approximately $8.5 million for the year ended December 31, 1997. The net loss for the year ended December 31, 1998, (including this provision for doubtful accounts) was approximately $4.3 million, or $0.21 per share (basic), compared to net income of approximately $7.9 million, or $0.40 per share (basic), for the year ended December 31, 1997. This decrease was caused by a one-time charge of approximately $15.7 million, resulting from a provision for doubtful accounts. As a result of a substantial increase in the total amount of Advances to Related Companies and Loans to Directors which increased from $4.9 million at December 31, 1997, to $23.1 million at December 31, 1998, and liquidity constraints on those businesses, under generally accepted accounting principles the Company was required to make this provision. Even though an allowance was provided, Management aggressively pursued collection of these accounts.

     The ratio of inventory divided by revenue for the years ended December 31, 1998 and 1997, was approximately 16.36% and 13.69%, respectively. This slight increase was a result of the commencement of operations by the Company's new stores, including Harrods (Knightsbridge) and nine boutique shops.

  LIQUIDITY AND CAPITAL RESOURCES

     For the years ended December 31, 2000 and 1999, the Company had working capital of approximately $12.0 million and $6.2 million, respectively. The improvement in this figure is due to the Company's ability to significantly expand operations, thereby increasing current assets while maintaining the current liabilities at the same level similar to last year. The Company experienced a positive cash flow from operations of approximately $3.4 million at December 31, 2000, compared to a positive cash flow of $1.4 million during the same period of 1999. This increase is mainly due to the significant increase in net income while offsetting cash payment against accrued concession fee.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK

     On July 2, 1997, the Thai Government announced that the Thai Baht would thereafter be converted to a "Managed Float" system for the relationship of the Baht to other international currencies. This change had an immediate impact on the Company's operations and the results of its operations.

     The Company's subsidiaries conduct their business with selling and purchase prices based on Thai Baht, US Dollars, and other currencies. Sales are made both in Thai Baht and other currencies, but eventually will be converted into Thai Baht. Accordingly, the Company bears foreign currency transaction risks between the date of purchase of goods for resale and the ultimate payment of the goods in the appropriate negotiated currency.

     King Power Duty Free Company, Limited (KPD) incurred an economic and financial loss as a result of the devaluation and subsequent float of the Thai Baht on the settlement of accounts in currencies owed other than Thai Baht. However, as the Thai Baht stabilized and KPD began to buy forward contracts in order to prevent any exchange risk from its foreign currencies financial obligations, the losses from this transaction have been significantly reduced.

     King Power Tax Free Company, Limited (KPT) has been selling goods at prices based upon the US Dollar since its inception. Further, KPT deals in predominately Thailand produced goods whereby all purchases are settled in Thai Baht. Therefore, the devaluation of the Thai Baht had minimal effect on the settlement of open trade payables of KPT. Accordingly, the devaluation had an opposite economic impact on the operations of KPT whereby the Thai Baht devaluation increased the overall profitability of this subsidiary.

     The overall effect of the Thai Baht devaluation was an increase in the attractiveness of Thailand as a tourist destination. This increase in tourists had a direct impact on increasing the Company's sales in the post-devaluation time period.

     The Company's financial statements and all accompanying discussions in this document are presented in US Dollars.

     In accordance with generally accepted accounting principles, the Company has reported loss on foreign exchange-net of $0.42 million for the year ended December 31, 2000, with the following showing the calculation supporting the figure:

                                    CHART A

     The calculation of Unrealized gain on foreign exchange of US$ = 156,810 was calculated on accumulated basis with quarterly adjustment on financial obligations, receivable and cash on hand in foreign currency as shown below:

ACCOUNT PAYABLE IN FOREIGN CURRENCY AS OF 31/12/00

                                                                  EXCHANGE RATE     TOTAL
CURRENCY                                             AMOUNT         31/12/00      THAI BAHT
--------                                          -------------   -------------   ---------
Belgium Franc...................................     192,780.00       0.9886        190,582
Swiss Franc.....................................      13,281.00      26.3121        349,451
British Pound Sterling..........................       7,441.10      64.2311        477,950
Hong Kong Dollar................................      11,649.60       5.5238         64,350
Italian Lire....................................  24,384,000.00       0.0205        499,872
US Dollar.......................................      98,500.99      43.1934      4,254,593
                                                  -------------      -------      ---------
          Total.................................                                  5,836,798
                                                                                  =========
BALANCE PER GENERAL LEDGER.....................................................   5,792,574
                                                                                  ---------
Unrealized gain from account receivable 31/12/00...............................      44,224
                                                                                  ---------
Unrealized gain from account receivable 01/01/00...............................   1,244,035
                                                                                  ---------
Net unrealized gain on account receivable 31/12/00.............................   1,288,259
                                                                                  =========

UNREALIZED GAIN ON ADVANCE AS AT 31/12/00

                                                       AMOUNT       EXCHANGE RATE    TOTAL
CURRENCY                                              THAI BAHT       31/12/00        US$
--------                                            -------------   -------------   -------
BAHT CURRENCY....................................   17,552,066.24      43.262       405,716
                                                    -------------      ------       -------
BALANCE PER GENERAL LEDGER.......................                                   444,936
                                                                                    -------
Net Unrealized gain on advanced 31/12/00.........                                    39,220
                                                                                    =======

UNREALIZED GAIN ON CASH ON HAND AS OF 31/12/00

                                                                 EXCHANGE RATE     TOTAL
CURRENCY                                            AMOUNT         31/12/00      THAI BAHT
--------                                         -------------   -------------   ----------
Australian Dollar.............................       15,655.49       23.7697        372,126
Swiss Franc...................................          110.00       26.3121          2,894
China Renminbi Yuan...........................      212,783.00        4.9924      1,062,298
Canadian Dollar...............................          130.00       28.6743          3,728
German Deutschmark............................        9,760.00       20.4235        199,333
French Franc..................................       16,110.00        6.0876         98,071
British Pound Sterling........................       95,967.39       64.2311      6,164,091
Hong Kong Dollar..............................      840,491.10        5.5238      4,642,705
Japanese Yen..................................   15,971,150.00      0.374590      5,982,633
Korean Won....................................    5,106,000.00        0.0344        175,646
Malaysian Ringgit.............................          497.00       11.3133          5,623
Singapore Dollar..............................       12,812.00       24.8320        318,148
Taiwanese Dollar..............................    1,787,600.00        1.3020      2,327,455
Netherlands Guilder...........................           25.00       18.1184            453
US Dollar.....................................      701,795.08       43.1934     30,312,916
                                                 -------------     ---------     ----------
Total.........................................                                   51,668,120
                                                                                 ==========
BALANCE PER GENERAL LEDGER....................................................   48,102,330
                                                                                 ----------
Unrealized gain on cash in hand in foreign currency 31/12/00..................    3,565,790
                                                                                 ----------
Unrealized gain on cash in hand in foreign currency 01/01/00..................     (122,343)
                                                                                 ----------
Net unrealized gain on cash in hand in foreign currency 31/12/00..............    3,443,447
                                                                                 ----------
Net unrealized gain on account receivable foreign currency 31/12/00...........    1,288,259
                                                                                 ----------
Net unrealized gain on exchange rate as at 31/12/00...........................    4,731,706
                                                                                 ==========

                                    US$ = 156,810     (US$1 = 40.2391 Baht)

                                    CHART B

     The calculation of Unrealized loss on foreign exchange of US$ = 363,439 was calculated on accumulated basis with quarterly adjustment on financial receivable and cash on hand in foreign currency as shown below:

UNREALIZED LOSS FROM LOAN FROM BANK (TRUST RECEIPT) AS AT 31/12/00

                                                  EXCHANGE RATE           TOTAL
CURRENCY                             AMOUNT          31/12/00           THAI BAHT
--------                          -------------   --------------   --------------------
Swiss Franc.....................     266,670.03          26.6134              7,096,996
Europe..........................     301,200.96          40.5262             12,206,530
French Franc....................   1,541,487.36           6.1791              9,525,005
British Pound Sterling..........      25,054.92          64.9569              1,627,490
Hong Kong Dollar................   4,222,213.10           5.5834             23,574,305
Italian Lire....................  73,456,000.00           0.0210              1,542,576
Japanese Yen....................   1,223,000.00           0.3800                464,789
Netherlands Guilder.............     344,818.20          18.3856              6,339,689
Singapore Dollar................      31,460.80          25.1899                792,494
US Dollar.......................   1,939,740.53          43.4396             84,261,553
                                                                   --------------------
          Total.................                                            147,431,427
                                                                   ====================
BALANCE PER GENERAL LEDGER......................................            145,044,849
                                                                   --------------------
Unrealized loss from Loan from Bank in foreign currency
  31/12/00......................................................             (2,386,578)
                                                                   --------------------
Unrealized loss from Loan from Bank in foreign currency
  01/01/00......................................................             (3,379,893)
                                                                   --------------------
Net unrealized loss from Loan from Bank in foreign currency
  31/12/00......................................................             (5,766,471)
                                                                   ====================

UNREALIZED LOSS FROM ACCOUNT PAYABLE AS AT 31/12/00

                                                  EXCHANGE RATE           TOTAL
CURRENCY                             AMOUNT          31/12/00           THAI BAHT
--------                          -------------   --------------   --------------------
Australian Dollar...............      18,900.00          24.2478                458,283
Swiss Franc.....................      (5,632.00)         26.6134               (149,886)
German Deutschmark..............     303,688.92          20.7151              6,290,946
Europe..........................     198,401.95          40.5262              8,040,477
French Franc....................     862,991.36           6.1791              5,332,510
Hong Kong Dollar................   5,838,272.50           5.5834             32,597,411
Italian Lire....................  31,231,778.00           0.0210                655,867
Netherlands Guilder.............     648,084.40          18.3856             11,915,421
Singapore Dollar................      63,767.08          25.1899              1,606,286
US Dollar.......................   2,284,571.23          43.4396             99,240,860
                                                                   --------------------
          Total.................                                            165,988,175
                                                                   ====================
BALANCE PER GENERAL LEDGER......................................            161,781,893
                                                                   ====================
Unrealized loss from Account payable in foreign currency
  31/12/00......................................................             (4,206,282)
                                                                   --------------------
Unrealized loss from Account payable in foreign currency
  01/01/00......................................................             (4,651,712)
                                                                   --------------------
Net unrealized loss from account payable in foreign currency
  31/12/00......................................................             (8,857,994)
                                                                   --------------------
Net unrealized loss from Loan from bank (Trust receipt)
  31/12/00......................................................             (5,766,471)
                                                                   --------------------
Net unrealized exchange loss as of 31/12/00.....................            (14,624,465)
                                                                   ====================

                                    US$ = (363,439)     (US$1 = 40.2391 Baht)

NET FOR UNREALIZED GAIN/LOSS EXCHANGE AS OF 31/12/00

                                                               THAI BAHT    US DOLLAR
                                                               ---------    ---------
Net Unrealized exchange loss as of 31/12/00.................    4,731,706
Net Unrealized loss on exchange rate as at 31/12/00.........  (14,624,465)
                                                              -----------
  NET UNREALIZED EXCHANGE...................................   (9,892,760)  (245,849)
                                                              -----------
Net Unrealized exchange GAIN KPG (US) as of 31/12/00........                  39,220
                                                                            --------
  NET UNREALIZED EXCHANGE...................................                (206,629)
                                                                            --------

NET FOR REALIZED GAIN/LOSS EXCHANGE AS OF 31/12/00

Net realized loss on exchange rate of KPT as at 31/12/00....  (17,671,776)
Net realized gain on exchange rate of KPD as at 31/12/00....    9,064,543
                                                              -----------
  NET REALIZED EXCHANGE.....................................   (8,607,233)  (213,902)
                                                              -----------
Net realized gain on exchange rate of KPG (US) as at
  31/12/00..................................................                       8
                                                                            --------
  NET REALIZED EXCHANGE.....................................                (213,894)
                                                                            --------
     TOTAL NET REALIZED/UNREALIZED EXCHANGE RATE............                (420,523)
                                                                            --------

MONETARY ASSETS AND LIABILITIES DENOMINATED IN THAI BAHT

     As of December 31, 2000, the amount of monetary assets and liabilities which are denominated in Thai Baht are as follows:

                                                               US DOLLARS
                                                               ----------
TYPE OF MONETARY ASSET
Cash and equivalents........................................    1,434,627
Trade Accounts Receivable...................................    1,293,661
Refundable value-added-tax..................................      791,733
Advance to Related Companies................................    7,735,450
Deferred income tax assets..................................    3,618,933
Restricted deposit..........................................    7,747,981
Other current assets........................................    1,149,198
Other non-current assets....................................      196,091
TYPE OF MONETARY LIABILITY
Bank overdraft & loan.......................................   10,009,736
Current portion of long-term debt...........................       31,355
Accounts payable............................................    8,230,541
Advance from directors......................................      446,186
Concession fees.............................................    1,173,990
Other current liabilities...................................    4,096,632
Long-term loan -- net.......................................      178,094

RECENTLY ISSUED ACCOUNTING PRINCIPLES

     New Accounting Standards Not Yet Adopted -- Accounting for Derivative Instruments and Hedging Activities -- Statement of Financial Accounting Standards No. 133 as amended by Statements of Financial

Accounting Standards Nos. 137 and 138, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This Statement requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. The Company believes that adoption will not have a significant impact on financial condition or operating results.

ITEM 8.  FINANCIAL STATEMENTS

Consolidated Financial Statements of the Company (Audited)
Independent Auditors Report -- Smith, Gray, Boyer & Daniell, PLLC (formerly
                               Smith, Jackson, Boyer & Daniell, PLLC) dated
                               March 23, 2001
Independent Auditors Report -- Deloitte Touche Tohmatsu Jaiyos, dated April 1,
                               1999
Balance Sheets as of December 31, 2000 and 1999
Statements of Income for the Years ended December 31, 2000, 1999 and 1998 Statements of Cash Flows for the Years ended December 31, 2000, 1999 and 1998 Statements of Changes in Shareholders' Equity for the Years ended December 31, 2000, 1999 and 1998
Notes to Financial Statements

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS
KING POWER INTERNATIONAL GROUP CO., LTD.

     We have audited the consolidated balance sheets of King Power International Group Co., Ltd. as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, cash flows and changes in shareholders' equity for the years then ended. Our audit also included the financial statement schedule listed in the Index at Item 14. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of King Power International Group Co., Ltd. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations, cash flows and changes in shareholders' equity for the years then ended, in conformity with generally accepted accounting principles in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                         SMITH, GRAY, BOYER & DANIELL, PLLC

March 23, 2001
Dallas, Texas

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS
KING POWER INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARIES

     We have audited the accompanying consolidated statements of operations, comprehensive income, changes in shareholder's equity and cash flows of King Power International Group Co., Ltd. and subsidiaries (the "Corporation") for the year ended December 31, 1998. Our audit also included the financial statement schedule listed in the Index at Item 14. These financial statements and the financial statements schedule are the responsibility of the Corporation's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of King Power International Group Co., Ltd. and subsidiaries for the year ended December 31, 1998, in conformity with generally accepted accounting principles in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                         DELOITTE TOUCHE TOHMATSU JAIYOS

April 1, 1999
BANGKOK, THAILAND

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the King Power Group International Co., Ltd. Board of Directors (the Committee) is composed of three directors and operates under a written charter adopted by the Board of Directors (Exhibit A). The members of the Committee are Vichai Raksriaksorn (Chair), Suwan Panyapas, and Dharmnoon Prachuabmoh. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Corporation's independent accountants.

     Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

            /s/ VICHAI RAKSRIAKSORN                          /s/ DHARMNOON PRACHUABMOH
------------------------------------------------  ------------------------------------------------
          Vichai Raksriaksorn (Chair)                          Dharmnoon Prachuabmoh

               /s/ SUWAN PANYAPAS
------------------------------------------------
                 Suwan Panyapas

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                               AS AT DECEMBER 31,

                                                              NOTE      2000          1999
                                                              ----   -----------   -----------
                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................         $ 2,633,890   $ 2,192,510
  Trade accounts and advances receivable, net of reserves of
    $977,339 in 2000 and $280,198 in 1999...................             280,785       179,485
  Refundable value added tax................................    4        791,733     1,180,436
  Trade accounts and accrued interest receivable from and
    advances to related companies and directors, net........   11      9,480,316     5,214,335
  Merchandise inventories -- net............................          18,081,890    16,498,754
  Restricted fixed deposits.................................    3      7,747,981     3,845,629
  Deferred income tax assets................................   10      3,618,933     4,354,132
  Prepaid expenses..........................................   11        232,188     2,607,962
  Other current assets......................................             436,212       667,209
                                                                     -----------   -----------
        Total current assets................................          43,303,928    36,740,452
Property, plant and equipment -- net........................    5      4,179,495     5,257,949
Investment and other assets.................................             208,287       214,180
                                                                     -----------   -----------
  TOTAL ASSETS..............................................         $47,691,710   $42,212,581
                                                                     ===========   ===========

                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Bank overdraft and loans from banks.......................    6    $13,417,609   $10,048,791
  Current portion of long -- term loan......................    8         31,355        28,089
  Trade accounts payable....................................          12,067,354    10,003,574
  Advance from director.....................................   11        446,186            --
  Accrued concession fees...................................    7      1,173,990     8,467,028
  Accrued corporate income tax..............................           2,359,840       779,874
  Other current liabilities.................................           1,811,825     1,188,122
                                                                     -----------   -----------
        Total current liabilities...........................          31,308,159    30,515,478
Long-term loan -- net.......................................    8        178,094       254,000
                                                                     -----------   -----------
        Total liabilities...................................          31,486,253    30,769,478
                                                                     -----------   -----------
Minority interest...........................................             605,711       378,457
Shareholders' equity........................................    9
  Common stock, $0.001 par value, 100,000,000 shares
    authorized, 20,250,000 shares issued and outstanding....              20,250        20,250
  Additional paid in capital................................          20,848,145    20,848,145
  Retained (deficit)........................................          (3,018,454)   (9,503,916)
  Translation adjustments...................................          (2,250,195)     (299,833)
                                                                     -----------   -----------
        Total shareholders' equity..........................          15,599,746    11,064,646
                                                                     -----------   -----------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................         $47,691,710   $42,212,581
                                                                     ===========   ===========

    The accompanying notes are an integral part of the financial statements.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEAR ENDED DECEMBER 31,

                                                   NOTE       2000          1999          1998
                                                   ----   ------------   -----------   -----------
Sales revenue....................................         $108,914,156   $89,482,559   $91,125,385
Cost of sales:
  Cost of merchandise sold.......................           53,188,627    43,280,910    39,104,944
  Concession fees................................    7      21,511,202    22,342,213    24,969,793
                                                          ------------   -----------   -----------
          Total cost of sales....................           74,699,829    65,623,123    64,074,737
                                                          ------------   -----------   -----------
Gross profit.....................................           34,214,327    23,859,436    27,050,648
Operating expenses:
  Selling and administrative expenses............           23,356,573    21,836,679    16,184,976
  Provision for doubtful account.................                   --    (1,083,190)   15,745,552
                                                          ------------   -----------   -----------
          Total operating expenses...............           23,356,573    20,753,489    31,930,528
                                                          ------------   -----------   -----------
  Income from operation..........................           10,857,754     3,105,947    (4,879,880)
Other income (expenses)
  Interest income................................              332,631       917,421     1,439,169
  Interest expenses..............................           (1,074,709)   (1,127,426)   (1,364,628)
  Gain (Loss) on foreign exchange -- net.........             (420,523)      227,904        25,909
  Gain (Loss) on investment in other companies...               (4,123)     (112,608)           --
  Management fee income..........................                   --            --       254,243
  Other income...................................              214,452       291,337       186,795
                                                          ------------   -----------   -----------
          Total other revenues (expenses)........             (952,272)      196,628       541,488
                                                          ------------   -----------   -----------
NET INCOME BEFORE INCOME TAX.....................            9,905,482     3,302,575    (4,338,392)
Income tax benefit (expenses)....................   10      (3,121,690)     (848,249)      113,955
                                                          ------------   -----------   -----------
Net income before minority interest..............            6,783,792     2,454,326    (4,224,437)
Minority interest................................             (298,330)      (41,347)      (62,697)
                                                          ------------   -----------   -----------
Net income attributed to common shares...........         $  6,485,462   $ 2,412,979   $(4,287,134)
                                                          ============   ===========   ===========
Weighted average number of common shares
  Outstanding....................................           20,250,000    20,250,000    20,250,000
Basic earnings per share.........................         $       0.32   $      0.12   $     (0.21)
Net income attribute to common shares............         $  6,485,462   $ 2,412,979   $(4,287,134)
Other comprehensive income, before tax:
  Foreign currency translation adjustments.......           (1,950,362)      (99,652)    3,274,159
                                                          ------------   -----------   -----------
Comprehensive income.............................         $  4,535,100   $ 2,313,327   $(1,012,975)
                                                          ============   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEAR ENDED DECEMBER 31,

                                                                 2000          1999           1998
                                                              -----------   -----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 6,485,462   $ 2,412,979   $ (4,287,134)
  Adjustments to reconcile net income to net cash provided
    (used) by operating activities:
    Depreciation............................................    1,466,472     1,452,924        953,908
    Unrealized loss (gain) on foreign exchange..............      206,629      (184,303)      (517,287)
    Provision for damaged stock.............................           --            --       (617,652)
    Deferred income tax assets..............................      735,199       110,474     (3,338,336)
    Provision for doubtful account..........................           --    (1,083,190)    15,745,552
    Decrease (increase) in operating assets:
      Loan and receivables to related companies and
        Directors...........................................   (4,226,762)    7,782,118    (22,131,676)
      Trade accounts receivable.............................      (69,285)      121,626        777,840
      Refundable valued added tax...........................      388,703     1,058,426        997,883
      Inventories...........................................   (1,583,136)   (1,588,590)     2,631,652
      Prepaid expense and other current assets..............    2,606,772    (2,389,570)       790,443
      Other long term asset.................................       (3,427)      200,180        665,430
    Increase (decrease) in operating liabilities:
      Trade accounts payable................................    1,843,645    (1,271,552)    (3,078,966)
      Advance from director.................................      446,186            --             --
      Accrued concession fees...............................   (7,293,038)   (2,330,807)     2,791,828
      Other current liabilities.............................    2,203,671    (2,881,898)     3,628,816
      Other liabilities.....................................      236,574        37,240        102,218
                                                              -----------   -----------   ------------
        Net cash provided (used) by Operating activities....  $ 3,443,665   $ 1,446,057   $ (4,885,481)
CASH FLOWS FROM INVESTING ACTIVES:
  Purchase of fixed assets..................................  $  (388,019)  $  (537,263)  $ (2,564,547)
  (Increase) decrease in restricted fixed deposit...........   (3,902,352)    1,408,856      3,073,008
                                                              -----------   -----------   ------------
    Net cash provided (used) by investing activities........   (4,290,371)      871,593        508,461
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayment) in bank overdrafts...................      841,319       (32,191)     2,176,618
  Proceeds (repayment) from bank loans......................    2,384,194       (15,403)     1,578,472
  Proceeds (repayment) from installment purchase............      (18,907)      (30,647)            --
  Proceeds (repayment) from long-term loan..................      (53,733)   (1,322,221)            --
                                                              -----------   -----------   ------------
    Net cash provided (used) by financing activities........    3,152,873    (1,400,462)     3,755,090
Effect of exchange rate changes on cash and cash
  equivalents...............................................   (1,864,787)      (96,417)       676,789
                                                              -----------   -----------   ------------
Net increase in cash and cash equivalents...................      441,380       820,771         54,859
Cash and cash equivalents -- beginning of period............    2,192,510     1,371,739      1,316,880
                                                              -----------   -----------   ------------
Cash and cash equivalents -- end of period..................  $ 2,633,890   $ 2,192,510   $  1,371,739
                                                              ===========   ===========   ============
Supplement cash flow information
  Cash paid during the period:
    Interest paid...........................................  $ 1,057,338   $ 1,188,170   $  1,469,280
    Income taxes paid.......................................  $ 1,142,649   $ 3,213,815   $      5,466

    The accompanying notes are an integral part of the financial statements

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                              ACCUMULATED
                          COMMON STOCK                                                           OTHER
                       -------------------     ADDITIONAL      COMPREHENSIVE    RETAINED     COMPREHENSIVE
                         SHARES     AMOUNT   PAID IN CAPITAL      INCOME        EARNINGS        INCOME          TOTAL
                       ----------   ------   ---------------   -------------   -----------   -------------   -----------
                                     US$           US$              US$            US$            US$            US$
Balances, January 1,
  1998...............  20,250,000   20,250     20,848,145                       (7,629,761)   (3,474,340)      9,764,294
Net Income...........                                           (4,287,134)     (4,287,134)                   (4,287,134)
Other Comprehensive
  income, net of tax
  Foreign currency
  translation
  adjustment.........                                            3,274,159                     3,274,159       3,274,159
                                                                ----------
Comprehensive
  Income.............                                           (1,012,975)             --            --              --
                       ----------   ------     ----------       ==========     -----------    ----------     -----------
Balances, December
  31, 1998...........  20,250,000   20,250     20,848,145                      (11,916,895)     (200,181)      8,751,319
                       ==========   ======     ==========                      ===========    ==========     ===========
Balances, January 1,
  1999...............  20,250,000   20,250     20,848,145                      (11,916,895)     (200,181)      8,751,319
Net Income...........                                            2,412,979       2,412,979                     2,412,979
Other Comprehensive
  income, net of tax
  Foreign currency
  translation
  adjustment.........                                              (99,652)                      (99,652)        (99,652)
                                                                ----------
Comprehensive
  Income.............                                            2,313,327
                       ----------   ------     ----------       ==========     -----------    ----------     -----------
Balances, December
  31, 1999...........  20,250,000   20,250     20,848,145                       (9,503,916)     (299,833)     11,064,646
                       ==========   ======     ==========                      ===========    ==========     ===========
Balances, January 1,
  2000...............  20,250,000   20,250     20,848,145                       (9,503,916)     (299,833)     11,064,646
Net Income...........                                            6,485,462       6,485,462                     6,485,462
Other comprehensive
  income, net of tax
  Foreign currency
  translation
  adjustment.........                                           (1,950,362)                   (1,950,362)     (1,950,362)
                                                                ----------                    ----------     -----------
Comprehensive
  Income.............                                            4,353,100
                       ----------   ------     ----------       ==========     -----------    ----------     -----------
Balances, December
  31, 2000...........  20,250,000   20,250     20,848,145                       (3,018,454)   (2,550,195)     15,599,746
                       ==========   ======     ==========                      ===========    ==========     ===========

    The accompanying notes are an integral part of the financial statements

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

1.  BASIS OF PRESENTATION

     King Power International Group Co., Ltd. (formerly Immune America, Inc.) (herein the "Company") was incorporated under the laws of the State of Nevada on July 30, 1985.

     On June 12, 1997, the Company exchanged 18,800,000 shares of its common stock for 99.94% of the issued and outstanding common shares of King Power Tax Free Company Limited [(formerly J.M.T. Group Company Limited)-KPT thereafter] and 94.95% of the issued and outstanding common shares of King Power Duty Free Company Limited [(formerly J.M.T. Duty Free Company Limited)-KPD thereafter].

     This exchange of the Company's common stock to the former KPT and KPD shareholders resulted in those former shareholders obtaining a majority voting interest in the Company. Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, this transaction was accounted for as a "reverse acquisition" for financial reporting purposes and KPT and KPD were deemed to have acquired 94% of equity interest in the Company as of the date of acquisition. The relevant acquisition process utilized the capital structure of Immune America, Inc., and the assets and liabilities of KPT and KPD were recorded at historical cost.

     Concurrent with the reverse acquisition, the Company changed its corporate name from Immune America, Inc. to King Power International Group Co., Ltd.

     KPD is a Thailand-based corporation engaged in selling duty free merchandise to the traveling public under the supervision of Thai customs in stores located in the international terminals of the various airports located in Thailand. KPD holds from the Airports Authority of Thailand a non-exclusive license to operate duty free stores for all stores of this specific nature. For the duty free store operation, KPD is exempt from input value added tax on purchases of import merchandise and from output value added tax on sales of merchandise.

     KPT is a Thailand-based corporation engaged in selling various souvenirs and consumer products in the international and domestic terminals of the various airports located in Thailand to the general public. KPT holds the exclusive operating license granted by the Airports Authority of Thailand for all shops of this specific nature. For the tax free operation, KPT is subject to input value added tax on purchases of merchandise and is exempt from output value added tax on sales of merchandise.

     On October 10, 1997, the Company acquired 4,900 shares of common stock in King Power International Group (Thailand) Company Limited (KPG Thai), equivalent to 49% of the registered capital. KPG Thai was established in Thailand on September 11, 1997, and has registered capital totaling Baht 1 million divided into 10,000 shares of common stock with Baht 100 per share. On the same date, KPT acquired 5,093 shares of common stock in KPG Thai, equivalent to 50.93% of the registered capital. Ultimately, the Company owns 99.93% of equity interest in KPG Thai.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements, which include the accounts of the Company and its subsidiaries, are prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated in

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

consolidation. Investments in other companies under 20% of interest are accounted for using the cost method. At December 31, 2000, these investments have been written down due to an assumed permanent impairment of their value. The consolidated financial statements are presented in U.S. dollars.

     Cash and Cash Equivalents -- The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Merchandise Inventories -- Merchandise inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis.

     Provision for Doubtful Accounts -- Estimated collection losses of the Company are provided for based on the Company's collection experience together with a review of the financial position of each debtor. Where the Company determines reserves are necessary, it will provide an allowance for the total receivable and accrued interest outstanding.

     Marketable Securities -- Securities held for trading are marked to market at year-end with the resulting gain or loss being included in current income.

     Foreign Currency Translation and Transactions -- The financial position and results of operations of the Company's foreign subsidiaries are determined using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the prevailing exchange rates in effect at each period end. Contributed capital accounts are translated using the historical rate of exchange when capital was injected. Income statement accounts are translated at the average rate of exchange during the year. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in operations. Gains or losses on foreign exchange transaction are recognized as incurred in the consolidated statements of income. Differences between the forward rate and the spot rate in forward exchange contracts are amortized as revenue and expense over the period of the contract.

     The exchange rates at December 31, 2000 and 1999, are $1 = Thai Baht 43.262 and Baht 37.520, respectively. The average exchange rates during the years 2000, 1999 and 1998 are $1 = Thai Baht 40.2391, Baht 37.8226 and Baht 40.795,
respectively.

     Property, Plant and Equipment -- Property, plant and equipment are stated at cost. Depreciation is computed by using the straight-line method over the estimated useful lives of the assets as follows:

Buildings...................................................   20 Years
Leasehold improvements......................................   Term of lease
Selling office equipment and fixtures.......................   5 Years
Vehicles....................................................   5 Years

Maintenance, repairs and minor renewals are charged directly to expenses as incurred.

     Store Pre-Opening Costs -- Store pre-opening costs are expensed as incurred.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Revenue Recognition -- The Company recognizes revenue from sales of merchandise at the point of sale.

Concession Fees -- According to the concession agreement with Airports Authority of Thailand, KPT is required to pay concession fees, rental and services fees, and other related expenses at the fixed charges per month as defined in the agreement. According to the concession agreement with the Airports Authority of Thailand, KPD is required to pay concession fees at the fixed percentage of sales but at least equal to the fixed charges as defined in the agreement, and pay rental and service fee and other related expenses.

     Concentrations of Credit Risk -- The Company's retail businesses are cash flow businesses. Most sales take place with cash receipts or credit card payments. The Company maintains its cash accounts with various financial institutions. In Thailand, such accounts are insured for the full amount of their value by the Thai government. U.S. bank deposits are within Federal insurance limits. See Note 11 with respect to loans and advances to directors and affiliated companies.

     Fair Value of Financial Instruments -- The carrying amount of cash, trade accounts receivable, notes receivable, trade accounts payable and accrued payables are reasonable estimates of their fair value because of the short maturity of these items. The carrying amounts of the Company's credit facilities approximate fair value because the interest rates on these instruments are subject to change with market interest rates.

     Income Taxes -- The Company accounts for income taxes using the liability method, which requires an entity to recognize the deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefits in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

     The Company does not provide for United States income taxes on unlimited earnings of its Thailand-based subsidiaries since the Company's intention is to reinvest these earnings in their operations.

     Earnings Per Share -- Basic earnings per share has been computed based on the average number of common shares outstanding for the period. There are no potentially dilutive securities outstanding.

     New Accounting Standards Not Yet Adopted -- Accounting for Derivative Instruments and Hedging Activities -- Statement of Financial Accounting Standards No. 133 as amended by Statement of Financial Accounting Standards Nos. 137 and 138, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This Statement requires that certain derivative instruments to be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. The Company believes that adoption will not have a significant impact on financial condition or operating results.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

3.  RESTRICTED FIXED DEPOSITS

                                                                 2000          1999
                                                              -----------   -----------
Restricted fixed deposits...................................  $7,747,981    $3,845,629
Interest rates..............................................  1.00%-5.00%   3.00%-5.50%

     As of December 31, 2000 and 1999, the restricted fixed deposits with maturities from three to twelve months are pledged as a collateral to a commercial bank for bank credit facilities of subsidiaries. As these are current obligations of the Company, the deposits are shown as current assets.

4.  REFUNDABLE VALUE ADDED TAX

     For Thailand-based subsidiaries, refundable value added tax (VAT) represents, on a cumulative basis, the excess of input tax (charged by suppliers on purchases of merchandise and services) over the output tax (charged to customers on sales of merchandise and services). Value added tax is levied on the value added at each stage of production and distribution, including servicing, generally at the rate of 10% effective at August 16, 1997. The Minister of Finance, however, declared a new value added tax at the rate 7% commencing at April 1, 1999, in order to stimulate the domestic economy.

5.  PROPERTY, PLANT AND EQUIPMENT -- NET

                                                                 2000          1999
                                                              -----------   -----------
Land........................................................  $   607,461   $   700,426
Building....................................................      119,450       137,730
Leasehold improvements......................................    4,433,748     4,693,023
Sales office equipment and fixtures.........................    2,287,457     2,317,640
Vehicles....................................................      801,891       720,864
Work in progress............................................      101,970            --
                                                              -----------   -----------
  Total cost................................................    8,351,977     8,569,683
Less Accumulated depreciation...............................   (4,172,482)   (3,311,734)
                                                              -----------   -----------
Net book value..............................................  $ 4,179,495   $ 5,257,949
                                                              ===========   ===========

6.  BANK OVERDRAFT AND LOANS FROM BANKS

                                                                 2000          1999
                                                              -----------   -----------
Bank overdraft..............................................  $ 1,325,717   $   484,398
Trust receipts..............................................   10,704,994     9,564,393
Short Term loan.............................................    1,386,898            --
                                                              -----------   -----------
                                                              $13,417,609   $10,048,791
                                                              ===========   ===========

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

     As of December 31, 2000 and 1999, the Company has an overdraft facility with commercial banks in Thailand totaling Baht 65.74 million ($1,519,578) and Baht 30.74 million ($819,296), respectively, bearing interest at MOR (Minimum Overdraft Rate), plus 1.00% -- 1.50% per annum. For the year ended December 31, 2000, the average rate of MOR was 3.50% -- 9.50% per annum and for the year ended December 31, 1999, the average rate of MOR was 6.50% -- 12.75% per annum. Available lines of credit for the bank overdrafts are guaranteed by certain directors and collateralized by fixed deposits. (Note 3)

     As of December 31, 2000 and 1999, trust receipts incurred by KPD and KPT bear interest at the rates varying from 4.00% -- 12.75% and 6.17% -- 12.25% per annum, respectively, and are collateralized by fixed deposits, KPD's land, and guaranteed by two directors of KPD together with a related company.

     As of December 31, 2000, the company has short-term loan with Commercial Banks in Thailand bearing interest rate at 3.50% -- 8.00% per annum.

     Trust receipts at December 31, 2000, are:

                                               CURRENCIES      AMOUNT      INTEREST RATE(%)
                                               -----------   -----------   ----------------
Foreign currency borrowing by
  subsidiaries in Thailand
  -- Under forward contract and T/R     BAHT   315,688,033   $ 7,297,120        8.75-9.75
  -- Without forward contract           USD      1,939,741     1,947,704    9.00 -- 12.50
                                        CHF        266.670       164,047    7.21 -- 10.00
                                        GBP         25,055        37,619            10.00
                                        NLG        344,818       146,542             9.75
                                        FRF      1,541,487       220,170    8.00 -- 10.00
                                        HKD      4,222,213       544,919    9.00 -- 12.75
                                        ITL     73,456,000        35,657     8.55 -- 8.62
                                        JPY      1,223,000        10,744     4.00 -- 9.50
                                        SGD         31,461        18,318             9.50
                                        EUR        301,201       282,154    8.44 -- 10.16
                                                             -----------
                                                             $10,704,994
                                                             ===========

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

     Trust receipts at December 31, 1999, are:

                                               CURRENCIES      AMOUNT     INTEREST RATE(%)
                                               -----------   ----------   ----------------
Foreign currency borrowing by
  subsidiaries in Thailand
  -- Under forward contract and T/R     BAHT   217,975,088   $5,809,571    6.17 -- 12.25
  -- Without forward contract           USD      2,892,560    2,907,192    7.50 -- 11.50
                                        CHF        290,055      183,289     6.17 -- 7.50
                                        DEM         12,542        6,512     7.46 -- 7.56
                                        AUD         29,266       19,280            10.50
                                        FRF        727,837      112,731             7.50
                                        HKD      2,135,117      276,894   10.25 -- 12.25
                                        ITL    367,483,750      192,949             7.50
                                        GBP          4,903        7,997             9.75
                                        EUR         47,260       47,978     7.50 -- 7.56
                                                             ----------
                                                             $9,564,393
                                                             ==========

     As of December 31, 2000 and 1999, land and building are pledged as collateral for credit line of trust receipt and long-term loan from a bank. (Note 6 and Note 8)

7.  CONCESSION FEES

     Accrued concession fees as of December 31, 2000 and 1999, consist of the following:

                                                                 2000         1999
                                                              ----------   ----------
-- The Customs Department of Thailand.......................  $       --   $  533,049
-- The Airports Authority Of Thailand.......................   1,173,990    7,933,979
                                                              ----------   ----------
                                                               1,173,990    8,467,028
                                                              ==========   ==========

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                  ---------------------------------------
                                                     2000          1999          1998
                                                  -----------   -----------   -----------
Concession fees expense.........................  $21,511,202   $22,342,213   $24,969,793

In order to obtain the necessary rights to operate at the international and domestic airports in Thailand, the Company has entered into various agreements with the Airports Authority of Thailand and the Customs Department of Thailand, which including the right to rent office space.

     Both KPD and KPT are required to pay concession fees, rental and service fees, property tax, and other expenses, and to pledge cash or obtain a letter of bank guarantee of a local commercial bank as collateral under the aforementioned agreements with the Airports Authority of Thailand and pay concession fees under the aforementioned agreements with the Customs Department of Thailand.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

     A summary of the concession and rental fees payable and value of collateral for the remaining period of the agreement are as amended are as follows (see Notes 12 and 13):

                                             KPT                                  KPD
                              ----------------------------------   ----------------------------------
                                           RENTAL,                  AIRPORT     RENTAL,
                               AIRPORT     SERVICE                  CUSTOMS     SERVICE
                              CONCESSION   & OTHER                 CONCESSION   & OTHER
            YEAR                 FEES      EXPENSES   COLLATERAL      FEES      EXPENSES   COLLATERAL
            ----              ----------   --------   ----------   ----------   --------   ----------
                                       (& IN THOUSANDS)                     (& IN THOUSANDS)
2001........................    $8,947       $510       $4,758      $10,601      $  915     $ 4,345
2002........................     9,404        490        4,716       20,688       1,141      11,356
2003........................     2,246         98        4,277       21,381       1,141      11,727
2004........................        --         --           --       22,190       1,141      12,159
2005........................        --         --           --       23,462          --      12,552
2006........................        --         --           --       24,502          --      13,109

     For the years ended December 31, 2000, and 1999, both KPD and KPT were charged penalty fees amounting to $496,531 and $1,292,170, respectively, relating to late payment of concession fees to the Customs Department and the Airports Authority of Thailand. Of these amounts, $0 and $175,464, respectively, were unpaid at December 31,2000, and December 31, 1999, and are included in other current liabilities in the accompanying balance sheets.

8.  LONG-TERM LOAN -- NET

     Long-term liabilities as of December 31, 2000 and 1999, consist of the following:

                                                                2000       1999
                                                              --------   --------
Long-term loans.............................................  $199,447   $253,180
Installment purchase payable................................    10,002     28,909
                                                              --------   --------
                                                               209,449    282,089
Less Current portion of long-term debt......................   (31,355)   (28,089)
                                                              --------   --------
  Total.....................................................  $178,094   $254,000
                                                              ========   ========

As of December 31, 2000, and 1999, long-term loans consist of loans from banks carrying interest rates of 8.50% and 14.75%, per annum, respectively. The long-term loans are secured by the Company's land and building and guaranteed by a director of the Company. (See Note 5)

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

     Loans are due as follows:

                                                                2000       1999
                                                              --------   --------
Installment Purchase Obligation
  2000......................................................  $     --   $ 16,827
  2001......................................................     5,715      6,590
  2002......................................................     4,287      5,492
                                                              --------   --------
     Total..................................................  $ 10,002   $ 28,909
                                                              ========   ========
Long-term Loan Installment Payments
  2000......................................................  $     --   $ 11,262
  2001......................................................    25,640     13,174
  2002......................................................    27,906     15,254
  2003......................................................    30,373     17,663
  2004......................................................    33,054     20,443
  Thereafter................................................    82,474    175,384
                                                              --------   --------
     Total..................................................  $199,447   $253,180
                                                              ========   ========

8.  SHAREHOLDERS' EQUITY

     (a) Per the reverse acquisition agreement, the two Thailand-based companies together received a total of 18,800,000 shares of common stock of Immune America, Inc. which represented 94% of equity interest as of the date the reverse acquisition agreement was effective. Therefore, the 18,800,000 shares were assumed to be issued and outstanding as of January 1, 1996, for the purpose of presenting comparative financial statements.

     (b) Per the reverse acquisition agreement, 752,000 shares out of the total 18,800,000 shares were put in escrow subject to certain requirements including that the Company shall have financial statements prepared in accordance with U.S. GAAP and shall have reached certain criteria of financial performance as of December 31, 1997. If, as of December 31, 1997, the Company failed to satisfy any of these conditions, the 752,000 shares were to be released to a financial consultant who was also a party to the reverse requisition agreement. During the first quarter of 1998, these shares were released from escrow and issued to the financial consultant.

     (c) Per the reverse acquisition agreement, 1,200,000 shares of common stock as of June 12, 1997, when the reverse acquisition was effective, represented the other 4% of equity interests. These 1,200,000 shares of common stock were represented by the following components.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

                                 COMMON STOCK
                              ------------------     ADDITIONAL      RETAINED    TREASURY
                               SHARES     AMOUNT   PAID-IN CAPITAL   EARNINGS     STOCK      TOTAL
                              ---------   ------   ---------------   ---------   --------   --------
Beginning Balance at
  12/31/96..................    275,316   $  275      $151,186       $(143,833)  $(6,000)   $  1,628
Form S-8 issuance at
  5/8/97....................    924,684      925        69,717              --        --      70,642
Reissuing of treasury
  stock.....................         --       --            --              --     6,000       6,000
Net loss at 6/12/97.........         --       --            --         (78,270)       --     (78,270)
                              ---------   ------      --------       ---------   -------    --------
Total shareholders' equity
  At June 12, 1997..........  1,200,000   $1,200      $220,903       $(222,103)  $    --    $     --
                              =========   ======      ========       =========   =======    ========

     (d) On August 18,1997, the Company issued 250,000 shares of its common stock to two foreign entities, 125,000 shares each, at a price of $8.00 per shares with net of proceeds of $1,887,000. Both entities are located in Taipei, Taiwan, Republic of China. One half of these shares (125,000) were placed in escrow until May 1, 1998, subject to an additional payment by the purchaser of $4.00 per share on all 250,000 shares issued or ($1,000,000) in the event that the earnings per share for the Company for the calendar year ended December 31, 1997, exceeded a certain amount per share. If the earnings per share for fiscal year 1997 were below the specified goal, then the shares under escrow were to be released to the purchasers without further consideration. These shares have been released from escrow without further consideration. No underwriter or placement agent was used. The issuance was conducted pursuant to Regulation S promulgated under the United State Securities Act of 1933, as amended.

10.  INCOME TAX

     Income Taxes -- The Company accounts for income taxes using the liability method, which requires an entity to recognize the deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefits in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

     The provision for income taxes consist of the following:

                                                       2000         1999         1998
                                                    -----------   ---------   -----------
Current income tax (Payable)......................  $             $           $
  United States...................................           --          --            --
  Foreign.........................................   (2,386,491)   (737,775)   (3,476,186)
                                                    -----------   ---------   -----------
                                                     (2,386,491)   (737,775)   (3,476,186)
                                                    -----------   ---------   -----------
Deferred income tax
  United States...................................           --          --            --
  Foreign.........................................     (735,199)   (110,474)    3,590,141
                                                    -----------   ---------   -----------
                                                       (735,199)   (110,474)    3,590,141
                                                    -----------   ---------   -----------
Net income tax expense............................  $(3,121,690)  $(848,249)  $   113,955
                                                    ===========   =========   ===========

     Pre-tax income for foreign companies for the year ended December 31, 2000, was $ 10,165,058. Current taxes payable are included in current liabilities.

     The components of deferred income tax assets and liabilities were:

                                                        2000         1999         1998
                                                     ----------   ----------   ----------
Reserves for bad debts and investment
  obsolescence.....................................  $3,873,561   $4,423,804   $4,945,942
Net operating loss carried forward.................     274,659      369,019      333,572
                                                     ----------   ----------   ----------
                                                      4,148,220    4,792,823    5,279,514
Less Valuation allowance...........................    (529,287)    (438,691)    (814,908)
                                                     ----------   ----------   ----------
Deferred income tax assets.........................  $3,618,933   $4,354,132   $4,464,606
                                                     ==========   ==========   ==========

     As a result, the effective income tax rate for the subsidiaries is different from the standard income tax rate. The following reconciliation shows the differences between the effective and standard rates.

                                                               FOR YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               2000       1999       1998
                                                              -------   --------   --------
Standard income tax rate....................................   35.00%     35.00%    (35.00)%
Foreign tax rate difference.................................   (5.23)%    (4.00)%     2.00%
Use of net operating loss carry -- forward..................      --         --      (1.00)%
Valuation allowance recorded................................      --         --      19.00%
Less Valuation allowance....................................    0.92%    (11.00)%       --
Non deductible expenses.....................................    0.70%      6.00%      3.00%
Other miscellaneous (including translation).................      --         --       9.00%
                                                               -----     ------     ------
Effective income tax rate...................................   31.39%     26.00%     (3.00)%
                                                               =====     ======     ======

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

     As of December 31, 2000, and 1999, the Company has deferred income tax assets relating to net operating loss carry forwards for income tax purpose of $274,659 and $369,019, respectively, that expire in years 2001 through 2004. (A valuation allowance on the United States loss carry forward has been provided, as the Company has determined that it is more likely than not that this deferred income tax asset will not be realized.)

11.  RELATED PARTIES AND DIRECTORS TRANSACTIONS

     The Company has business transactions with and has advanced funds to related companies and directors. These transactions are with companies that have joint directors and/or shareholders with the Company. Balances at December 31, 2000 and 1999, with related companies and directors are as follows ($ in thousands)

                                                            AS AT DECEMBER 31, 2000
                                   -------------------------------------------------------------------------
                                                    LOANS TO AND
                                                  RECEIVABLES FROM
                                                  RELATED COMPANIES
                                                    AND DIRECTORS
                                                ---------------------
                                                         INTEREST AND
                                    ACCOUNTS                OTHER         MANAGEMENT                ACCOUNTS
                                   RECEIVABLE   LOANS    RECEIVABLES    FEE RECEIVABLES    TOTAL    PAYABLE
                                   ----------   ------   ------------   ---------------   -------   --------
2000
King Power International Co.,
  Ltd............................     1,734      6,553        240               --          8,527     302
Forty Seven Co., Ltd.............        --      2,408        517               --          2,925      --
Downtown D.F.S. (Thailand) Co.,
  Ltd............................       391      2,220        240            2,133          4,984      --
Top China Group Co., Ltd.........        --        231          5               --            236      --
Lengle (Thailand) Co., Ltd.......        --        833         59               --            892      --
Lengle TAT Phnom Penh Duty Free..        81         --         --               --             81      --
King Power On Board Sales and
  Services Co., Ltd..............        17      3,373         27               --          3,417      --
Thai Nishigawa International Co.,
  Ltd............................        --         --         --               --             --      56
Niji (Thailand) Co., Ltd.........        --         --         --               --             --     104
                                     ------     ------      -----           ------        -------     ---
                                      2,223     15,618      1,088            2,133         21,062     462
Less Allowance for doubtful
  accounts:
  Related companies..............    (1,075)    (7,883)      (491)          (2,133)       (11,582)     --
  Directors......................        --         --         --               --             --      --
                                     ------     ------      -----           ------        -------     ---
                                     (1,075)    (7,883)      (491)          (2,133)       (11,582)     --
                                     ------     ------      -----           ------        -------     ---
Total............................     1,148      7,735        597               --          9,480     462
                                     ======     ======      =====           ======        =======     ===
Director -- to/(from)............        --       (446)        --               --           (446)     --
                                     ======     ======      =====           ======        =======     ===

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                            AS AT DECEMBER 31, 1999
                                   -------------------------------------------------------------------------
                                                    LOANS TO AND
                                                  RECEIVABLES FROM
                                                  RELATED COMPANIES
                                                    AND DIRECTORS
                                                ---------------------
                                                         INTEREST AND
                                    ACCOUNTS                OTHER         MANAGEMENT                ACCOUNTS
                                   RECEIVABLE   LOANS    RECEIVABLES    FEE RECEIVABLES    TOTAL    PAYABLE
                                   ----------   ------   ------------   ---------------   -------   --------
1999
King Power International Co.,
  Ltd............................     2,613      3,340        207               --          6,160      222
Forty Seven Co., Ltd.............        --      2,777        541               --          3,318       --
Downtown D.F.S. (Thailand) Co.,
  Ltd............................       451      2,596        226            2,459          5,732        1
King Power Duty Free (CBO) Ltd...        --      1,079         36               --          1,115       --
Top China Group Co., Ltd.........        --        267         --               --            267       --
Lengle (Thailand) Co., Ltd.......        --        960         49               --          1,009       --
Lengle TAT Phnom Penh Duty Free..        44         --         --               --             44       --
King Power On Board Sales and
  Services Co., Ltd..............        11      1,628          1               --          1,640       11
Thai Nishigawa International Co.,
  Ltd............................        --         --         --               --             --       45
Niji (Thailand) Co., Ltd.........         9         --         --               --              9       27
                                     ------     ------      -----           ------        -------     ----
                                      3,128     12,647      1,060            2,459         19,294      306
Directors -- to/(from)...........        --         --         --               --             --       --
                                     ------     ------      -----           ------        -------     ----
                                      3,128     12,647      1,060            2,459         19,294      306
Less Allowance for doubtful
  accounts:
  Related companies..............    (1,240)    (9,796)      (585)          (2,459)       (14,080)      --
  Directors......................        --         --         --               --             --       --
                                     ------     ------      -----           ------        -------     ----
                                     (1,240)    (9,796)      (585)          (2,459)       (14,080)      --
                                     ------     ------      -----           ------        -------     ----
Total............................     1,888      2,851        475               --          5,214      306
                                     ======     ======      =====           ======        =======     ====

     Additionally, the Airports Authority of Thailand owns 5% of KPD common shares. At December 31, 2000 and 1999, there are accrued concession fees amounting to $1,173,990 and $7,933,979, respectively.

     On March 8, 2000, due to the dramatic decline of market interest rates in Thailand and in order to maintain liquidity within the group of companies, the board of directors of the company passed a resolution reducing the interest on loans to/from related companies and directors to be 2.00% and 1.00% per annum, respectively. Effective January 1, 2000, promissory notes with maturities of less than 6 months bear no interest. Such loans have no collateral and are due on demand.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

     The Company had operating transactions with related parties and directors as follows ($ in thousands):

                                                                      RELATED COMPANIES
                                                               FOR THE YEARS ENDED DECEMBER 30,
                                                              ----------------------------------
                                                                2000        1999         1998
                                                              ---------   ---------   ----------
Sales.......................................................   $1,342      $3,219      $   805
Interest income.............................................      212         602          843
Management fee income.......................................       --          --          254
Purchase....................................................    1,590       2,658          945
Commission..................................................       --          --          369
Concession fees.............................................   12,629      22,414       11,092

                                                                    DIRECTORS
                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 30,
                                                              ---------------------
                                                              2000    1999    1998
                                                              -----   -----   -----
Interest income.............................................   $--     $16    $198

     On June 29, 1999, KPT and KPD entered into an agreement to engage Down Town D.F.S. (Thailand) Co., Ltd., a related company, to provide statistical analysis and marketing procedures over a period of 18 months, commencing July 1, 1999. In accordance with the agreement, KPT and KPD agreed to pay in advance for these services, in the amount of $1,799,041 (excluding VAT). Accordingly, the advance payments are treated as prepaid expenses in the accompanying financial statements and amortized on a monthly basis over the term of the agreement.

12.  COMMITMENTS AND CONTINGENT LIABILITIES (SEE NOTE 7)

  LEASE COMMITMENTS

     As of December 31, 1998, KPG Thai had a leasing commitment for office space under a non-cancelable operating lease agreement in excess of one year. As of January 1, 1999, KPG Thai transferred the rights of the following lease agreements to KPT and KPD. The obligations of the various consolidated companies under these lease agreements are set forth as follows:

     - KPT has made lease agreement with SIAM TOWER to lease 26th floor starting from November 1, 2000, to October 31, 2003.

     - KPD has made lease agreement with SIAM TOWER to lease 27th floor starting from November 1, 2000, to October 31, 2003.

     KPT and KPD have made lease agreement with the third party starting from April 1, 1998, to December 31, 2001.

     Lease and service charge commitment are due as follows:

                                                                 KPT        KPD
                                                               --------   --------
2001........................................................   $159,534   $247,037
2002........................................................    160,166    160,166
2003........................................................   $138,727   $138,727

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

  LETTER OF GUARANTEES

     As of December 31, 2000 and 1999, KPT and KPD were contingently liable for bank guarantees totaling $10.13 million and $12.68 million, respectively, issued in favor of the Excise Department and the Airports Authority of Thailand as a performance bond.

  UNUSED LETTERS OF CREDIT

     As of December 31, 2000, and 1999, KPD and KPT have the unused letters of credit amounting to $8.17 million and $3.19 million, respectively.

13.  SUBSEQUENT EVENT

     On March 20, 2001, the Airports Authority of Thailand awarded the Company a concession beginning January 1, 2002, to operate the duty free retail space of its only competitor in Thailand's international airports. Coupled with the extension of its already existing concession, the Company will be positioned as the principle operator of tax free and duty free stores in Thailand after 2001.

14.  SEGMENT FINANCIAL INFORMATION

     The following segment information of the Company for December 31, 2000, 1999 and 1998, are disclosed in accordance with Statement of Financial Accounting Standard No.131 ("SFAS 131"). Information by legal entities is the reportable segment under SFAS 131 because each entity is reported separately for management ($ in thousands).

                                                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                                 -----------------------------------------------
                                                 DUTY FREE   TAX FREE
                                                  RETAIL      RETAIL    ALL OTHER   CONSOLIDATED
                                                 ---------   --------   ---------   ------------
                                                   US $        US $       US $          US $
SEGMENT INFORMATION
-- Revenue from external customers.............   81,058      27,856        --        108,914
-- Cost of merchandise sold....................   41,501      11,688        --         53,189
-- Concession fees.............................   12,629       8,882        --         21,511
-- Gross profit................................   26,908       7,306        --         34,214
-- Interest Income.............................      262          38        33            333
-- Interest expense............................    1,039          36        --          1,075
-- Segment net income (loss)...................    6,809         236      (261)         6,784
-- Segment total assets........................   37,146      10,320       226         47,692
-- Expenditures for segment assets.............      374          14        --            388
-- Depreciation................................    1,106         360        --          1,466
-- Unrealized gain (loss) on exchange..........     (272)         26        39           (207)
-- Deferred income tax assets..................    2,418       1,180        21          3,619

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                        LONG-LIVED
                                                              REVENUE     ASSETS
                                                              -------   ----------
                                                               US $        US $
GEOGRAPHICAL INFORMATION
Bangkok.....................................................  104,951     4,253
Northern Thailand region....................................      531        44
Southern Thailand region....................................    3,432        91
                                                              -------     -----
  Total.....................................................  108,914     4,388
                                                              =======     =====

                                                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                                 -----------------------------------------------
                                                 DUTY FREE   TAX FREE
                                                  RETAIL      RETAIL    ALL OTHER   CONSOLIDATED
                                                 ---------   --------   ---------   ------------
                                                   US $        US $       US $          US $
SEGMENT INFORMATION
-- Revenue from external customers.............   63,283      26,199         --        89,482
-- Cost of merchandise sold....................   31,870      11,411         --        43,281
-- Concession fees.............................   10,979      11,363         --        22,342
-- Gross profit................................   20,434       3,426         --        23,860
-- Interest Income.............................      725         110         82           917
-- Interest expense............................    1,111          16          1         1,128
-- Segment net income (loss)...................      842         388      1,224         2,454
-- Segment total assets........................   30,007      11,975        231        42,213
-- Expenditures for segment assets.............      361         313          5           679
-- Depreciation................................    1,067         340         46         1,453
-- Unrealized gain (loss) on exchange..........      201         (18)         2           185
-- Allowance for doubtful account..............      985        (561)    (1,507)       (1,083)
-- Deferred tax................................    2,788       1,542         24         4,354

                                                                        LONG-LIVED
                                                              REVENUE     ASSETS
                                                              -------   ----------
                                                               US $        US $
GEOGRAPHICAL INFORMATION
Bangkok.....................................................   86,304     5,344
Northern Thailand region....................................      493        58
Southern Thailand region....................................    2,685        70
                                                              -------   --------
  Total.....................................................   89,482     5,472
                                                              -------   --------
                                                              -------   --------

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

              FOR THE YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                                 -----------------------------------------------
                                                 DUTY FREE   TAX FREE
                                                  RETAIL      RETAIL    ALL OTHER   CONSOLIDATED
                                                 ---------   --------   ---------   ------------
                                                   US $        US $       US $          US $
SEGMENT INFORMATION
-- Revenue from external customers.............   57,461      33,664         --        91,125
-- Cost of merchandise sold....................   25,537      13,568         --        39,105
-- Concession fees.............................   11,198      13,771         --        24,969
-- Gross profit................................   20,726       6,325         --        27,051
-- Interest Income.............................    1,049         264        126         1,439
-- Interest expense............................    1,048         313          4         1,365
-- Segment net income (loss)...................    2,251      (2,781)    (3,757)       (4,287)
-- Segment total assets........................   35,164      11,678      1,234        48,076
-- Expenditures for segment assets.............    2,532         580        710         3,822
-- Depreciation................................      539         311        104           954
-- Unrealized gain (loss) on exchange..........     (491)        539        (74)          (26)
-- Provision for damage stock (reversal).......     (618)         --         --          (618)
-- Allowance for doubtful accounts.............    8,468       4,977      2,301        15,746
-- Deferred tax................................    1,865       2,540         60         4,465

                                                                        LONG-LIVED
                                                              REVENUE     ASSETS
                                                              -------   ----------
                                                               US $        US $
GEOGRAPHICAL INFORMATION
Bangkok.....................................................  88,040      6,608
Northern Thailand region....................................     619         62
Southern Thailand region....................................   2,466         35
                                                              ------      -----
  Total.....................................................  91,125      6,705
                                                              ======      =====

                            SCHEDULE 2 -- ALLOWANCES

                                                    ADDITIONS    ADDITIONS
                                       BALANCE AT   CHARGED TO    CHARGED
                                       BEGINNING    COSTS AND    TO OTHER                 BALANCE AT
                                        OF YEAR      EXPENSES    ACCOUNTS    DEDUCTIONS   END OF YEAR
                                       ----------   ----------   ---------   ----------   -----------
FOR THE YEAR ENDED DECEMBER 31, 2000
Allowances Deducted from Assets
  Trade accounts receivable..........     280,198                 697,141                    977,339
  Accounts receivable -- related
     companies.......................   1,239,811           --         --      (164,555)   1,075,256
  Loans to and receivable from
     related company and directors...  10,660,996           --   (697,141)   (1,310,428)   8,373,229
  Deferred tax.......................     438,691           --     90,696            --      529,387
  Management fees (other current
     assets).........................   2,459,328           --         --      (326,417)   2,132,911
  Investments in other companies.....     201,205           --         --       (22,871)     178,334
                                       ----------   ----------   --------    ----------   ----------
     Total allowances Deducted from
       Assets........................  15,000,031            0     90,696    (1,824,271)  13,266,456
                                       ==========   ==========   ========    ==========   ==========
FOR THE YEAR ENDED DECEMBER 31, 1999
Allowances Deducted from Assets
  Trade accounts receivable..........          --                 280,198                    280,198
  Accounts receivable -- related
     companies.......................   1,874,290           --    223,466      (857,945)   1,239,811
  Loans to and receivable from
     related company and directors...  11,157,025           --   (280,198)     (496,029)  10,380,798
  Deferred tax.......................     814,908           --     83,671      (459,888)     438,691
  Management fees (other current
     assets).........................   2,714,184           --         --      (254,856)   2,459,328
  Investments in other companies.....      89,688      112,608         --        (1,091)     201,205
                                       ----------   ----------   --------    ----------   ----------
     Total allowances Deducted from
       Assets........................  16,650,095      112,608    307,137    (2,069,809)  15,000,031
                                       ==========   ==========   ========    ==========   ==========
Allowances Deducted from Assets
  Accounts receivable -- related
     companies.......................          --    1,874,290         --            --    1,874,290
  Loans to and receivable from
     related company and directors...          --   11,157,025         --            --   11,157,025
  Merchandise inventories............     533,367           --         --      (533,367)           0
  Deferred tax.......................          --           --    814,908            --      814,908
  Management fees (other current
     assets).........................          --    2,714,184         --            --    2,714,184
  Investments in other companies.....      55,666       16,177     17,845            --       89,688
                                       ----------   ----------   --------    ----------   ----------
     Total allowances Deducted from
       Assets........................     589,033   15,761,676    832,753      (533,367)  16,650,095
                                       ==========   ==========   ========    ==========   ==========

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None

                                    PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

NAME                                      AGE   POSITION
----                                      ---   --------
Vichai Raksriaksorn....................   42    Group Chairman, Chief Executive Officer
                                                and Director
Viratana Suntaranond...................   59    Group Chief Financial Officer,
                                                Secretary, Treasurer and Director
Aimon Raksriaksorn.....................   43    Group Deputy Managing Director and
                                                Director
Suwan Panyapas.........................   56    Director
Dharmnoon Prachuabmoh..................   66    Director
*Pong Chewananth.......................   53    Director

---------------

 * Resigned effective November 12th, 2000 due to his political candidate as a Member of the Parliament of the Thai government, which position require the candidates to be free from all employment of both the public and private sectors.

     Set forth below is a description of the backgrounds of the executive officers and directors of the Company and a listing of their principal occupations for the past five years.

Vichai Raksriaksorn
1999-Present   Acting Group Managing Director of King Power International
               Group Co., Ltd.
1997-Present   Group Chairman, Chief Executive Officer and Director of King
               Power International Group Co., Ltd.
               Managing Director of King Power Duty Free Co., Ltd.
               Chairman of King Power On Board Sale & Services Co., Ltd.
1994-Present   Chairman of King Power International Co., Ltd.
               Chairman of V&A Holdings Co., Ltd.
1993-Present   Chairman of King Power Tax Free Co., Ltd.
               Chairman of Capitalux Co., Ltd.
1991-Present   Chairman of TAT (Phnom Penh) Duty Free Co., Ltd.
1989-1999      Managing Director of Downtown D.F.S. (Thailand) Co., Ltd.

Viratana Suntaranond
1997-Present   Group Chief Financial Officer, Secretary and Director of
               King Power International
               Group Co., Ltd.
               Executive Director and Managing Director of King Power Duty
               Free Co., Ltd.
1994-1997      Director of Big Hand Co., Ltd.
1993-Present   Managing Director of King Power Tax Free Co., Ltd.
1992-Present   President of U.M.P. Commercial Co., Ltd.
1985-Present   President of Niji (Thailand) Co., Ltd.
1984-Present   Managing Director of Thai-Tai International Trading Co.,
               Ltd.

Aimon Raksriaksorn
1997-Present   Group Deputy Managing Director and Director of King Power
               International Group Co., Ltd.
               Executive Director of King Power On Board Sale & services
               Co., Ltd.
1996-Present   Executive Director of King Power Duty Free Co., Ltd.
1994-Present   Executive Director of King Power International Co., Ltd.
               Executive Director of TOP Tourist Service Co., Ltd.
1993-Present   Executive Director of King Power Tax Free Co., Ltd.
               Executive Director of TAT Phnom Penh Co., Ltd.
1989-Present   Managing Director of Thai Nishikawa International Co., Ltd.

Suwan Panyapas
1999-Present   Board of Director of V.R.J. International Co., Ltd.
               Board of Director of C.A.S. Intertrade Co., Ltd.
1997-Present   Director and Group Senior Advisor of King Power
               International Group Co., Ltd.
1996-1999      Senator of Thai National Assembly
1992-2000      Board of Director of Infotel Communication Co., Ltd.
1991-Present   Advisor to TAT Duty Free Co., Ltd.
1989-Present   Advisor & Shareholder of Downtown DFS (Thailand) Co., Ltd.

1989-1991      Managing Director of TAT Duty Free Co., Ltd.

Some Special Positions Held:
- Member of Committee Training Successful Candidates appointed to Juvenile
  Court.
- Member of Sub-Committee on the Development of Judicial and Ministerial
  System.
- Member of Committee/Secretary on Selection Test for Judicial Officer
- Senior Judge of Thonburi Court
- Chief Judge of Udon Thanee District Court
- Chief Judge attached to the Ministry of Justice

Dharmnoon Prachuabmoh
1997-Present   Director of King Power International Group Co., Ltd.
               Life Member, Pacific Asia Travel Association(PATA)
1995-1996      Member of the Thai Parliament, House of Representatives
               Advisor to Deputy
               Minister, Ministry of Communications and Transport
               Vice Chairman, Tourism Committee (House of Representatives)
1988-1995      President of Thailand Incentive and Convention Association
               (TICA)
1988-1989      President of Pacific Asia Travel Association
1986-1994      Governor of Tourism Authority of Thailand (TAT)

Chulchit Bunyaketu (age: 58)
2000           Board Director of Total Access Communication Co., Ltd.
1999           Board Director of Universal Utilities Co., Ltd
1998-Present   Managing Director, Thai Oil Company Limited
1998           Managing Director, Thaioil Power Company Limited
               Board Director of the Petroleum Authority of Thailand
               Board Director of Thai Lube Blending Co., Ltd.
1997           Advisor to Board Director of Broadcasting Director Board,
               Royal Thai Army
               Radio & Television
1996           Board Director of the Population & Community Development
               Association
               Board Director of Thai Army Television Channel 5 & 7
               Board Director of Thai Paraxylene Company Limited
               Board Director of Thaioil Power Company Limited
               Board Director of Independent Power (Thailand) Company
               Limited
1994           Deputy Managing Director, Thai Oil Company Limited
1995           Board Director of Thai Lube Base Public Company Limited
1996           Board Director of Eastern Water Resources Development and
               Management Co., Ltd.,
               Provincial Water Works Authority
               Board Director of Bangkok Mass Transit System Corp. Ltd.

Mrs. Preeyaporn Thavornun (age: 49)
1997-Present   Direct Distributor of Amway (ruby)
1985-1997      Vice President of Provident Fund Management Department Asia
               Credit Ltd.
1975-1985      Manager of Accounting of Cathay Trust Finance and Securities
               Co., Ltd.
1974-1975      Accounting Staff of Thai Military Bank, Samutprakarn Branch

Pong Chewananth
1998-2000*     President, Infotel Communications (Thailand) Co., Ltd.
1997-1998      Advisor to the Minister of Industry
1997           Deputy Secretary-General to the Prime Minister for Political
               Affairs
1996-1997      Board of Agriculture and Co-operative Policy and Planning
               Committee;
               Board of Director, Transport Co., Ltd., Ministry of
               Transport and Communications
1995-1997      Director, Marketing Organization for farmer, Ministry of
               Agriculture and
               Co-operative
1994-1995      Advisor to the Ministry of Public Health
1994           Advisor to the Deputy Prime Minister

---------------

* Resigned effective December 12th, 2000 due to his political candidate as a Member of the Parliament of the Thai government, which position require the candidates to be free from all employment of both the public and private sectors.

     Directors of the Company hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Vichai Raksriaksorn and Aimon Raksriaksorn are husband and wife. None of the other directors or executive officers are related. Executive officers are elected by the Company's Board of Directors to hold office until their respective successors are elected and qualified.

     The Company's bylaws provide that directors may be paid their expenses, if any. Directors were not paid an annual retainer but they were each paid approximately $2,500 -- $7,200 per annum to attend meetings of the Board of Directors, Board of Executive Officers, or of its committee meeting held in 2000.

  COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has two committees: the Audit Committee and Compensation Committee. The Audit Committee is composed of Vichai Raksriaksorn, Suwan Panyapas, and Dharmnoon Prachuabmoh with Mr. Raksriaksorn being the Chairman. The Audit Committee is responsible for recommending the annual appointment of the Company's auditors, with whom the Audit Committee will review the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures. The Compensation Committee is composed of Vichai Raksriaksorn, Suwan Panyapas, and Dharmnoon Prachuabmoh with Mr. Raksriaksorn being the Chairman. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning all forms of compensation paid to the Company's executive officers.

  COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based solely on the review of Forms 3, 4 and 5 and amendments thereto provided to the Company pursuant to Rule 16a-3(e), no individuals have failed to file on a timely basis the reports required to be filed under that rule or as required by Section 16(a) of the 1934 Act during the 2000 fiscal year.

ITEM 11.  EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information about the cash and non-cash compensation paid by the Company to its Executive Officers for the fiscal year ended December 31, 1996, 1997, 1998, 1999, and 2000. None of the Company's executive officers or directors received cash and/or non-cash compensation in excess of $100,000 for any of those fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                   ------------------------------
                                    ANNUAL COMPENSATION              AWARDS               PAYOUTS
           (a)              ------------------------------------   ----------             -------
                            (b)     (c)      (d)        (e)           (f)                               (i)
                                                       OTHER       RESTRICTED     (g)       (h)         ALL
    NAME AND PRINCIPAL                                 ANNUAL        STOCK      OPTION/    LTIP        OTHER
         POSITION           YEAR   SALARY   BONUS   COMPENSATION     AWARDS     SARS(#)   PAYOUTS   COMPENSATION
    ------------------      ----   ------   -----   ------------   ----------   -------   -------   ------------
Vichai Raksriaksorn.......  2000   74,554     --      7,256*            --         --        --           --
  Group Chairman            1999   79,317     --       5,000            --         --        --           --
  & CEO                     1998       --     --       5,000            --         --        --           --
                            1997       --     --       6,800            --         --        --           --
                            1996       --     --          --            --         --        --           --
Viratana Suntaranond......  2000   59,643     --     6,262**            --         --        --           --
  Group Executive           1999   63,454     --       5,000            --         --        --           --
  Director & CFO            1998       --     --       5,000            --         --        --           --
                            1997       --     --       6,800            --         --        --           --
                            1996       --     --          --            --         --        --           --
Aimon Raksriaksorn........  2000   59,643     --     5,517**            --         --        --           --
  Group Deputy              1999   63,454     --       2,000            --         --        --           --
  Managing Director         1998   53,000     --       2,000            --         --        --           --
                            1997       --     --       6,800            --         --        --           --
                            1996       --     --          --            --         --        --           --

---------------

 * Vichai Raksriaksorn received meeting compensation for the Board of Directors' Meeting, the Board of Executive Officers' Meeting, and Audit Committee Meeting.

** Viratana Suntaranond and Aimon Raksriaksorn received meeting compensation for the Board of Directors' Meeting and the Board of Executive Officers' Meeting.

     The Company has no employment agreements with any of its executive officers or directors.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 28, 2000, with regard to the beneficial ownership of the Common Stock: (i) by each person known to the Company to a be beneficial owner of 5% or more of its outstanding Common Stock; (ii) by the officers, directors and key employees of the Company individually; and (iii) by the officers and directors as a group.

                                                            (2)
                                                      NUMBER OF SHARES
                        (1)                             BENEFICIALLY                  (3)
                  NAME AND ADDRESS                         OWNED                    PERCENT
                  ----------------                    ----------------              -------
Vichai Raksriaksorn(1)..............................      5,748,000(1)               28.38%
Viratana Suntaranond(2).............................      3,000,000(2)               14.81%
Aimon Boonkhundha(3)................................      3,000,000(3)               14.81%
Suwan Panyapas......................................            -0-                      *
Dharmnoon Prachuabmoh...............................            -0-                      *
Pong Chewananth.....................................            -0-                      *
Niphon Raksriaksorn(4)..............................      1,037,883(4)                5.12%
          Total 7 persons...........................     12,785,883(1)(2)(3)(4)      63.14%

---------------

 *  less than 1%.

(1) This excludes 3,000,000 shares owned by his wife, Aimon Raksriaksorn, as her separate property, as well as 446,000 shares owned by his daughter, Voramas Raksriaksorn. Mr. Raksriaksorn disclaims all beneficial interest in those shares, as well as any right to vote or control the disposition of those shares.

(2) This excludes 1,000,000 shares owned by his wife, Umaratana Suntaranond, as her separate property, as well as 150,000 shares in the aggregate owned by his three children. Mr. Suntaranond disclaims all beneficial interest in those shares, as well as any right to vote or control the disposition of those shares.

(3) This excludes 5,748,000 shares owned by her husband, Vichai Raksriaksorn, as his separate property, as well as 5,000 shares owned by her mother, Auemporn Boonkhant. Ms. Raksriaksorn disclaims all beneficial interest in those shares, as well as any right to vote or control the disposition of those shares.

(4) This excludes 5,748,000 shares owned by his uncle, Vichai Raksriaksorn, as his separate property. Mr. Niphon Raksriaksorn disclaims all beneficial interest in those shares, as well as any right to vote or control the disposition of those shares.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following companies, which are owned or controlled by one or more of the directors of the Company, had transactions with the Company during the 2000 fiscal year and are likely to have similar transactions with the Company in the future. The related amounts are disclosed in Note 11 "Related Parties Transactions" in Notes To Consolidated Financial Statements. All transactions were on terms and conditions and at prices substantially similar to those that these companies would have negotiated with unrelated third parties for the same goods and services.

  THAI NISHIKAWA INTERNATIONAL CO., LTD.

     Ms. Aimon Raksriaksorn is a Director and Managing Director of this company, whose main business is a manufacturer of costume jewelry for exporting.

  LENGLE (THAILAND) CO., LTD.

     Mr. Vichai Raksriaksorn is the Managing Director and Mr. Suwan Panyapas is a stockholder of this company. Along with Mr. Viratana Suntaranond, and Ms. Aimon Raksriaksorn, they are also stockholders of this company, whose main business was the Central Buying Office for local merchandise sold to KPT. Other than the existing loan outstanding owed to KPG's subsidiary, the Company currently has no business activities.

  THAI SKY TRAVEL & INTERTRADE CO., LTD.

     Mr. Viratana Suntaranond is the Managing Director, director and owners of this company, whose main business is a travel agency providing traveling arrangement for clients. There have been and continue to be minimum business activities with this company but principally the Company and its subsidiaries benefit from the lower prices offered by this company for its services.

  NIJI (THAILAND) CO., LTD.

     Mr. Viratana Suntaranond is the President and owner of this company, whose main business is the manufacture of ballpoint and plastic-tip pens under the brand name "Niji". Since 1998, when other suppliers raised the cost of shopping bags to an unacceptable level, KPG's subsidiaries purchased shopping bags from Niji at a much lower price than offered generally in the market.

  FORTY SEVEN CO., LTD.

     Messrs. Viratana Suntaranond, Dharmnoon Prachuabmoh, and Mr. Vichai Raksriaksorn are shareholders of this company, whose main business is to act as the holding company for a duty free operation in Hong Kong. This company's operations are currently being liquidated and it is in the process of recovering the owners' investment in this business.

  TOP CHINA GROUP CO., LTD.

     Messrs. Viratana Suntaranond, Dharmnoon Prachuabmoh, and Vichai Raksriaksorn are shareholders of this company, whose main business is acting as the holding company for a duty free operation in Mainland China at the Great Wall. This company operates, as a joint venture with the Forestry Ministry of the Republic of China, a duty free business at the Great Wall area under the 50-year license.

  KING POWER INTERNATIONAL CO., LTD.

     Mr. Vichai Raksriaksorn, Mr. Viratana Suntaranond, and Ms. Aimon Raksriaksorn are Directors of this Company, with Mr. Raksriaksorn being its Chairman. They are all are shareholders of this Company, whose main business is the operation of a duty free store in downtown Bangkok where merchandise is sold to international travelers.

  DOWNTOWN D.F.S. (THAILAND) CO., LTD.

     Mr. Vichai Raksriaksorn, Mr. Suwan Panyapas, and Ms. Aimon Raksriaksorn, and are shareholders of this company. The main business of this company is the operation of a duty free store in downtown Bangkok. During the year 2000, this company has transferred its operation to King Power International Co., Ltd.
(KPI) and is in the process of settling proceeds from sales of this business with KPI.

  AIRPORTS AUTHORITY OF THAILAND (AAT)

     AAT is a governmental agency and it owns five percent of the stock of King Power Duty Free Co., Ltd.

  KING POWER ON BOARD SALE AND SERVICE CO., LTD.

     Mr. Vichai Raksriaksorn and Ms. Aimon Raksriaksorn are the Directors and, together with Mr. Viratana Suntaranond, are the shareholders of this company. The main business of this company is the operation of duty free sales on board the airplanes owned and operated by Thai Airways International Public Co., Ltd.

  INFOTEL COMMUNICATION (THAILAND) CO., LTD.

     Mr. Suwan Panyapas is the Managing Director and the shareholders of this company. The main business of this company, which holds the appropriate license from the Telecommunications Authorities in Thailand, is to operate an information providing service to the public.

  TAT (PHNOM PENH) DUTY FREE CO., LTD.

     Mr. Vichai Raksriaksorn and Mr. Suwan Panyapas are the Directors and, together with Mr. Vichai Raksriaksorn and Ms. Aimon Raksriaksorn, are the shareholders of this company. The main business is operating the duty free retail in Phnom Penh, Cambodia.

                                    PART IV

ITEM 14.  EXHIBITS AND REPORTS ON FORM 8-K

     There follows a list of all exhibits filed with this Form 10-K (1998), including those incorporated by reference.

EXHIBIT
  NO.                              NAME OR DESCRIPTION
-------                            -------------------
 3.1*      --  Articles of Incorporation of King Power International Group
               Co., Ltd.
 3.2*      --  By-Laws of King Power International Group Co., Ltd.
 3.3*      --  Certification Document of King Power Duty Free Co., Ltd.
 3.4*      --  Certification Document of King Power Tax Free Co., Ltd.
 3.5*      --  Memorandum of Association of King Power International Group
               Co., Ltd.
10.1*      --  Letter of Guarantee dated 01/24/97 (was 10.12)
10.2*      --  Letter of Guarantee dated 06/13/97 (was 10.14)
10.3*      --  Letter of Guarantee dated 06/13/97 (was 10.15)
10.4**     --  Contract -- Permission to Sell -- Bangkok Airport with AAT dated 10/02/97 (was 10.21)
10.5**     --  Maintenance & Repairs Agreement with Logic Company Limited, dated 09/01/98 for King Power Tax Free Co., Ltd. (was 10.29)
10.6**     --  Maintenance & Repairs Agreement with Logic Company Limited, dated 09/01/98 for King Power Duty Free (was 10.31)
10.7**     --  Memorandum with Thai Military Bank dated 08/21/98 (was
               10.33)
10.8**     --  Guarantee for Thai Military Bank dated 08/21/98 (was 10.34)
10.9**     --  Guarantee for Thai Military Bank dated 08/21/98 (was 10.35)

EXHIBIT
  NO.                              NAME OR DESCRIPTION
-------                            -------------------
10.10**    --  Guarantee for Thai Military Bank dated 08/21/98 (was 10.36)
10.11**    --  Memorandum with Thai Military Bank dated 11/19/98 (was
               10.37)
10.12**    --  Memorandum with Thai Military Bank dated 11/19/98 (was
               10.38)
10.13**    --  Guarantee for Thai Military Bank dated 11/19//98 (was 10.39)
10.14**    --  Guarantee for Thai Military Bank dated 11/19//98 (was 10.40)
10.15**    --  Guarantee for Thai Military Bank dated 11/19//98 (was 10.41)
10.16**    --  Guarantee for Thai Military Bank dated 11/19//98 (was 10.42)
10.17**    --  Notice for Deduction with Thai Military Bank dated 11/25/98
               (was 10.43)
10.18**    --  Pledge for Thai Military Bank dated 12/03/98 (was 10.44)
10.19**    --  Letter of Consent with Thai Military Bank dated 12/03/98
               (was 10.45)
10.20**    --  Letter of Consent with Thai Military Bank dated 12/03/98
               (was 10.46)
10.21**    --  Loan Agreement with Siam City Bank dated 06/23/98 (was
               10.47)
10.22**    --  First Amendment to Loan Agreement with Siam City Bank dated
               06/23/98 (was 10.48)
10.23**    --  Guarantee for Siam City Bank dated 06/23/98 (was 10.49)
10.24**    --  Guarantee for Siam City Bank dated 11/12/98 (was 10.50)
10.25**    --  Letter of Consent with Siam City Bank dated 11/27/98 (was
               10.51)
10.26**    --  Pledge for Siam City Bank dated 11/27/98 (was 10.52)
10.27**    --  Letter of Consent with Siam City Bank dated 12/30/98 (was
               10.53)
10.28**    --  Pledge for Siam City Bank dated 12/30/98 (was 10.54)
10.29**    --  Contract of Permission for Operating Business Selling Photo
               Developing-Duplicating-Enlarging Services at Bangkok
               International Airport KPT#1 Contract No. 6-22/2542 (was
               10.56)
10.30**    --  Contract of Permission for Operating Business Selling
               Medicines, Medical Supplies and Health Products at Bangkok
               International Airport KPT#3 Contract No. 6-24/2542 (was
               10.57)
10.31**    --  Contract of Permission for Operating Business Selling
               Souvenirs and Miscellaneous Items at Domestic Passengers
               Terminal Bangkok International Airport KPT#5 Contract No.
               6-06/2542 (was 10.58)
10.32**    --  Lease Agreement Domestic Passengers Terminal Bangkok
               International Airport KPT#6 Agreement No. 1-06/2542 (was
               10.59)
10.33**    --  Lease Agreement Bangkok International Airport KPT#7
               Agreement No. 1-104/2542 (was 10.60)
10.34**    --  Memorandum Attached to Contract of Permission for Operating
               Business of Selling Merchandize and Souvenirs at Bangkok
               International Airport No. 6-01/2541 dated 2 October 1997
               Amendment 1 KPT#10 (was 10.63)
10.35      --  Memorandum Attached to Lease Agreement at Bangkok
               International Airport No. 1-01/2541 dated 2 October 1997
               Amendment 1 KPT#11 (was 10.64)
10.36      --  Siam Tower Lease KPT dated 11/23/97 KPT#13 (was 10.67)
10.37**    --  Siam Tower Lease KPD dated 11/23/97 KPD#8 (was 10.75)
10.38**    --  Pledge Agreement of Debenture dated 6/17/99 FN#2 SCC (Siam
               City Bank) (was 10.77)
10.39**    --  Letter of Consent for Bank Deposits Deduction dated 6/17/99
               FN#3 SCC (was 10.78)
10.40      --  Contract of Permission for Operating Business Selling
               Merchandise And Souvenirs in Transit Lounge International
               Passenger Terminal Bangkok International Airport dated
               6-16-00

EXHIBIT
  NO.                              NAME OR DESCRIPTION
-------                            -------------------
10.41      --  Lease Agreement for Space in Building Bangkok International
               Airport dated 1-16
10.42      --  Contract of Permission for Operating Business Selling Sports
               Clothes and Equipment, Toys, Games, and Souvenirs for
               Children, Bangkok International Airport dated 6-02-00
10.43      --  Lease Agreement for Space in Building Bangkok International
               Airport 1-02-00
10.44      --  Contract of Permission for Operating Business Selling
               Souvenirs and Miscellaneous Items in Domestic Passenger
               Terminal Bangkok International Airport dated 6-10-00
10.45      --  Lease Agreement for Space in Building of Bangkok
               International Airport dated 1-10-00
10.46      --  Contract of Permission for Operating Business Selling Books,
               Magazines, Printed Materials, Cards, Stationery; Selling and
               Renting Tapes, VDO, CD; Providing Services for printing Name
               Cards, Making Rubber Stamps, Graphic, Advertising Stickers &
               Photo Copies at Bangkok International Airport dated 6-03-00
10.47      --  Lease Agreement for Space in Building Bangkok International
               Airport dated 1-03-00
10.48      --  Lease Agreement for Space in Building Bangkok International
               Airport 1-08-00
10.49      --  Contract of Permission for Operating Business Selling
               Bottled Liquor, Cigarettes, Tobacco, Cigar and related
               Devices Bangkok International Airport dated 6-04-00
10.50      --  Lease Agreement for Space in Building Bangkok dated 1-04-00
10.51      --  Lease Agreement (Siam Tower, 26th Floor) dated 7-25-00
10.52      --  Memorandum of Amendment Contract of Permission for Operating
               Business Selling Duty Free Merchandise and Leasing Spaces
               for Operation Bangkok International Airport, and Reginal
               Airports Contract No. 6-04/2539 dated 6 March 1996
               (Amendment 1) dated 7-11-00
10.53      --  Memorandum of Amendment Contract of Permission for Operating
               Business Selling Duty Free Merchandise and Leasing Spaces
               for Operation Bangkok International Airport, and Reginal
               Airports Contract No. 6-04/2539 dated 6 March 1996
               (Amendment 2) dated 11-10-00
10.54      --  Lease Agreement for Space in Building 305 Bangkok
               International Airport dated 2-02-00
10.55      --  Lease Agreement (Siam Tower, 27th Floor) dated 7-25-00
10.56      --  Results of Consideration on Extension of the Contract for
               Merchandise and Souvenirs Business Operation dated 7-14-00
10.57      --  Merchandise and Souvenir Business Operation at the Chiang
               Mai Airport dated 5-18-00
10.58      --  Agreement for Pledge of Instrument Issued to person by Name dated 12-28-00
10.59      --  Guarantee Contract: Siam Commercial Bank (Baht 125 million)
               dated 7-20-00
10.60      --  Guarantee Contract: Siam Commercial Bank (Baht 385 million)
               dated 7-20-00
10.61      --  Guarantee Contract: Siam Commercial Bank (Baht 125 million)
               dated 7-20-00
10.62      --  Guarantee Contract: SICCO
10.63      --  Guarantee Contract: Siam City Bank dated 8-23-00
10.64      --  Letter of Consent: Siam City Bank dated 8-23-00
10.65      --  Letter of Consent for Deduction of Bank Deposit dated
               12-28-00
10.66      --  Agreement for Pledge of Bank Deposit dated 11-10-00
10.67      --  Overdraft Agreement dated 6-20-00
10.68      --  Guarantee Contract dated 6-20-00
10.69      --  Agreement for pledge of Rights under Deposit dated 6-20-00
10.70      --  Loan Facility Agreement dated 11-15-00

EXHIBIT
  NO.                              NAME OR DESCRIPTION
-------                            -------------------
10.71      --  Letter of Consent & Overdraft Facility Agreement dated
               11-15-00
10.72      --  Form A: Agreement for Pledge of Rights under Deposit
               Instrument dated 11-27-00
10.73      --  Continuing Commercial Credit Agreement dated 11-15-00
10.74      --  Guarantee to Citibank, N.A./Citicorp Leasing (Thailand) Ltd.
21.1**     --  List of Subsidiaries
27.1**     --  Financial Data Schedule

---------------

 * As filed with the Company's Form 10-KSB/A on May 7, 1998.

** As filed herewith.

REPORTS ON FORM 8-K

     The Company filed the following reports with the SEC on FORM 8-K

          (A) August 22,2000 -- The Company issued a press release announcing the extension of its concession contract.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 23th day of March, 2001.

                                         KING POWER INTERNATIONAL GROUP CO.,
                                         LTD.

                                         By:    /s/ VICHAI RAKSRIAKSORN
                                          --------------------------------------
                                                   Vichai Raksriaksorn
                                             Group Chairman, Chief Executive
                                                           Officer
                                                       and Director

                                         By:   /s/ VIRATANA SUNTARANOND
                                          --------------------------------------
                                                   Viratana Suntaranond
                                              Group Chief Financial Officer,
                                                         Secretary,
                                                       and Director

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                        DATE
                    ---------                                       -----                        ----

             /s/ VICHAI RAKSRIAKSORN                   Group Chairman, Chief Executive      March 23, 2001
 ------------------------------------------------            Officer and Director
               Vichai Raksriaksorn

             /s/ VIRATANA SUNTARANOND                  Group Executive Director, Chief      March 23, 2001
 ------------------------------------------------      Financial Officer, Secretary and
               Viratana Suntaranond                                Director

              /s/ AIMON RAKSRIAKSORN                  Group Deputy Managing Director and    March 23, 2001
 ------------------------------------------------                  Director
                Aimon Raksriaksorn

            /s/ DHARMNOON PRACHUABMOH                              Director                 March 23, 2001
 ------------------------------------------------
              Dharmnoon Prachuabmoh

                /s/ SUWAN PANYAPAS                                 Director                 March 23, 2001
 ------------------------------------------------
                  Suwan Panyapas

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      APPENDIX E

                             ---------------------

                                   FORM 10-Q

                  FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2001

 (Mark One)
    [X]      QUARTERLY REPORT PURSUANT TO SECTION 13 0R 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



             FOR THE TRANSITION PERIOD FROM ________ TO________
    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934




                        COMMISSION FILE NUMBER: 1-13205

                             ---------------------

                    KING POWER INTERNATIONAL GROUP CO., LTD.
             (Exact name of registrant as specified in its charter)

                    NEVADA                                        75-2641513
           (State of incorporation)                        (IRS Employer ID number)

 26TH-27TH FLOOR, SIAM TOWER, 989 RAMA 1 ROAD, PATUMWAN, BANGKOK 10330 THAILAND
                    (Address of principal executive offices)

                               011 (662) 658-0090
              (Registrant's telephone number, including area code)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the proceeding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]     No [ ]

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: August 10, 2001: 20,250,000

                    KING POWER INTERNATIONAL GROUP CO., LTD.

                FORM 10-Q FOR THE QUARTERLY ENDED JUNE 30, 2001

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
                     PART I -- FINANCIAL INFORMATION
Item 1  Financial statements........................................
Item 2  Management's Discussion and Analysis or Plan of Operation...

                       PART II -- OTHER INFORMATION
Item 1  Legal Proceeding............................................
Item 2  Changes in Securities.......................................
Item 3  Defaults Upon Senior Securities.............................
Item 4  Submission of Matters to a Vote of Securities Holders.......
Item 5  Other Information...........................................
Item 6  Exhibits and Reports on Form 8-K............................

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

The Board of Directors and Shareholders
King Power International Group Co., Ltd. and Subsidiaries

     We have reviewed the consolidated balance sheet of King Power International Group Co., Ltd. and Subsidiaries (a Nevada Corporation) as of June 30, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the three months and six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of King Power International Group Co., Ltd. and Subsidiaries

     A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principals.

                                         SMITH, GRAY, BOYER & DANIELL
                                         A Professional Limited Liability
                                         Company

Dallas, Texas
August 10, 2001

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                      JUNE 30,     DECEMBER 31,
                                                              NOTE      2001           2000
                                                              ----   -----------   ------------
                                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................         $ 2,404,233   $ 2,633,890
  Trade accounts and advances receivable, net of reserves of
    $977,339 in 2001 and 2000...............................             230,743       280,785
  Refundable value added tax................................    4        644,175       791,733
  Trade accounts and accrued interest receivable from and
    advances to related companies and directors, net........   11     11,727,026     9,480,316
  Merchandise inventories -- net............................          20,549,375    18,081,890
  Restricted fixed deposits.................................    3      8,421,740     7,747,981
  Deferred income tax assets................................   10      3,507,389     3,618,933
  Prepaid expenses..........................................             204,485       232,188
  Other current assets......................................           1,019,394       436,212
                                                                     -----------   -----------
        Total current assets................................          48,708,560    43,303,928
Property, plant and equipment -- net........................    5      3,492,811     4,179,495
Investment and other assets.................................             213,366       208,287
                                                                     -----------   -----------
    TOTAL ASSETS............................................         $52,414,737   $47,691,710
                                                                     ===========   ===========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Bank overdraft and loans from banks.......................    6    $17,327,331   $13,417,609
  Current portion of long -- term loan......................    8         32,362        31,355
  Trade accounts payable....................................           9,643,329    12,067,354
  Advance from director.....................................   11      2,054,859       446,186
  Accrued concession fees...................................    7        929,037     1,173,990
  Accrued corporate income tax..............................           2,634,558     2,359,840
  Other current liabilities.................................           1,484,395     1,811,825
                                                                     -----------   -----------
        Total current liabilities...........................          34,105,871    31,308,159
Long-term loan -- net.......................................    8        153,127       178,094
                                                                     -----------   -----------
        Total liabilities...................................          34,258,998    31,486,253
                                                                     -----------   -----------
Minority interest...........................................             734,367       605,711
Shareholders' equity........................................    9
  Common stock, $0.001 par value, 100,000,000 shares
    authorized, 20,250,000 shares issued and outstanding....              20,250        20,250
  Additional paid in capital................................          20,848,145    20,848,145
  Retained (deficit)........................................            (431,003)   (3,018,454)
  Translation adjustments...................................          (3,016,020)   (2,250,195)
                                                                     -----------   -----------
        Total shareholders' equity..........................          17,421,372    15,599,746
                                                                     -----------   -----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..............         $52,414,737   $47,691,710
                                                                     ===========   ===========

    The accompanying notes are an integral part of the financial statements
                         See Accountants' Review Report

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000

                                              SIX MONTHS ENDED JUNE 30,   THREE MONTHS ENDED JUNE 30,
                                              -------------------------   ---------------------------
                                       NOTE      2001          2000           2001           2000
                                       ----   -----------   -----------   ------------   ------------
Sales revenue........................         $57,933,581   $52,649,919   $26,275,319    $25,115,820
Cost of sales:
  Cost of merchandise sold...........          28,092,054    25,014,380    12,270,917     11,909,320
  Concession fees....................    7     10,963,545    11,398,115     5,173,038      5,232,504
                                              -----------   -----------   -----------    -----------
          Total cost of sales........          39,055,599    36,412,495    17,443,955     17,141,824
                                              -----------   -----------   -----------    -----------
Gross profit.........................          18,877,982    16,237,424     8,831,364      7,973,996
Operating expenses:
  Selling and administrative
     expenses........................          14,773,860    10,129,960     7,757,274      4,942,123
                                              -----------   -----------   -----------    -----------
          Total operating expenses...          14,773,860    10,129,960     7,757,274      4,942,123
                                              -----------   -----------   -----------    -----------
  Income from operations.............           4,104,122     6,107,464     1,074,090      3,031,873
Other income (expenses)
  Interest income....................             188,187       104,407        92,529         42,269
  Interest expenses..................            (609,422)     (549,064)     (298,554)      (285,252)
  Gain (Loss) on foreign
     exchange -- net.................              54,748       105,544       (26,145)       138,612
  Unrealized gain (Loss) on foreign
     exchange -- net.................              94,019      (185,270)      121,712       (191,728)
  Other income.......................             273,263       112,932       203,583         68,615
                                              -----------   -----------   -----------    -----------
          Total other revenues
            (expenses)...............                 795      (411,451)       93,125       (227,484)
                                              -----------   -----------   -----------    -----------
NET INCOME BEFORE INCOME TAX.........           4,104,917     5,696,013     1,167,215      2,804,389
Income tax benefit (expenses)........   10     (1,358,556)   (1,739,790)     (457,655)      (861,961)
                                              -----------   -----------   -----------    -----------
Net income before minority
  interest...........................           2,746,361     3,956,223       709,560      1,942,428
Minority interest....................            (158,910)     (147,111)      (61,781)       (31,975)
                                              -----------   -----------   -----------    -----------
Net income attributed to common
  shares.............................         $ 2,587,451   $ 3,809,112   $   647,779    $ 1,910,453
                                              ===========   ===========   ===========    ===========
Weighted average number of common
  shares
  Outstanding........................          20,250,000    20,250,000    20,250,000     20,250,000
Basic earnings per share.............         $      0.13   $      0.19   $      0.03    $      0.09

    The accompanying notes are an integral part of the financial statements
                         See Accountants' Review Report

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000

                                                     SIX MONTHS ENDED         THREE MONTHS ENDED
                                                         JUNE 30,                  JUNE 30,
                                                  -----------------------   ----------------------
                                                     2001         2000        2001         2000
                                                  ----------   ----------   ---------   ----------
Net income attribute to common shares...........  $2,587,451   $3,809,112   $ 647,778   $1,910,453
Other comprehensive income, before tax:
  Foreign currency translation adjustments......    (765,825)    (570,996)   (130,210)    (459,707)
                                                  ----------   ----------   ---------   ----------
Comprehensive income............................  $1,821,626   $3,238,116   $ 517,568   $1,450,746
                                                  ==========   ==========   =========   ==========

    The accompanying notes are an integral part of the financial statements
                         See Accountants' Review Report

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000

                                                                  SIX MONTHS ENDED           THREE MONTHS ENDED
                                                                      JUNE 30,                    JUNE 30,
                                                              -------------------------   -------------------------
                                                                 2001          2000          2001          2000
                                                              -----------   -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 2,587,451   $ 3,809,112   $   647,778   $ 1,910,453
  Adjustments to reconcile net income to net cash provided
    (used) by operating activities:
    Depreciation............................................      692,353       734,655       341,109       366,629
    Unrealized loss (gain) on foreign exchange..............      (94,019)      185,270      (121,712)      191,728
    Deferred income tax assets..............................      111,544       358,664       (17,917)      418,185
    Decrease (increase) in operating assets:
      Loans to and receivables from related companies and
        director............................................   (2,225,792)   (1,657,584)   (1,632,499)     (839,444)
      Trade accounts receivable.............................       52,377        24,367        (2,394)       25,808
      Refundable valued added tax...........................      147,558       248,774         8,651       364,035
      Merchandise inventories...............................   (2,467,485)     (364,902)   (2,669,808)   (1,382,809)
      Prepaid expense and other current assets..............     (555,480)    1,617,449      (190,021)      792,726
      Other long term assets................................       (6,492)        6,131       (21,194)       (2,972)
    Increase (decrease) in operating liabilities:
      Trade accounts payable................................   (2,435,169)     (925,111)      547,824      (681,653)
      Advance from directors................................    1,608,673            --     1,513,206            --
      Accrued concession fees...............................     (245,917)   (4,417,964)     (198,112)   (2,196,592)
      Accrued corporate income tax..........................      274,718       743,265      (512,506)      165,878
      Other current liabilities.............................     (326,468)       66,225       261,656       373,880
      Other liabilities.....................................      130,070       129,115        56,632        17,548
                                                              -----------   -----------   -----------   -----------
        Net cash provided (used) by operating Activities....  $(2,752,078)  $   557,466   $(1,989,307)  $  (476,600)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets..................................  $    (5,669)  $   (74,167)  $   (48,458)  $   (37,182)
  (Increase) decrease in restricted fixed deposit...........     (673,759)   (1,877,873)     (319,767)     (214,794)
                                                              -----------   -----------   -----------   -----------
        Net cash provided (used) by investing activities....     (679,428)   (1,952,040)     (368,225)     (251,976)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayment of) bank overdrafts..............       92,392       908,195       289,748       810,588
  Proceeds from (repayment of) bank loans...................    3,896,720     1,884,602     1,255,604     1,679,265
  Proceeds from (repayment of) installment purchases........       (2,718)      (13,262)       (1,442)        4,128
  Proceeds from (repayment of) long-term loan...............      (21,243)      (19,710)       (7,955)      223,979
                                                              -----------   -----------   -----------   -----------
        Net cash provided (used) by financing activities....    3,965,151     2,759,825     1,535,955     2,717,960
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (763,302)     (532,348)     (135,355)     (438,716)
                                                              -----------   -----------   -----------   -----------
Net increase in cash and cash equivalents...................     (229,657)      832,903      (956,932)    1,550,668
Cash and cash equivalents -- beginning of period............    2,633,890     2,192,510     3,361,165     1,474,745
                                                              -----------   -----------   -----------   -----------
Cash and cash equivalents -- end of period..................  $ 2,404,233   $ 3,025,413   $ 2,404,233   $ 3,025,413
                                                              ===========   ===========   ===========   ===========
Supplement cash flow information
  Cash paid during the period:
    Interest paid...........................................  $   573,558   $   496,719   $   317,225   $   240,127
    Income taxes paid.......................................  $   664,933   $   647,960   $   664,869   $   375,724

    The accompanying notes are an integral part of the financial statements
                         See Accountants' Review Report

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000

                                                                                                        ACCUMULATED
                                     COMMON STOCK                                                          OTHER
                                  -------------------     ADDITIONAL      COMPREHENSIVE    RETAINED    COMPREHENSIVE
                                    SHARES     AMOUNT   PAID IN CAPITAL      INCOME        EARNINGS       INCOME         TOTAL
                                  ----------   ------   ---------------   -------------   ----------   -------------   ----------
                                                US$           US$              US$           US$            US$           US$
Balances, January 1, 2000.......  20,250,000   20,250     20,848,145                      (9,503,916)     (299,833)    11,064,646
Net Income......................                                            3,809,112      3,809,112                    3,809,112
Other comprehensive income, net
  of tax Foreign currency
  translation adjustment........                                             (570,996)                    (570,996)      (570,996)
                                                                            ---------
Comprehensive Income............                                            3,238,116
                                  ----------   ------     ----------        =========     ----------    ----------     ----------
Balances, June 30, 2000.........  20,250,000   20,250     20,848,145                      (5,694,804)     (870,829)    14,302,762
                                  ==========   ======     ==========                      ==========    ==========     ==========
Balances, January 1, 2001.......  20,250,000   20,250     20,848,145                      (3,018,454)   (2,250,195)    15,599,746
Net Income......................                                            2,587,451      2,587,451                    2,587,451
Other Comprehensive income, net
  of tax Foreign currency
  translation adjustment........                                             (765,825)                    (765,825)      (765,825)
                                                                            ---------
Comprehensive Income............                                            1,821,626
                                  ----------   ------     ----------        =========     ----------    ----------     ----------
Balances, June 30, 2001.........  20,250,000   20,250     20,848,145                        (431,003)   (3,016,020)    17,421,372
                                  ==========   ======     ==========                      ==========    ==========     ==========

     The accompanying notes are an integral part of the financial statement
                         See Accountants' Review Report

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

1.  BASIS OF PRESENTATION

     King Power International Group Co., Ltd. (formerly Immune America, Inc.) (herein the "Company") was incorporated under the laws of the State of Nevada on July 30, 1985.

     On June 12, 1997, the Company exchanged 18,800,000 shares of its common stock for 99.94% of the issued and outstanding common shares of King Power Tax Free Company Limited [(formerly J.M.T. Group Company Limited)-KPT thereafter] and 94.95% of the issued and outstanding common shares of King Power Duty Free Company Limited [(formerly J.M.T. Duty Free Company Limited)-KPD thereafter].

     This exchange of the Company's common stock to the former KPT and KPD shareholders resulted in those former shareholders obtaining a majority voting interest in the Company. Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, this transaction was accounted for as a "reverse acquisition" for financial reporting purposes and KPT and KPD were deemed to have acquired 94% of equity interest in the Company as of the date of acquisition. The relevant acquisition process utilized the capital structure of Immune America, Inc., and the assets and liabilities of KPT and KPD were recorded at historical cost.

     Concurrent with the reverse acquisition, the Company changed its corporate name from Immune America, Inc. to King Power International Group Co., Ltd.

     KPD is a Thailand-based corporation engaged in selling duty free merchandise to the traveling public under the supervision of Thai customs in stores located in the international terminals of the various airports located in Thailand. KPD holds from the Airports Authority of Thailand a non-exclusive license to operate duty free stores for all stores of this specific nature. For the duty free store operation, KPD is exempt from input value added tax on purchases of import merchandise and from output value added tax on sales of merchandise.

     KPT is a Thailand-based corporation engaged in selling various souvenirs and consumer products in the international and domestic terminals of the various airports located in Thailand to the general public. KPT holds the exclusive operating license granted by the Airports Authority of Thailand for all shops of this specific nature. For the tax-free operation, KPT is subject to input value added tax on purchases of merchandise and is exempt from output value added tax on sales of merchandise.

     On October 10, 1997, the Company acquired 4,900 shares of common stock in King Power International Group (Thailand) Company Limited (KPG Thai), equivalent to 49% of the registered capital. KPG Thai was established in Thailand on September 11, 1997, and has registered capital totaling Baht 1 million divided into 10,000 shares of common stock with Baht 100 per share. On the same date, KPT acquired 5,093 shares of common stock in KPG Thai, equivalent to 50.93% of the registered capital. Ultimately, the Company owns 99.93% of equity interest in KPG Thai.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements, which include the accounts of the Company and its subsidiaries, are prepared in accordance with accounting principles generally accepted in the

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in other companies under 20% of interest are accounted for using the cost method. At December 31, 2000, these investments have been written down due to an assumed permanent impairment of their value. The consolidated financial statements are presented in U.S. dollars.

     Cash and Cash Equivalents -- The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Merchandise Inventories -- Merchandise inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis.

     Provision for Doubtful Accounts -- Estimated collection losses of the Company are provided for based on the Company's collection experience together with a review of the financial position of each debtor. Where the Company determines reserves are necessary, it will provide an allowance for the total receivable and accrued interest outstanding.

     Marketable Securities -- Securities held for trading are marked to market at year-end with the resulting gain or loss being included in current income.

     Foreign Currency Translation and Transactions -- The financial position and results of operations of the Company's foreign subsidiaries are determined using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the prevailing exchange rates in effect at each period end. Contributed capital accounts are translated using the historical rate of exchange when capital was injected. Income statement accounts are translated at the average rate of exchange during the year. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in operations. Gains or losses on foreign exchange transaction are recognized as incurred in the consolidated statements of income. Differences between the forward rate and the spot rate in forward exchange contracts are amortized as revenue and expense over the period of the contract.

     The exchange rates at June 30, 2001 and December 31, 2000, are $1= Thai Baht 45.26 and Baht 43.262, respectively. The average exchange rates for the six months ended June 30, 2001 and 2000 are $1= Thai Baht 44.2589 and Baht 38.188, respectively.

     Property, Plant and Equipment -- Property, plant and equipment are stated at cost. Depreciation is computed by using the straight-line method over the estimated useful lives of the assets as follows:

Buildings...................................................   20 Years
Leasehold improvements......................................   Term of lease
Selling office equipment and fixtures.......................   5 Years
Vehicles....................................................   5 Years

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

  MAINTENANCE, REPAIRS AND MINOR RENEWALS ARE CHARGED DIRECTLY TO EXPENSES AS INCURRED.

     Store Pre-Opening Costs -- Store pre-opening costs are expensed as incurred.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Revenue Recognition -- The Company recognizes revenue from sales of merchandise at the point of sale.

     Concession Fees -- According to the concession agreement with Airports Authority of Thailand, KPT is required to pay concession fees, rental and services fees, and other related expenses at the fixed charges per month as defined in the agreement. According to the concession agreement with the Airports Authority of Thailand, KPD is required to pay concession fees at the fixed percentage of sales but at least equal to the fixed charges as defined in the agreement, and pay rental and service fee and other related expenses.

     Concentrations of Credit Risk -- The Company's retail businesses are cash flow businesses. Most sales take place with cash receipts or credit card payments. The Company maintains its cash accounts with various financial institutions. In Thailand, such accounts are insured for the full amount of their value by the Thai government. U.S. bank deposits are within Federal insurance limits. See Note 11 with respect to loans and advances to directors and affiliated companies.

     Fair Value of Financial Instruments -- The carrying amount of cash, trade accounts receivable, notes receivable, trade accounts payable and accrued payables are reasonable estimates of their fair value because of the short maturity of these items. The carrying amounts of the Company's credit facilities approximate fair value because the interest rates on these instruments are subject to change with market interest rates.

     Income Taxes -- The Company accounts for income taxes using the liability method, which requires an entity to recognize the deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefits in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

     The Company does not provide for United States income taxes on unlimited earnings of its Thailand-based subsidiaries since the Company's intention is to reinvest these earnings in their operations.

     Earnings Per Share -- Basic earnings per share has been computed based on the average number of common shares outstanding for the period. There are no potentially dilutive securities outstanding.

     New Accounting Standards for Derivative Instruments and Hedging Activities -- Statement of Financial Accounting Standards No. 133, as amended by Statements of Financial Accounting Standards Nos. 137 and 138, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This Statement requires that

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

certain derivative instruments to be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. The adoption of this statement has not had a significant impact on financial condition or operating results.

3.  RESTRICTED FIXED DEPOSITS

                                                           JUNE 30, 2001   DECEMBER 31, 2000
                                                           -------------   -----------------
Restricted fixed deposits................................   $8,421,740       $7,747,981
Interest rates...........................................  1.00%-4.00%      1.00%-5.00%

     As of June 30, 2001 and December 31, 2000, the restricted fixed deposits with maturities from three to twelve months are pledged as a collateral to a commercial bank for bank credit facilities of subsidiaries. As these are current obligations of the Company, the deposits are shown as current assets.

4.  REFUNDABLE VALUE ADDED TAX

     For Thailand-based subsidiaries, refundable value added tax (VAT) represents, on a cumulative basis, the excess of input tax (charged by suppliers on purchases of merchandise and services) over the output tax (charged to customers on sales of merchandise and services). Value added tax is levied on the value added at each stage of production and distribution, including servicing, generally at the rate of 10% effective at August 16, 1997. The Minister of Finance, however, declared a new value added tax at the rate 7% commencing at April 1, 1999, in order to stimulate the domestic economy.

5.  PROPERTY, PLANT AND EQUIPMENT -- NET

                                                            JUNE 30, 2001   DECEMBER 31, 2000
                                                            -------------   -----------------
Land......................................................   $   580,645       $   607,461
Building..................................................       114,177           119,450
Leasehold improvements....................................     4,385,503         4,433,748
Sales office equipment and fixtures.......................     2,252,531         2,287,457
Vehicles..................................................       699,316           801,891
Work in progress..........................................        35,707           101,970
                                                             -----------       -----------
     Total cost...........................................     8,067,879         8,351,977
Less Accumulated depreciation.............................    (4,575,068)       (4,172,482)
                                                             -----------       -----------
     Net book value.......................................   $ 3,492,811       $ 4,179,495
                                                             ===========       ===========

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

6.  BANK OVERDRAFT AND LOANS FROM BANKS

                                                            JUNE 30, 2001   DECEMBER 31, 2000
                                                            -------------   -----------------
Bank overdraft............................................   $ 1,418,108       $ 1,325,717
Trust receipts............................................    14,031,185        10,704,994
Short Term loan...........................................     1,878,038         1,386,898
                                                             -----------       -----------
                                                             $17,327,331       $13,417,609
                                                             ===========       ===========

     As of June 30, 2001 and December 31, 2000, the Company has an overdraft facility with commercial banks in Thailand totaling Baht 75.74 million ($1,673,442) and Baht 65.74 million ($1,519,578), respectively, bearing interest at MOR (Minimum Overdraft Rate), plus 1.00% -- 1.50% per annum. For the six months ended June 30, 2001, the average rate of MOR was 3.50% -- 8.25% per annum and for the year ended December 31, 2000, the average rate of MOR was 3.50% -9.58% per annum. Available lines of credit for the bank overdrafts are guaranteed by certain directors and collateralized by fixed deposits. (Note 3)

     As of June 30, 2001 and December 31, 2000, trust receipts incurred by KPD and KPT bear interest at the rates varying from 5.25% -- 10.00% and 4.00% -- 12.75% per annum, respectively, and are collateralized by fixed deposits, KPD's land, and guaranteed by two directors of KPD together with a related company.

     As of June 30, 2001 and December 31, 2000, the company has short-term loans with Commercial Banks in Thailand bearing interest rate at 3.25% -- 8.75% and 3.50% -- 8.00% per annum, respectively, and are collateralized by fixed deposits and guaranteed by director.

     Trust receipts at June 30, 2001, are:

                                               CURRENCIES      AMOUNT      INTEREST RATE(%)
                                               -----------   -----------   ----------------
Foreign currency borrowing by
  subsidiaries in Thailand
  -- Under forward contract and T/R     BAHT..  84,040,018   $ 1,856,828    6.25 -- 10.00
  -- Without forward contract           USD..    4,989,107     5,000,318    6.25 -- 10.00
                                        CHF..      381,782       213,219     6.65 -- 8.50
                                        BAHT.. 279,755,708     6,181,081     5.25 -- 9.25
                                        GBP..       35,254        49,903     8.50 -- 8.75
                                        NLG..       96,457        37,243             9.00
                                        FRF..      177,117        22,979     7.85 -- 9.25
                                        HKD..    2,416,439       311,259     8.25 -- 9.75
                                        SGD..       36,213        20,005             9.25
                                        EUR..      397,609       338,350     6.68 -- 9.50
                                                             -----------
                                                             $14,031,185
                                                             ===========

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

     Trust receipts at December 31, 2000, are:

                                               CURRENCIES      AMOUNT      INTEREST RATE(%)
                                               -----------   -----------   ----------------
Foreign currency borrowing by
  subsidiaries in Thailand
  -- Under forward contract and T/R     BAHT   315,688,033   $ 7,297,120     8.75 -- 9.75
  -- Without forward contract           USD      1,939,741     1,947,704    9.00 -- 12.50
                                        CHF        266,670       164,047    7.21 -- 10.00
                                        GBP         25,055        37,619            10.00
                                        NLG        344,818       146,542             9.75
                                        FRF      1,541,487       220,170    8.00 -- 10.00
                                        HKD      4,222,213       544,919    9.00 -- 12.75
                                        ITL     73,456,000        35,657     8.55 -- 8.62
                                        JPY      1,223,000        10,744     4.00 -- 9.50
                                        SGD         31,461        18,318             9.50
                                        EUR        301,201       282,154    8.44 -- 10.16
                                                             -----------
                                                             $10,704,994
                                                             ===========

     As of June 30, 2001 and December 31, 2000, land and building are pledged as collateral for credit line of trust receipt and long-term loan from a bank. (Note 6 and Note 8)

7.  CONCESSION FEES

     Accrued concession fees as of June 30, 2001 and December 31, 2000, consist of the following:

                                                            JUNE 30, 2001   DECEMBER 31, 2000
                                                            -------------   -----------------
-- The Airports Authority Of Thailand.....................    $929,037         $1,173,990

                                                              FOR THE SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
Concession fees expense.....................................  $10,963,545   $11,398,115

     In order to obtain the necessary rights to operate at the international and domestic airports in Thailand, the Company has entered into various agreements with the Airports Authority of Thailand and the Customs Department of Thailand, which including the right to rent office space.

     Both KPD and KPT are required to pay concession fees, rental and service fees, property tax, and other expenses, and to pledge cash or obtain a letter of bank guarantee of a local commercial bank as collateral under the aforementioned agreements with the Airports Authority of Thailand and pay concession fees under the aforementioned agreements with the Customs Department of Thailand.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

     A summary of the concession and rental fees payable and value of collateral for the remaining period of the agreement are as amended are as follows (see Notes 12 and 13):

                                            KPT                                              KPD
                       ----------------------------------------------   ----------------------------------------------
                                         RENTAL, SERVICE                    AIRPORT       RENTAL, SERVICE
                           AIRPORT           & OTHER                        CUSTOMS           & OTHER
YEAR                   CONCESSION FEES      EXPENSES       COLLATERAL   CONCESSION FEES      EXPENSES       COLLATERAL
----                   ---------------   ---------------   ----------   ---------------   ---------------   ----------
                                      (& IN THOUSANDS)                                 (& IN THOUSANDS)
2001.................      $4,271             $239           $4,564         $ 3,641           $  437         $ 4,153
2002.................       8,869              452            4,564          19,775            1,091          10,854
2003.................       2,136               91            4,564          20,437            1,091          11,209
2004.................          --               --               --          21,211            1,091          11,623
2005.................          --               --               --          22,426               --          11,998
2006.................          --               --               --          23,420               --          12,530

     For the six months June 30, 2001 and 2000, both KPD and KPT were charged penalty fees amounting to $0 and $374,217, respectively, relating to late payment of concession fees to the Customs Department and the Airports Authority of Thailand.

8.  LONG-TERM LOAN -- NET

     Long-term liabilities as of June 30, 2001 and December 31, 2000, consist of the following:

                                                            JUNE 30, 2001   DECEMBER 31, 2000
                                                            -------------   -----------------
Long-term loans...........................................    $178,205          $199,447
Installment purchase payable..............................       7,284            10,002
                                                              --------          --------
                                                               185,489           209,449
Less Current portion of long-term debt....................     (32,362)          (31,355)
                                                              --------          --------
  Total...................................................    $153,127          $178,094
                                                              ========          ========

     As of June 30, 2001 and December 31, 2000, long-term loans consist of loans from banks carrying interest rates of 7.75% and 8.50%, per annum, respectively. The long-term loans are secured by the Company's land and building and guaranteed by a director of the Company. (See Note 5)

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

     Loans are due as follows:

                                                            JUNE 30, 2001   DECEMBER 31, 2000
                                                            -------------   -----------------
Installment Purchase Obligation
  2001....................................................    $  2,732          $  5,715
  2002....................................................       4,552             4,287
                                                              --------          --------
          Total...........................................    $  7,284          $ 10,002
                                                              ========          ========
  Long-term Loan Installment Payments
  2001....................................................    $ 13,172            25,640
  2002....................................................      27,961            27,906
  2003....................................................      30,207            30,373
  2004....................................................      32,631            33,054
  Thereafter..............................................      74,234            82,474
                                                              --------          --------
          Total...........................................    $178,205          $199,447
                                                              ========          ========

9.  SHAREHOLDERS' EQUITY

     (a) Per the reverse acquisition agreement, the two Thailand-based companies together received a total of 18,800,000 shares of common stock of Immune America, Inc. which represented 94% of equity interest as of the date the reverse acquisition agreement was effective. Therefore, the 18,800,000 shares were assumed to be issued and outstanding as of January 1, 1996, for the purpose of presenting comparative financial statements.

     (b) Per the reverse acquisition agreement, 752,000 shares out of the total 18,800,000 shares were put in escrow subject to certain requirements including that the Company shall have financial statements prepared in accordance with U.S. GAAP and shall have reached certain criteria of financial performance as of December 31, 1997. If, as of December 31, 1997, the Company failed to satisfy any of these conditions, the 752,000 shares were to be released to a financial consultant who was also a party to the reverse requisition agreement. During the first quarter of 1998, these shares were released from escrow and issued to the financial consultant.

     (c) Per the reverse acquisition agreement, 1,200,000 shares of common stock as of June 12, 1997, when the reverse acquisition was effective, represented the other 4% of equity interests. These 1,200,000 shares of common stock were represented by the following components.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

                               COMMON STOCK      ADDITIONAL
                            ------------------    PAID-IN     RETAINED    TREASURY
                             SHARES     AMOUNT    CAPITAL     EARNINGS     STOCK      TOTAL
                            ---------   ------   ----------   ---------   --------   --------
Beginning Balance at
  12/31/96................    275,316   $  275    $151,186    $(143,833)  $(6,000)   $  1,628
Form S-8 issuance at
  5/8/97..................    924,684      925      69,717           --        --      70,642
Reissuing of treasury
  stock...................         --       --          --           --     6,000       6,000
Net loss at 6/12/97.......         --       --          --      (78,270)       --     (78,270)
                            ---------   ------    --------    ---------   -------    --------
Total shareholders' equity
  At June 12, 1997........  1,200,000   $1,200    $220,903    $(222,103)  $    --    $     --
                            =========   ======    ========    =========   =======    ========

     (d) On August 18,1997, the Company issued 250,000 shares of its common stock to two foreign entities, 125,000 shares each, at a price of $8.00 per shares with net of proceeds of $1,887,000. Both entities are located in Taipei, Taiwan, Republic of China. One half of these shares (125,000) were placed in escrow until May 1, 1998, subject to an additional payment by the purchaser of $4.00 per share on all 250,000 shares issued or ($1,000,000) in the event that the earnings per share for the Company for the calendar year ended December 31, 1997, exceeded a certain amount per share. If the earnings per share for fiscal year 1997 were below the specified goal, then the shares under escrow were to be released to the purchasers without further consideration. These shares have been released from escrow without further consideration. No underwriter or placement agent was used. The issuance was conducted pursuant to Regulation S promulgated under the United State Securities Act of 1933, as amended.

10.  INCOME TAX

     Income Taxes -- The Company accounts for income taxes using the liability method, which requires an entity to recognize the deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefits in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

     The provision for income taxes consist of the following:

                                                              JUNE 30, 2001   JUNE 30, 2000
                                                              -------------   -------------
Current income tax (Payable)
  United States.............................................   $        --     $        --
  Foreign...................................................    (1,247,012)     (1,381,126)
                                                               -----------     -----------
                                                                (1,247,012)     (1,381,126)
                                                               -----------     -----------
Deferred income tax
  United States.............................................            --              --
  Foreign...................................................      (111,544)        358,664
                                                               -----------     -----------
                                                                  (111,544)        358,664
                                                               -----------     -----------
Net income tax expense
                                                               $(1,358,556)    $(1,739,790)
                                                               ===========     ===========

     Pre-tax income for foreign companies for the Quarter ended June 30, 2001, was $ 4,333,934. Current taxes payable are included in current liabilities.

     The components of deferred income tax assets and liabilities were:

                                                            JUNE 30, 2001   DECEMBER 31, 2000
                                                            -------------   -----------------
Reserves for bad debts and investment obsolescence........   $3,714,773        $3,873,561
Net operating loss carried forward........................      401,944           274,659
                                                             ----------        ----------
                                                              4,116,717         4,148,220
Less Valuation allowance..................................     (609,328)         (529,287)
                                                             ----------        ----------
Deferred income tax assets
                                                             $3,507,389        $3,618,933
                                                             ==========        ==========

     As a result, the effective income tax rate for the subsidiaries is different from the standard income tax rate. The following reconciliation shows the differences between the effective and standard rates.

                                                              FOR SIX MONTHS
                                                              ENDED JUNE 30,
                                                              ---------------
                                                               2001     2000
                                                              ------   ------
Standard income tax rate....................................  35.00%   35.00%
Foreign tax rate difference.................................  (5.28)%  (5.09)%
Less Valuation allowance....................................   1.95%    0.65%
                                                              -----    -----
Effective income tax rate...................................  31.68%   30.54%
                                                              =====    =====

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

     As of June 30, 2001 and December 31, 2000, the Company has deferred income tax assets relating to net operating loss carry forwards for income tax purpose of $ 401,944 and $ 274,659, respectively, that expire in years 2001 through 2004. (A valuation allowance on the United States loss carry forward has been provided, as the Company has determined that it is more likely than not that this deferred income tax asset will not be realized.)

11.  RELATED PARTIES AND DIRECTORS TRANSACTIONS

     The Company has business transactions with and has advanced funds to related companies and directors. These transactions are with companies that have joint directors and/or shareholders with the Company. Balances at June 30, 2001 and December 31, 2000, with related companies and directors are as follows ($ in thousands)

                                                               AS AT JUNE 30, 2001
                                      ---------------------------------------------------------------------
                                                         LOANS TO
                                                   AND RECEIVABLES FROM
                                                     RELATED COMPANIES
                                                       AND DIRECTORS
                                                   ---------------------
                                                            INTEREST AND   MANAGEMENT
                                       ACCOUNTS                OTHER           FEE                 ACCOUNTS
                                      RECEIVABLE   LOANS    RECEIVABLES    RECEIVABLES    TOTAL    PAYABLE
                                      ----------   ------   ------------   -----------   -------   --------
2001
King Power International Co.,
  Ltd...............................     1,364      8,973        256             64       10,657     281
Forty Seven Co., Ltd................        --      2,302        517             --        2,819      --
Downtown D.F.S. (Thailand) Co.,
  Ltd...............................       374      2,121        251          2,039        4,785      --
Top China Group Co., Ltd............        --        221          7             --          228      --
Lengle (Thailand) Co., Ltd..........        --        796         64             --          860      --
Lengle TAT Phanom Penh Duty Free....        44         --         --             --           44      --
King Power On Board Sales and
  Services Co., Ltd.................       102      3,291         46             --        3,439      35
Thai Nishigawa International Co.,
  Ltd...............................        --         --         --             --           --      44
Niji (Thailand) Co., Ltd............        --         --         --             --           --      73
                                        ------     ------      -----         ------      -------     ---
                                         1,884     17,704      1,141          2,103       22,832     433
Less Allowance for doubtful
  accounts:
                                        ------     ------      -----         ------      -------     ---
  Related companies.................    (1,028)    (7,563)      (475)        (2,039)     (11,105)     --
  Directors.........................        --         --         --             --           --      --
                                        (1,028)    (7,563)      (475)        (2,039)     (11,105)     --
                                        ------     ------      -----         ------      -------     ---
Total...............................       856     10,141        666             64       11,727     433
                                        ======     ======      =====         ======      =======     ===
Directors -- to/(from)..............        --     (2,055)        --             --       (2,055)     --
                                        ======     ======      =====         ======      =======     ===

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

                                                             AS AT DECEMBER 31, 2001
                                      ---------------------------------------------------------------------
                                                         LOANS TO
                                                   AND RECEIVABLES FROM
                                                     RELATED COMPANIES
                                                       AND DIRECTORS
                                                   ---------------------
                                                            INTEREST AND   MANAGEMENT
                                       ACCOUNTS                OTHER           FEE                 ACCOUNTS
                                      RECEIVABLE   LOANS    RECEIVABLES    RECEIVABLES    TOTAL    PAYABLE
                                      ----------   ------   ------------   -----------   -------   --------
2000
King Power International Co.,
  Ltd...............................     1,734      6,553        240             --        8,527     302
Forty Seven Co., Ltd................        --      2,408        517             --        2,925      --
Downtown D.F.S. (Thailand) Co.,
  Ltd...............................       391      2,220        240          2,133        4,984      --
Top China Group Co., Ltd............        --        231          5             --          236      --
Lengle (Thailand) Co., Ltd..........        --        833         59             --          892      --
Lengle TAT Phnom Penh Duty Free.....        81         --         --             --           81      --
King Power On Board Sales and
  Services Co., Ltd.................        17      3,373         27             --        3,417      --
Thai Nishigawa International Co.,
  Ltd...............................        --         --         --             --           --      56
Niji (Thailand) Co., Ltd............        --         --         --             --           --     104
                                        ------     ------      -----         ------      -------     ---
                                         2,223     15,618      1,088          2,133       21,062     462
Less Allowance for doubtful
  accounts:
                                        ------     ------      -----         ------      -------     ---
  Related companies.................    (1,075)    (7,883)      (491)        (2,133)     (11,582)     --
  Directors.........................        --         --         --             --           --      --
                                        (1,075)    (7,883)      (491)        (2,133)     (11,582)     --
                                        ------     ------      -----         ------      -------     ---
Total...............................     1,148      7,735        597             --        9,480     462
                                        ======     ======      =====         ======      =======     ===
Director -- to/(from)...............        --       (446)        --             --         (446)     --
                                        ======     ======      =====         ======      =======     ===

     Additionally, the Airports Authority of Thailand owns 5% of KPD common shares. At June 30, 2001 and December 31, 2000, there are accrued concession fees amounting to $928,073 and $1,173,990, respectively.

     On March 8, 2000, due to the dramatic decline of market interest rates in Thailand and in order to maintain liquidity within the group of companies, the board of directors of the company passed a resolution reducing the interest on loans to/from related companies and directors to be 2.00% and 1.00% per annum, respectively. Effective January 1, 2000, promissory notes with maturities of less than 6 months bear no interest. Such loans have no collateral and are due on demand.

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

     The Company had operating transactions with related parties and directors as follows ($ in thousands):

                                                               RELATED COMPANIES
                                                              FOR THE SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Sales.......................................................   $  381     $  394
Interest income.............................................       92         52
Purchase....................................................      689        597
Concession fees.............................................    6,639      6,373

     On June 29, 1999, KPT and KPD entered into an agreement to engage Down Town D.F.S. (Thailand) Co., Ltd., a related company, to provide statistical analysis and marketing procedures over a period of 18 months, commencing July 1, 1999. In accordance with the agreement, KPT and KPD agreed to pay in advance for these services, in the amount of $1,799,041 (excluding VAT). Accordingly, the advance payments are treated as prepaid expenses in the accompanying financial statements and amortized on a monthly basis over the term of the agreement.

12.  COMMITMENTS AND CONTINGENT LIABILITIES (SEE NOTE 7)

  LEASE COMMITMENTS

     As of December 31, 1998, KPG Thai had a leasing commitment for office space under a non-cancelable operating lease agreement in excess of one year. As of January 1, 1999, KPG Thai transferred the rights of the following lease agreements to KPT and KPD. The obligations of the various consolidated companies under these lease agreements are set forth as follows:

     - KPD has made lease agreement with SIAM TOWER to lease 25th floor unit A1 and B1, 26th and 27th starting from May 1, 2001, to October 31, 2003.

     - KPT and KPD have made lease agreement with the third party starting from January 1, 2001, to March 31, 2004.

     Lease and service charge commitment are due as follows:

                                                                KPT       KPD
                                                              -------   --------
2001........................................................  $23,862   $227,157
2002........................................................   47,724    384,760
2003........................................................   47,724    333,257
2004........................................................  $11,931   $     --

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

  LETTER OF GUARANTEES

     As of June 30, 2001, and December 31, 2000, KPT and KPD were contingently liable for bank guarantees totaling $10.74 million and $10.13 million, respectively, issued in favor of the Excise Department and the Airports Authority of Thailand as a performance bond.

  UNUSED LETTERS OF CREDIT

     As of June 30, 2001, and December 31, 2000, KPD and KPT have unused letters of credit amounting to $4.98 million and $8.17 million, respectively.

13.  SUBSEQUENT EVENT

     On March 20, 2001, the Airports Authority of Thailand awarded the Company a concession beginning January 1, 2002, to operate the duty free retail space of its only competitor in Thailand's international airports. Coupled with the extension of its already existing concession, the Company will be positioned as the principle operator of tax free and duty free stores in Thailand after 2001.

14.  SEGMENT FINANCIAL INFORMATION

     The following segment information of the Company for June 30, 2001 and 2000, are disclosed in accordance with Statement of Financial Accounting Standard No. 131 ("SFAS 131"). Information by legal entities is the reportable segment under SFAS 131 because each entity is reported separately for management ($ in thousands).

                                                        FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                             -------------------------------------------------------------
                                                                                ADJUSTMENT
                                             DUTY FREE   TAX FREE                   AND
                                              RETAIL      RETAIL    ALL OTHER   ELIMINATION   CONSOLIDATED
                                             ---------   --------   ---------   -----------   ------------
                                                US$        US$         US$          US$           US$
SEGMENT INFORMATION
-- Revenue from external customers.........   44,623      13,320         --            (9)       57,934
-- Cost of merchandise sold................   22,703       5,398         --            (9)       28,092
-- Concession fees.........................    6,639       4,325         --            --        10,964
-- Gross profit............................   15,280       3,598         --            --        18,878
-- Interest Income.........................      154          17         16            --           187
-- Interest expense........................      587          22         --            --           609
-- Segment net income (loss)...............    3,149        (173)     2,587        (2,817)        2,746
-- Segment total assets....................   43,402      11,323     18,252       (20,562)       52,415
-- Expenditures for segment assets.........        6          --         --            --             6
-- Depreciation............................      541         151         --            --           692
-- Unrealized gain (loss) on exchange......       76          (3)        21            --            94
-- Deferred income tax assets..............    2,311       1,176         20            --         3,507

            KING POWER INTERNATIONAL GROUP CO., LTD AND SUBSIDIARIES

                 FOR THE QUARTERS ENDED JUNE 30, 2001 AND 2000
                         SEE ACCOUNTANTS' REVIEW REPORT

                                                                        LONG-LIVED
                                                              REVENUE     ASSETS
                                                              -------   ----------
                                                                US$        US$
GEOGRAPHICAL INFORMATION
Bangkok.....................................................  55,661      3,584
Northern Thailand region....................................     249         51
Southern Thailand region....................................   2,023         71
                                                              ------      -----
     Total..................................................  57,933      3,706
                                                              ======      =====

                                                        FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                             -------------------------------------------------------------
                                                                                ADJUSTMENT
                                             DUTY FREE   TAX FREE                   AND
                                              RETAIL      RETAIL    ALL OTHER   ELIMINATION   CONSOLIDATED
                                             ---------   --------   ---------   -----------   ------------
                                                US$        US$         US$          US$           US$
SEGMENT INFORMATION
-- Revenue from external customers.........   38,160      14,566         --           (76)       52,650
-- Cost of merchandise sold................   18,788       6,302         --           (76)       25,014
-- Concession fees.........................    6,373       5,025         --            --        11,398
-- Gross profit............................   12,999       3,239         --            --        16,238
-- Interest Income.........................       74          14         16            --           104
-- Interest expense........................      532          17         --            --           549
-- Segment net income (loss)...............    2,899       1,161      3,808        (3,912)        3,956
-- Segment total assets....................   35,942      13,751     14,714       (20,342)       44,065
-- Expenditures for segment assets.........       76           2         --            (4)           74
-- Depreciation............................      544         191         --            --           735
-- Unrealized gain (loss) on exchange......     (214)         19         10            --          (185)
-- Deferred income tax assets..............    2,670       1,302         23            --         3,995

                                                                        LONG-LIVED
                                                              REVENUE     ASSETS
                                                              -------   ----------
                                                                US$        US$
GEOGRAPHICAL INFORMATION
Bangkok.....................................................  50,611      4,641
Northern Thailand region....................................     293         45
Southern Thailand region....................................   1,746        118
                                                              ------      -----
     Total..................................................  52,650      4,804
                                                              ======      =====

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

  (1)  CAUTION REGARDING FORWARD-LOOKING INFORMATION

     This quarter report contains certain forward-looking statements and information relating to the Company that is based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect", and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

  (2)  EFFECTS ON THE CHANGE IN FOREIGN CURRENCY EXCHANGE SYSTEM

     On July 2, 1997, the Thai Government announced that the Thai Baht would thereafter be converted to a "Managed Float" system for the relationship of the Baht to other international currencies. This change had an immediate impact on the Company's operations and the results of its operations.

     The Company's subsidiaries conduct their business with selling and purchase prices based on Thai Baht, US Dollars, and other currencies. Sales are made both in Thai Baht and other currencies, but eventually will be converted into Thai Baht. Accordingly, the Company bears foreign currency transaction risks between the date of purchase of goods for resale and the ultimate payment of the goods in the appropriate negotiated currency.

     The overall effect of the Thai Baht devaluation was an increase in the attractiveness of Thailand as a tourist destination. This increase in tourists had a direct impact on increasing the Company's sales in the post-devaluation time period.

     In accordance with generally accepted accounting principles, the Company has separately presented the following items in its statement of income for the quarter ended June 30, 2001:

Net realized gain on foreign exchange.......................   $0.1 million
Net unrealized loss on foreign exchange.....................   $0.2 million

     The calculation of unrealized foreign exchange loss of $0.2 million is shown in charts labeled A and B, respectively.

                                    CHART A

     The calculation of Unrealized gain on foreign exchange of US$ = 105,164 was calculated on an accumulated basis with quarterly adjustment on financial obligations, receivable and cash on hand in foreign currency as shown below:

LOAN FROM BANK (TRUST RECEIPT) IN FOREIGN CURRENCY AS OF 30/6/01

                                                                EXCHANGE RATE      TOTAL
CURRENCY                                            AMOUNT        30/06/01         BAHT
--------                                         ------------   -------------   -----------
Swiss Franc....................................    381,782.41      25.2769        9,650,276
Europe.........................................    397,608.56      38.5146       15,313,735
French Franc...................................    177,177.00       5.8721        1,040,049
British Pound Sterling.........................     35,254.40      64.0655        2,258,591
Hong Kong Dollar...............................  2,416,438.55       5.8299       14,087,595
Netherland Guilder.............................     96,456.90      17.4753        1,685,613
Singapore Dollar...............................     36,213.01      25.0025          905,416
US Dollar......................................  4,989,106.95      45.3617      226,314,373
                                                 ------------      -------      -----------
Total..........................................                                 271,255,647
                                                                                ===========
BALANCE PER GENERAL LEDGER.....................                                 272,382,812
                                                                                -----------
Unrealized gain on Trust Receipt in foreign
  currency 30/06/01............................                                   1,127,165
                                                                                -----------
Unrealized gain on Trust Receipt in foreign
  currency 01/01/01............................                                   2,386,578
                                                                                -----------
Net unrealized gain on Trust Receipt in foreign
  currency 30/06/01............................                                   3,513,743
                                                                                -----------

UNREALIZED GAIN ON ACCOUNT RECEIVABLE AS OF 30/06/01

                                                                  EXCHANGE RATE
CURRENCY                                            AMOUNT BAHT     30/06/01        TOTAL
--------                                            -----------   -------------   ---------
Swiss Franc.......................................    3,600.00       25.0236         90,085
Singapore Dollar..................................    5,512.50       24.6934        136,122
US Dollar.........................................  141,725.83       45.1462      6,398,383
                                                    ----------       -------      ---------
Total.............................................                                6,624,590
                                                                                  =========
BALANCE PER GENERAL LEDGER........................                                6,477,038
                                                                                  =========
Unrealized gain from account receivable
  30/06/01........................................                                  147,552
                                                                                  =========
Unrealized gain from account receivable
  01/01/01........................................                                  (44,224)
                                                                                  =========
Net unrealized gain from account receivable
  30/06/01........................................                                  103,328
                                                                                  =========

UNREALIZED GAIN ON CASH ON HAND AS OF 30/06/01

                                                                  EXCHANGE RATE     TOTAL
CURRENCY                                             AMOUNT         30/06/01         BAHT
--------                                          -------------   -------------   ----------
Australia Dollar................................      12,107.94      22.7162         275,046
Swiss Franc.....................................         230.00      25.0236           5,755
China Renminbi Yuan.............................     200,175.00       5.4309       1,087,130
German Deutschmark..............................       2,540.00      19.4165          49,318
French Franc....................................       6,500.00       5.7937          37,659
British Pound Sterling..........................     155,739.44      63.4013       9,874,083
Hong Kong Dollar................................     488,135.10       5.7770       2,819,957
Netherland Guilder..............................         350.00      17.2358           6,033
Japanese Yen....................................  16,485,994.00     0.362240       5,971,886
Korean Won......................................   9,229,000.00       0.0346         319,323
Singapore Dollar................................      22,829.00      24.6934         563,726
Taiwanese Dollar................................   1,947,800.00       1.3088       2,549,281
US Dollar.......................................     553,569.84      45.1462      24,991,575
                                                  -------------     --------      ----------
Total...........................................                                  48,550,772
                                                                                  ==========
BALANCE PER GENERAL LEDGER......................                                  44,873,348
                                                                                  ----------
Unrealized gain on cash on hand in foreign
  currency 30/06/01.............................                                   3,677,424
                                                                                  ----------
Unrealized gain on cash on hand in foreign
  currency 01/01/01.............................                                  (3,565,790)
                                                                                  ----------
Net unrealized gain on cash in hand in foreign
  currency 30/06/01.............................                                     111,634
                                                                                  ----------
Net unrealized gain on account receivable in
  foreign currency 30/06/01.....................                                     103,328
                                                                                  ----------
Net unrealized loss on Loan from Bank (T/R) in
  foreign currency 30/06/01.....................                                   3,513,743
                                                                                  ----------
Net unrealized gain on exchange rate as at
  30/06/01......................................                                   3,728,705
                                                                                  ==========

UNREALIZED GAIN ON ADVANCED AS AT 30/06/01

                                                                   EXCHANGE RATE
CURRENCY                                            AMOUNT BAHT      30/06/01       TOTAL
--------                                           -------------   -------------   --------
Baht Currency....................................  30,897,714.95       45.26        682,672
                                                                                   --------
BALANCE PER GENERAL LEDGER.......................                                   703,587
                                                                                   --------
Net unrealized gain on advanced 30/06/01.........                                    20,916
                                                                                   ========

                                       US$ = 105,164       (US$1 = Baht 44.2589)

                                    CHART B

     The calculation of Unrealized loss on foreign exchange of US$ = 11,145 was calculated on accumulated basis with quarterly adjustment on financial receivable and cash on hand in foreign currency as shown below:

UNREALIZED LOSS ON ACCOUNT PAYABLE AS AT 30/06/01

                                                                EXCHANGE RATE      TOTAL
CURRENCY                                           AMOUNT         30/06/01         BAHT
--------                                        -------------   -------------   -----------
Australia Dollar..............................         (66.50)     23.1804           (1,541)
Belgium Franc.................................      24,532.75       0.9571           23,480
Swiss Franc...................................      73,245.59      25.2769        1,851,421
German Deutschmark............................     186,743.12      19.6808        3,675,254
Europe........................................     165,536.89      38.5146        6,375,587
French Franc..................................     177,956.22       5.8721        1,044,977
Hong Kong Dollar..............................   5,740,516.09       5.8299       33,466,635
Italian Lire..................................  51,176,368.00       0.0200        1,023,527
Netherland Guilder............................       2,876.40      17.4753           50,266
Singapore Dollar..............................        (260.49)     25.0025           (6,513)
US Dollar.....................................   1,658,803.71      45.3617       75,246,156
                                                -------------      -------      -----------
Total.........................................                                  122,749,249
                                                                                -----------
BALANCE PER GENERAL LEDGER....................                                  118,049,688
                                                                                -----------
Unrealized loss from Account payable in
  foreign currency 30/06/01...................                                   (4,699,561)
                                                                                -----------
Unrealized loss from Account payable in
  foreign currency 01/01/01...................                                    4,206,282
                                                                                -----------
Net unrealized loss from account payable in
  foreign currency 30/06/01...................                                     (493,279)
                                                                                ===========

                                            US$ = (11,145) (US$1 = Baht 44.2589)

NET FOR UNREALIZED GAIN/LOSS EXCHANGE OF 30/06/01

                                                               (BAHT)      (US)
                                                              ---------   ------
Net unrealized exchange gain as of 30/06/01.................  3,728,705
Net unrealized loss on exchange rate as at 30/06/01.........   (493,279)
                                                              ---------
  NET UNREALIZED EXCHANGE...................................  3,235,426   73,103
                                                              ---------
NET UNREALIZED EXCHANGE GAIN KPG(US) AS OF 30/06/01.........              20,916
                                                                          ------
  NET UNREALIZED EXCHANGE...................................              94,019
                                                                          ------

  (3)  RESULTS OF OPERATIONS, COMPARING SIX MONTHS ENDED JUNE 30, 2001 AND 2000

     Sales revenue for the six months ended June 30, 2001, was approximately $57.9 million compared to approximately $52.6 million for 2000. This increase is directly attributable to the continual growth in the number of tourists entering Thailand and the Company's change in its product mix to target precisely various groups of travelers. According to the statistical compilation provided by the Bangkok International Airport, the number of international passengers traveling through its premises from January to June, 2001 has increased 7.54% from the same period last year. In addition to the on-going sales promotional campaign, beginning in 2000, the management has put emphasis on developing new, and improving existing, products targeting precisely various groups of travelers. It is believed that this exercise will continue to bring about new customers and increase spending per capita of the existing ones.

     The cost of merchandise sold for the six months ended June 31, 2001 and 2000, was approximately $28.1 million and $25.0 million, respectively. The principal factor causing this increase is directly related to the increase in merchandise sold. However, due to the lower concession fees paid to the Airport Authorities of Thailand (AAT), comparing the six months ended June 30, 2001, to the same period in 2000, the ratio of concession fees paid to sales revenue fell from 21.65% in 2000 to 18.87% in 2001. This decrease is due to concession fee structure of KPT being based on a fixed amount. Management anticipates that a further reduction in these fees may result from the increase in sales volume generated from the upcoming high seasons during the last half of the year.

     Selling and administrative expenses were approximately $14.8 million for the six months ended June 31, 2001, and approximately $10.1 million for the same period in 2000. In terms of percentage of sales, 2001 expenses were approximately 25.50% of sales and 2000 expenses were approximately 19.24% of sales. This increase is associated with the research and development cost incurred in developing new lines of merchandise coupled with the continuing sales promotional campaign and they are in-line with Management's expectations. As the sales volume increases over the break-even point of certain fixed cost in these expenses, the ratio will reduce favorably.

     Net income for the six months ended June 30, 2001, was approximately $2.6 million, or $0.13 per share (basic), and approximately $3.8 million, or $0.19 per share (basic), for the six months ended June 30, 2000.

     The ratio of inventory divided by revenue for the six months ended June 30, 2001 and 2000, was approximately 35.47% and 32.03%, respectively. This increase is caused by the larger volume of merchandised orders required by the Company's suppliers for their financial viability to support the new and improved lines of products developed and initiated by the Company.

  (4)  RESULTS OF OPERATIONS, COMPARING THREE MONTHS ENDED JUNE 30, 2001 AND
2000

     Sales revenue for the three months ended June 30, 2001 was approximately $26.3 million compared to approximately $25.1 million for 2000. This increase is directly attributable to the continual growth in the number of tourist entering Thailand and the promotional sales discount to attract larger customer base as mentioned above. The number of passengers traveling through Bangkok International Airport from April to June in 2001 has increased 6.69% from the same period last year.

     The cost of merchandise sold for the three months ended June 30, 2001, and 2000, was approximately $12.3 million and $11.9 million, respectively. The principal factor causing this increase is directly related to the increase in merchandise sold. The ratio of the concession fees paid to the AAT, comparing the three months ended June 30, 2001, to the same period in 2000, reduced from 20.84% in 2000 to 19.69% in 2001. This decrease is due to concession fee structure of KPT is being based on fixed amount. Management anticipates that a further reduction in the ratio of these fees may result from the increase in sales volume generated from the upcoming high seasons during the last half of the year.

     Selling and administrative expenses were approximately $7.8 million for the three months ended June 30, 2001, and approximately $4.9 million for the same period in 2000. In terms of percentage of sales, 2001 expenses were approximately 29.52% of sales and 2000 expenses were approximately 19.68% of sales. This increase is associated with the research and development cost in developing new lines of merchandise coupled with the continuing sales promotional campaign, and they are in-line with Management's expectation. As the sale volume increases over the break-even point of certain fixed costs in these expenses, the ratio will reduce favorably.

     Net income for the three months ended June 30, 2001, was approximately $0.6 million, or $0.03 per share (basic), and approximately $1.9 million, or $0.09 per share (basic), for the three months ended June 30, 2000.

  (5)  LIQUIDITY AND CAPITAL RESOURCES

     For the quarter ended June 30, 2001, and the year ended December 31, 2000, the Company had working capital of approximately $14.6 million and $10.2 million, respectively. The improvement of this figure is due to the Company's ability to expand operations and to generate increased sales, thereby increasing current assets. Management anticipates that the current positive trend will continue as sales continue to grow and operations are stabilized.

  (6)  MONETARY ASSETS AND LIABILITIES DENOMINATED IN THAI BAHT

     As of June 30, 2001, the amount of monetary assets and liabilities which are denominated in Thai Baht are as follows:

TYPE OF MONETARY ASSET                                        US DOLLARS
----------------------                                        ----------
Cash and equivalents........................................   1,311,531
Trade Accounts Receivable...................................   1,004,751
Refundable value-added-tax..................................     644,175
Advance to related companies................................  10,140,426
Deferred income tax assets..................................   3,507,389
Restricted deposit..........................................   8,421,740
Other current assets........................................   1,746,501
Other non-current assets....................................     211,157

TYPE OF MONETARY LIABILITY                                    US DOLLARS
--------------------------                                    ----------
Bank overdraft & loan.......................................  11,334,055
Current portion of long-term debt...........................      32,362
Accounts Payable............................................   6,931,238
Advance from directors......................................   2,054,859
Concession fees.............................................     929,037
Other current liabilities...................................   4,059,809
Long-term loan -- net.......................................     153,127

  (7)  RECENTLY ISSUED ACCOUNTING PRINCIPLES

     New Accounting Standards -- Accounting for Derivative Instruments and Hedging Activities -- Statement of Financial Accounting Standards No. 133, as amended by Statements of Financial Accounting Standards Nos. 137 and 138, is effective for fiscal year beginning after June 15, 2000. This Statement requires that certain derivative instruments be recognized in balance sheet at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. The adoption of this statement has not had a significant impact on financial condition or operating results.

                          PART II -- OTHER INFORMATION

ITEM 1 -- LEGAL PROCEEDINGS

     None

ITEM 2 -- CHANGES IN SECURITIES

     None

ITEM 3 -- DEFAULTS UPON SENIOR SECURITIES

     None

ITEM 4 -- SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     The Company held its Annual Meeting of Shareholders on June, 2001.

     The following seven persons were elected as Directors to serve for a year.

NAME                                                          VOTES FOR    VOTES AGAINST
----                                                          ----------   -------------
Vichai Raksriaksorn.........................................  19,844,420        142
Viratana Suntaranond........................................  19,844,420        142
Aimon Boonkhundha...........................................  19,844,420        142
Suwan Panyapas..............................................  19,844,420        142
Dharmnoon Prachuabmoh.......................................  19,844,420        142
Chulchit Bunyaketu..........................................  19,844,420        142
Preeyaporn Thavornun........................................  19,844,420        142

ITEM 5 -- OTHER INFORMATION

     None

ITEM 6 -- EXHIBITS AND REPORTS ON FORM 8-K

     None

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned who are duly authorized.

                                         KING POWER INTERNATIONAL GROUP CO.,
                                         LTD.

                                         By:    /s/ VICHAI RAKSRIAKSORN
                                          --------------------------------------
                                                   Vichai Raksriaksorn,
                                          President and Chief Executive Officer

August 10th, 2001

                                         By:   /s/ VIRATANA SUNTARANOND
                                          --------------------------------------
                                                  Viratana Suntaranond,
                                                 Chief Financial Officer

August 10th, 2001

                    KING POWER INTERNATIONAL GROUP CO., LTD.
               27TH FLOOR, SIAM TOWER, 989 RAMA I ROAD, PATUMWAN,
                             BANGKOK 10330 THAILAND

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Vichai Raksriaksorn and Viratana Suntaranond and each of them as proxies with power of substitution to vote all shares of King Power International Group Co., Ltd. (the "Company") which the undersigned
is entitled to vote at the Special Meeting of Shareholders on              ,
2001, to be held in the conference room on the 27th floor at the Company's offices in Siam Tower, at 989 Rama I Road, Patumwan, Bangkok, Thailand, beginning at 10:00 a.m., local time, or at any adjournment thereof, with all the powers the undersigned would have if personally present as specified, respecting the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which may come before the meeting.

    1. To approve the Agreement and Plan of Merger (including the supplement thereto) (the "Plan of Merger"), dated as of October 29, 2001, by and between King Power and KP (Thailand) Company Limited, and the Merger and other transactions contemplated by the Plan of Merger.

FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

    This proxy will be voted in accordance with the shareholder's specifications. Unless directed to the contrary, this proxy will be voted FOR
Item 1. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

Date: ------------------------, 2001               ------------------------------------------------
                                                                     (Signature)

                                                   ------------------------------------------------
                                                                     (Signature)

                                                   ------------------------------------------------
                                                              Please print your name(s)

(Please sign your name(s) as fully and exactly as listed. When signing in a fiduciary or representative capacity, please give full title as such. When there is more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer.)

PLEASE MARK, SIGN, DATE AND MAIL IN THE ENVELOPE PROVIDED.